PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED DECEMBER 9, 1997)

                           $609,129,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C2

                                   ----------

The Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates") will consist of sixteen classes (each, a "Class") of Certificates, including the seven Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 147 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on 154 commercial and multifamily properties (each, a "Mortgaged Property"). The Depositor will acquire approximately 73% by Initial Pool Balance (as defined below) of the the Mortgage Loans from GE Capital Access, Inc. and approximately 27% by Initial Pool Balance of the Mortgage Loans from Merrill Lynch Mortgage Capital Inc. As of December 1, 1997 (the "Cut-Off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $686,342,931, after application of all payments of
                                                        (Continued on next page)

      PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER
       "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT
                        AND ON PAGE 16 OF THE PROSPECTUS.

                                   ----------

PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
    THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN
     INTEREST IN OR OBLIGATIONOF THE DEPOSITOR, THE UNDERWRITER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, GENERAL ELECTRIC COMPANY, GENERAL ELECTRIC CAPITAL CORPORATION, THE MORTGAGE LOAN SELLERS OR ANY
          OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE
               MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY
                     GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   ----------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
      PROSPECTUS.ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

============================================================================================================================
                                                PERCENTAGE                               RATED FINAL
                       INITIAL CERTIFICATE      OF INITIAL         PASS-THROUGH         DISTRIBUTION              EXPECTED
       CLASS              BALANCES (1)       POOL BALANCE (1)          RATE               DATE (2)               RATING (3)
----------------------------------------------------------------------------------------------------------------------------
Class A-1 .............   $121,657,000           17.7%                 6.46%          December 10, 2029          Aaa/AAA/AAA
Class A-2 .............   $372,509,000           54.3%                 6.54%          December 10, 2029          Aaa/AAA/AAA
Class B ...............   $ 27,454,000            4.0%                  (4)           December 10, 2029           Aa2/AA/AA
Class C ...............   $ 41,181,000            6.0%                  (4)           December 10, 2029            A2/A/A
Class D ...............   $ 34,317,000            5.0%                  (4)           December 10, 2029         Baa2/BBB/BBB
Class E ...............   $ 12,011,000            1.7%                  (4)           December 10, 2029         Baa3/BBB-/NR
Class IO ..............        N/A                 N/A                  (5)           December 10, 2029          Aaa/NR/AAA
============================================================================================================================

(1)  Subject to a permitted variance of plus or minus 5%.
(2) The Rated Final Distribution Date is the first Distribution Date (as defined herein) that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest amortization term. See "RATINGS" herein.
(3) By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch IBCA, Inc. "NR" denotes no rating will be assigned to such Class of Certificates by the indicated Rating Agency.
(4) The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate (as defined herein) minus 1.14%, 1.11%, 0.77%, and 0.57%, respectively.
(5) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of the aggregate interest accrued on the notional amount of each of its Components, as described herein. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Pass-Through Rates" herein.

                                 ---------------

         The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $670,451,003, which includes accrued interest. See "METHOD OF DISTRIBUTION" herein.

         The Offered Certificates are offered by the Underwriter when, as and if issued and delivered to and accepted by the Underwriter, subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about December 23, 1997.

                                 ---------------

                               MERRILL LYNCH & CO.

                                 ---------------

          The date of this Prospectus Supplement is December 18, 1997.

(cover continued)

principal due on or before such date, whether or not received. The Offered Certificates bear the class designations and have the characteristics set forth in the table on the prior page. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

         On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to State Street Bank and Trust Company, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

         As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day, commencing January 12, 1998 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date (as defined herein). The holders of the Certificates may also receive portions of any Prepayment Premiums (as defined herein) to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

         The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium may be insufficient to offset fully the adverse effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan or any delay in the repayment of the principal balance of a Mortgage Loan by its respective Anticipated Repayment Date (as defined herein) will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or as of such Anticipated Repayment Date. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Distributions," "YIELD AND MATURITY CONSIDERATIONS" and "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein, and "YIELD AND MATURITY CONSIDERATIONS" and "RISK FACTORS--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

         As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I," "REMIC II" and "REMIC III"). The Offered Certificates will constitute "regular interests" in REMIC III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

         There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "RISK FACTORS--The Certificates--Limited Liquidity" herein.

                                   ----------

         THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A PAPER COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THE PURCHASER HAS RECEIVED SUCH DOCUMENTS ELECTRONICALLY.

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SUMMARY OF PROSPECTUS SUPPLEMENT .......................................   S-5
RISK FACTORS ...........................................................  S-26

  The Certificates .....................................................  S-26
    Limited Liquidity ..................................................  S-26
    Certain Yield and Maturity Considerations ..........................  S-26
    Potential Conflicts of Interest ....................................  S-28

The Mortgage Loans .....................................................  S-28
    Risks of Lending on Income-Producing Properties ....................  S-28
    Nonrecourse Mortgage Loans .........................................  S-29
    Environmental Law Considerations ...................................  S-30
    Balloon Payments ...................................................  S-30
    Risk of Subordinated Debt and Other Financing ......................  S-30
    Related Borrowers ..................................................  S-31
    Concentration of Mortgage Loans ....................................  S-31
    Risks of Different Timing of Mortgage Loan Amortization ............  S-31
    Ground Leases and Other Leasehold Interests ........................  S-31
    Mortgage Loan Sellers ..............................................  S-31

DESCRIPTION OF THE MORTGAGE POOL .......................................  S-32
  General ..............................................................  S-32
  Certain Terms and Conditions of the Mortgage Loans ...................  S-33
    Mortgage Rates; Calculations of Interest ...........................  S-33
    Due Dates ..........................................................  S-33
    Amortization .......................................................  S-33
    Prepayment Provisions ..............................................  S-34
    Defeasance .........................................................  S-34
    Nonrecourse Obligations ............................................  S-34
     "Due-on-Sale"  and  "Due-on-Encumbrance"  Provisions ..............  S-34
    Cross-Default and Cross-Collateralization of Certain Mortgage Loans   S-34
  Assessments of Property Condition ....................................  S-35
    Property Inspection ................................................  S-35
    Appraisals .........................................................  S-35
    Environmental Assessments ..........................................  S-35
    Engineering Assessments ............................................  S-35
    Earthquake Analyses ................................................  S-35
    Zoning Compliance ..................................................  S-35
  Additional Mortgage Loan Information .................................  S-36
    The Mortgage Pool ..................................................  S-36
  The Mortgage Loan Sellers ............................................  S-45
  Assignment of the Mortgage Loans; Repurchases ........................  S-45
  Representations and Warranties; Repurchases ..........................  S-46
  Changes in Mortgage Pool Characteristics .............................  S-47

SERVICING OF THE MORTGAGE LOANS ........................................  S-47
  General ..............................................................  S-47
  The Master Servicer ..................................................  S-47
  The Special Servicer .................................................  S-48
  Servicing and Other Compensation and Payment of Expenses .............  S-49
  Modifications, Waivers and Amendments ................................  S-51
  REO Properties .......................................................  S-52
  Inspections; Collection of Operating Information .....................  S-52

                                                                          PAGE
                                                                          ----
DESCRIPTION OF THE CERTIFICATES ........................................  S-53
  General ..............................................................  S-53
  Registration and Denominations .......................................  S-53
  Certificate Balances and Notional Amounts ............................  S-54
  Pass-Through Rates ...................................................  S-54
  Distributions ........................................................  S-55
    General ............................................................  S-55
    The Available Distribution Amount ..................................  S-55
    Application of the Available Distribution Amount ...................  S-56
    Distributable Certificate Interest .................................  S-58
    Principal Distribution Amount ......................................  S-58
    Treatment of REO Properties ........................................  S-59
    Allocation of Prepayment Premiums ..................................  S-60
  Subordination; Allocation of Losses and Certain Expenses .............  S-60
  P&I Advances .........................................................  S-62
  Appraisal Reductions .................................................  S-63
  Reports to Certificateholders; Available Information .................  S-63
  Voting Rights ........................................................  S-65
  Termination ..........................................................  S-65
  The Trustee ..........................................................  S-65

YIELD AND MATURITY CONSIDERATIONS ......................................  S-66
  Yield Considerations .................................................  S-66
    General ............................................................  S-66
    Rate and Timing of Principal Payment ...............................  S-66
    Losses and Shortfalls ..............................................  S-67
    Pass-Through Rates .................................................  S-67
    Certain Relevant Factors ...........................................  S-67
    Delay in Payment of Distributions ..................................  S-68
    Unpaid Distributable Certificate Interest ..........................  S-68
    Yield Sensitivity of the Class IO Certificates .....................  S-68
  Weighted Average Life ................................................  S-69

USE OF PROCEEDS ........................................................  S-73
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................  S-73
ERISA CONSIDERATIONS ...................................................  S-74
LEGAL INVESTMENT .......................................................  S-76
METHOD OF DISTRIBUTION .................................................  S-76
LEGAL MATTERS ..........................................................  S-77
RATINGS ................................................................  S-77
INDEX OF PRINCIPAL DEFINITIONS .........................................  S-79
ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS .................   A-1
ANNEX B--TERM SHEET ....................................................   B-1
ANNEX C--FORM OF DISTRIBUTION DATE STATEMENT ...........................   C-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is approximate.

                                                                                                      WEIGHTED    CASH FLOW
                                     INITIAL     PERCENTAGE OF                              PASS-      AVERAGE        OR
                MOODY'S/ S&P/FITCH  CERTIFICATE  INITIAL POOL  CREDIT                      THROUGH      LIFE       PRINCIPAL
   CLASS           RATING (1)       BALANCES (2)  BALANCE (2)  SUPPORT    DESCRIPTION       RATE     (YEARS)(3)   WINDOW (3)
   -----        ------------------  ------------ ------------  -------    -----------       -----     ---------   ----------
  Offered Certificates
  --------------------
  Class A-1       Aaa/AAA/AAA       $121,657,000    17.7%      28.0%     Fixed Coupon       6.46%        5.0      01/98-03/05
  Class A-2       Aaa/AAA/AAA       $372,509,000    54.3%      28.0%     Fixed Coupon       6.54%        9.7      03/05-12/07
  Class B          Aa2/AA/AA        $ 27,454,000     4.0%      24.0%     Net WAC             (4)        10.0      12/07-12/07
  Class C           A2/A/A          $ 41,181,000     6.0%      18.0%     Net WAC             (4)        10.5      12/07-11/09
  Class D        Baa2/BBB/BBB       $ 34,317,000     5.0%      13.0%     Net WAC             (4)        12.5      11/09-08/11
  Class E        Baa3/BBB-/NR       $ 12,011,000     1.7%      11.3%     Net WAC             (4)        13.8      08/11-07/12

  Private Certificates
  --------------------
  Class F             (5)           $ 37,749,000     5.5%       5.8%     Fixed Coupon       6.25%       15.4      07/12-12/15
  Class G             (5)           $  6,863,000     1.0%       4.8%     Fixed Coupon       6.25%       18.6      12/15-03/17

  Class H             (5)           $ 12,011,000     1.7%       3.0%     Fixed Coupon       6.25%       19.9      03/17-03/19
  Class J             (5)           $  6,864,000     1.0%       2.0%     Fixed Coupon       6.25%       22.2      03/19-02/21
  Class K             (5)           $ 13,726,931     2.0%         0%     Fixed Coupon       6.25%       24.5      02/21-12/22
  Class IO        Aaa/NR/AAA            (6)          N/A        N/A      Variable I/O Strip   (7)       10.1      01/98-12/22

  Class L             (5)               (8)          N/A        N/A      Variable             (8)        N/A         N/A

----------

(1) By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch IBCA, Inc. "NR" denotes no rating will be assigned to such Class of Certificates by the indicated Rating Agency.

(2)  Subject to a permitted variance of plus or minus 5%.

(3)  Based on Scenario (1) set forth under "YIELD AND MATURITY
     CONSIDERATIONS--Weighted Average Life" herein.

(4) The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate minus 1.14%, 1.11%, 0.77% and 0.57%, respectively.

(5) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

(6) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amounts" in this Summary.

(7) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of its Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" in this Summary.

(8) The Class L Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal or interest, other than certain amounts described herein. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Amortization" herein.

Title of Certificates .......Merrill Lynch Mortgage Investors, Inc., Mortgage
                               Pass-Through Certificates, Series 1997-C2 (the "Certificates"), to be issued in the following classes (each, a "Class") to be designated as:
                               (i) the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Sequential Pay Certificates"); (ii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iii) the Class L Certificates and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby.

Depositor ...................Merrill Lynch Mortgage Investors, Inc., a Delaware
                               corporation. The Depositor is a wholly-owned, limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc., one of the Mortgage Loan Sellers, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the Underwriter. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates. See "THE DEPOSITOR" in the Prospectus.

Mortgage Loan Sellers .......GE Capital Access, Inc. ("GECA"), a subsidiary of
                               GE Capital Corporation ("GECC"), and Merrill
                               Lynch Mortgage Capital Inc. ("MLMCI"), the
                               Depositor's corporate parent and an affiliate of Merrill Lynch, the Underwriter. See "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" herein.

Master Servicer .............GE Capital Loan Services, Inc. ("GECLS"), a
                               Delaware Corporation, an affiliate of GECA, one of the Mortgage Loan Sellers, and formerly known as GE Capital Asset Management Corporation. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Special Servicer ............CRIIMI MAE Services Limited Partnership, a Maryland
                               limited partnership. The Special Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property (as defined herein) and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. The majority holder (or holders) of the Class of Sequential Pay Certificates with an outstanding Certificate Balance equal to at least 20% of the initial Certificate Balance of such Class and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates, and having the latest alphabetical Class designation will have the right, subject to certain conditions described herein, to replace the Special Servicer, as described herein. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase a significant portion of the Private
                               Certificates on or about the Closing Date. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" and "--Servicing and Other
                               Compensation and Payment of Expenses" herein.

Trustee .....................State Street Bank and Trust Company, a trust company chartered under the laws of the
                               Commonwealth of Massachusetts.

Cut-Off Date ................December 1, 1997

Closing Date ................On or about December 23, 1997.

Registration of the
  Offered Certificates ......The Offered Certificates of each Class will initially be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in any Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive such Certificate in fully registered, certificated form (a "Definitive Offered Certificate"), except under the limited circumstances described under "DESCRIPTION OF THE CERTIFICATES--Registration and Denominations" herein. Instead, DTC will effect payments and transfers in respect of the Offered Certificates by means of its electronic recordkeeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Certificates. Unless and until Definitive Offered Certificates of any Class are issued to the related Certificate Owners, all references herein to the rights of holders of such Class of Offered Certificates are to the rights of those Certificate Owners as such rights may be exercised through DTC and its Participants, except as otherwise specified herein.

Denominations ...............The Offered Certificates of each Class will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

The Mortgage Pool ...........The Mortgage Pool is expected to consist of 147 conventional, fixed rate Mortgage Loans with an aggregate Cut-Off Date Balance of $686,342,931 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by Initial Pool Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the portion of the Cut-off Date Balance of the related Mortgage Loans represented by such Mortgaged Properties.

 Security for the
   Mortgage Loans ...........All of the Mortgage Loans are generally non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

                             Each Mortgage Loan is secured by a first mortgage
                               lien on the borrower's fee simple estate, except as set forth below, in one or more income producing real properties (each, a "Mortgaged Property"). One of the Mortgage Loans, or 1%, is secured by first mortgage liens on both the borrower's leasehold estate and a fee simple estate held by an affiliate of such borrower. Two of the Mortgage Loans, or 3%, are secured by first mortgage liens on the respective borrower's fee simple estate in a portion of the Mortgaged Property and on such borrower's leasehold estate in the remainder of the Mortgaged Property. With respect to five Mortgage Loans, or 9%, such Mortgage Loans are secured by a first mortgage lien on the respective borrowers' leasehold estates in the respective Mortgaged Properties. However, in the case of two such leasehold estate Mortgage Loans, or 4%, the related borrowers or an affiliate thereof have executed a binding contract to acquire the related fee interest in 1998, and have provided reserves in the aggregate amount of $6,500,000 for the purpose of completing such acquisitions. The documents evidencing each such Mortgage Loan provided that upon the acquisitions, the fee interest will also secure the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--General" herein.


 Property Types..............Set forth below are the number of Mortgaged
                               Properties and the approximate percentage of the Initial Pool Balance represented by such Mortgaged Properties, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                         NUMBER OF     % OF
                                                         MORTGAGED INITIAL POOL
                               PROPERTY TYPE            PROPERTIES    BALANCE
                               -------------            ---------- ------------
                               Multifamily ............     50          36%
                               Retail
                                Anchored ..............     24          26%
                                Unanchored ............     12           4%
                                Credit Net Lease ......      1           *
                                                           ---         ---
                                                            37          30%

                               Self Storage ...........     29          10%
                               Manufactured Housing
                                Community .............     10           9%
                               Hospitality ............     15           6%
                               Industrial .............      8           6%
                               Office .................      3           2%
                               Medical Office .........      2           1%
                                                           ---         ---
                               Total ..................    154         100%
                                                           ===         ===
                               -------------
                               *Less than 0.3%

 Geographical Concentration..The Mortgaged Properties are located throughout 32 states. Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance represented by such Mortgaged Properties, that are located in the states with concentrations of Mortgaged Properties above 5%:

                                                         NUMBER OF     % OF
                                                         MORTGAGED INITIAL POOL
                               STATE                    PROPERTIES    BALANCE
                               -----                    ---------- ------------
                               California .............     26          14%
                               Texas ..................     31          13%
                               Pennsylvania ...........      8           8%
                               Florida ................      9           7%

Borrower
  Concentration .............No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 5% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein.

Loan Size ...................Set forth below are the number of Mortgage Loans and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans which have Cut-Off Date Balances within the indicated range:

                                  RANGE OF                              % OF
                                   CUT-OFF                NUMBER OF    INITIAL
                                    DATE                  MORTGAGE      POOL
                                   BALANCE                  LOANS      BALANCE
                                  ---------                -------     -------
                            $  800,000--$   999,999 ....       6          1%
                             1,000,000--  1,999,999 ....      38          9%
                             2,000,000--  2,999,999 ....      28         10%
                             3,000,000--  3,999,999 ....      15          7%
                             4,000,000--  4,999,999 ....      10          6%
                             5,000,000--  5,999,999 ....      15         12%
                             6,000,000--  6,999,999 ....       6          6%
                             7,000,000--  7,999,999 ....       3          3%
                             8,000,000--  8,999,999 ....       9         11%
                             9,000,000--  9,999,999 ....       1          1%
                            10,000,000-- 14,999,999 ....      10         19%
                           $15,000,000--$17,600,000 ....       6         14%
                                                             ---        ---
                                                             147        100%
                                                             ===        ===

 Mortgage Loan Sellers ......Ninety-four (94) of the Mortgage Loans, or 73%, will be acquired by the Depositor from GECA, which acquired such Mortgage Loans as a capital contribution from GECC, which originated such Mortgage Loans or, in the case of one Mortgage Loan, or 0.1%, acquired such Mortgage Loan in a secondary market purchase. Fifty-three (53) of the Mortgage Loans, or 27%, will be acquired by the Depositor from MLMCI, which acquired such Mortgage Loans from one of the participants in its commercial and multifamily mortgage loan conduit program concurrently with or shortly after origination, or in the case of eight Mortgage Loans, or 4%, acquired such Mortgage Loans in a secondary market purchase. See "DESCRIPTION OF THE MORTGAGE POOL" herein.

                             On or prior to the Closing Date, the Depositor will
                               cause the Mortgage Loan Sellers to assign the Mortgage Loans, without recourse (except as set forth in the next sentence), to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders"). In connection with such assignment, each Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of its Mortgage Loans assigned by such Mortgage Loan Seller and, as described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL-- Representations and Warranties; Repurchases" herein.

 Monthly Payments ...........All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for their respective remaining loan terms, except as described herein. Scheduled payments of principal and interest on the Mortgage Loans ("Monthly Payments") are due monthly on the first day of each month. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Due Dates" and "--Mortgage Rates; Calculations of Interest" herein.

 Amortization
   Characteristics ..........Certain of the Mortgage Loans (the "ARD Loans")
                               fully amortize through their respective remaining terms to maturity, but provide that after a date set forth in the respective Mortgage Loan documents (each such date, an "Anticipated Repayment Date"), interest will accrue on each ARD Loan at an interest rate above the Mortgage Rate (the "Adjusted Mortgage Rate") and, in addition to its obligation to make its scheduled Monthly Payments, the related borrower will be obligated to apply all monthly cash flow generated by the related Mortgaged Property in excess of regular debt service payments (without giving effect to the Adjusted Mortgage Rate), reserves and certain other property expenses (the "Remaining Cash Flow") to the repayment of principal of such Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans" and "--Amortization" herein. Certain of the Mortgage Loans (the "Fully Amortizing Loans"), other than the ARD Loans, fully or substantially amortize through their respective remaining terms to maturity. Certain of the Mortgage Loans provide for Monthly Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. See "RISK FACTORS-- The Mortgage Loans--Balloon Payments" herein and "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus.

                             Set forth below are the number of Mortgage Loans
                               and the approximate percentage of the Initial Pool Balance represented by Mortgage Loans which are ARD Loans, Fully Amortizing Loans and Balloon Loans.

                                                       NUMBER OF      % OF
                                                        MORTGAGE  INITIAL POOL
                                                         LOANS      BALANCE
                                                       ---------  ------------
                             ARD Loans                    78          59%
                             Fully Amortizing             19          12%
                             Balloon                      50          30%
                                                         ---         ---
                                                         147         100%
                                                         ===         ===

 Prepayment Provisions ......As of the Cut-Off Date, all of the Mortgage Loans
                               restrict or prohibit voluntary principal prepayments. In general, the Mortgage Loans: (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity (137 Mortgage Loans, or 94%);(ii) prohibit voluntary prepayments of principal for most of its remaining term to maturity (one Mortgage Loan, or 1%);(iii) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge, then a Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (five Mortgage Loans, or 3%) or (iv) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (four Mortgage Loans, or 2%). See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" herein. With respect to ARD Loans, voluntary principal prepayments after the Anticipated Repayment Date are permitted without material restrictions. The ability of the Master Servicer or the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

                             One of the Mortgage Loans, or 1%, during its
                               Lockout Period (which prohibits prepayment for most of the term), but after two years from the Closing Date, provides that under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments in respect of the related Mortgage Loan. Such obligations must provide for payments on or prior, but as close as possible, to each successive Due Date (as defined herein) and the Anticipated Repayment Date with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment with respect to such defeased Mortgaged Loan, and, in the case of the Anticipated Repayment Date, the payment anticipated to be made on such date.


Dates of Origination ........One hundred forty-six (146) of the Mortgage Loans, or 99%, were originated in 1997 and the remaining Mortgage Loan was originated in 1996.

 Additional Mortgage
   Loan Characteristics .....Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-Off Date (all weighted averages set forth below are based on the Cut-Off Date Balances of the respective Mortgage Loans). Such information is more fully described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein and in Annex A hereto. All terms used below as otherwise defined herein.

     Minimum Cut-off Date Balance ...........................  $   800,000
     Maximum Cut-off Date Balance ...........................  $17,600,000
     Average Cut-off Date Balance ...........................  $ 4,456,772
     Minimum Mortgage Rate ..................................         6.97%
     Maximum Mortgage Rate ..................................         9.74%
     Weighted Average Mortgage Rate .........................        7.868%
     Minimum Remaining Term (months)(1) .....................           57
     Maximum Remaining Term (months)(1) .....................          300
     Weighted Average Remaining Term (months)(1) ............          141
     Minimum Remaining Amortization Term (months) ...........          175
     Maximum Remaining Amortization Term (months) ...........          360
     Weighted Average Remaining Amortization Term (months) ..          328
     Minimum Cut-off Date DSCR ..............................         1.20x(2)
     Maximum Cut-off Date DSCR ..............................         2.06x
     Weighted Average Cut-off Date DSCR .....................         1.37x(2)
     Minimum Cut-off Date LTV ...............................        47.95%
     Maximum Cut-off Date LTV ...............................        81.01%
     Weighted Average Cut-off Date LTV ......................        73.70%(2)
     Minimum Repayment LTV(3) ...............................        29.95%(4)
     Maximum Repayment LTV(3) ...............................        72.10%(4)
     Weighted Average Repayment LTV(3) ......................        61.72%(4)

     ------------

     (1) Term to maturity with respect to Balloon Loans and Fully Amortizing Loans and term to Anticipated Repayment Date with respect to ARD Loans.

     (2) Calculations do not include the Credit Lease Loan (as defined herein).

     (3) At maturity with respect to Balloon Loans or at Anticipated Repayment Date with respect to ARD Loans.

     (4) Does not include Fully Amortizing Loans or the Credit Lease Loan.

Description of the
  Certificates ..............The Certificates will be issued pursuant to a
                               Pooling and Servicing Agreement, to be dated as of December 1, 1997, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of the Mortgage Pool and certain related assets.

Certificate Balances and
  Notional Amounts ..........Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Offered Certificates (other than the Class IO Certificates) will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance set forth in the table at the beginning of this Summary. The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and other assets in the Trust Fund. As described herein, the Certificate Balance of a Class of Sequential Pay Certificates will be reduced on each Distribution Date by (i) any distributions of principal actually made on such Class of Sequential Pay Certificates on such Distribution Date, and (ii) any losses on the Mortgage Loans (herein referred to as "Realized Losses") and certain Trust Fund expenses (herein referred to as "Additional Trust Fund Expenses") actually allocated to principal of such Class of Sequential Pay Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

                             The Class IO Certificates will not have a
                               Certificate Balance, but will represent the right to receive distributions of interest accrued on the respective notional amounts of its Components (each, a "Component"), as described herein. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Certificates immediately prior to such Distribution Date. Each Component will accrue interest at its applicable Strip Rate (as set forth below) on its related notional amount. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates. The notional amount of the Class IO Certificates will equal the sum of the notional amounts of each of its Components, which total notional amount will initially be equal to $686,342,931. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" herein.

                             Neither the REMIC Residual Certificates nor the
                               Class L Certificates will have Certificate
                               Balances.

Pass-Through Rates ..........The Pass-Through Rate applicable to each Class of
                               Sequential Pay Certificates for each Distribution Date is set forth in the table at the beginning of this Summary.

                             The Strip Rate applicable to the Class A-1 and
                               Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.46% and 6.54%, respectively (but not less than zero); the Strip Rate applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will equal 1.14%, 1.11%, 0.77% and 0.57%, respectively; and the Strip Rate
                               applicable to the Class F, Class G, Class H,
                               Class J and Class K Components for each
                               Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.25% (but not less than zero).

                             The REMIC Residual Certificates will not bear
                               interest, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates. The Class L Certificates will not bear interest, but will represent the right to receive certain amounts described herein.

                             The "Weighted Average Net Mortgage Rate" for each
                               Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period (as defined herein), weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus the Administrative Cost Rate (as defined herein); provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and generally will equal the Cut-Off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period (as defined herein) and distributed on the Certificates on such date and
                               (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein.

 Distributions ..............Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day, commencing January 12, 1998 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (other than any Prepayment Premiums and any Additional Interest and the excess of default interest collected during the related Collection Period over the reimbursement to the Trustee, the Master Servicer or the Special Servicer for any unreimbursed Advances and interest accrued and payable thereon ("Net Default Interest"), which are separately distributable in respect of the Certificates) that are available for distribution to Certificateholders on any Distribution Date (less certain fees and expenses set forth in the Pooling and Servicing Agreement) is herein referred to as the "Available Distribution Amount" for such date. See "DESCRIPTION OF THE CERTIFICATES-- Distributions--Available Distribution Amount" herein.

                             On each Distribution Date, for so long as the
                               aggregate Certificate Balance of the Classes of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                              (1) to distributions of interest to the
                                  holders of the Class A-1, Class A-2 and
                                  Class IO Certificates (in each case, so
                                  long as any such Class remains
                                  outstanding), pro rata, in accordance
                                  with the respective amounts of
                                  Distributable Certificate Interest (as
                                  defined herein) on such Classes of
                                  Certificates on such Distribution Date,
                                  in an amount equal to all Distributable
                                  Certificate Interest in respect of each
                                  such Class of Certificates for such
                                  Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                              (2) to distributions of principal to the
                                  holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

                              (3) after the Class A-1 Certificates have
                                  been retired, to distributions of
                                  principal to the holders of the Class
                                  A-2 Certificates in an amount (not to
                                  exceed the then outstanding Certificate
                                  Balance of such Class of Certificates)
                                  equal to the Principal Distribution
                                  Amount for such Distribution Date, less
                                  any portion thereof distributed in
                                  respect of the Class A-1 Certificates;

                              (4) to distributions to the holders of the
                                  Class A-1 and Class A-2 Certificates,
                                  pro rata, in accordance with the amount
                                  of Realized Losses and Additional Trust
                                  Fund Expenses, if any, previously
                                  allocated to such Classes of
                                  Certificates and for which no
                                  reimbursement has previously been
                                  received, to reimburse such holders for
                                  such Realized Losses and Additional
                                  Trust Fund Expenses, if any;

                              (5) to distributions of interest to the
                                  holders of the Class B Certificates in
                                  an amount equal to all Distributable
                                  Certificate Interest in respect of such
                                  Class of Certificates for such
                                  Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                              (6)  after the Class A-1 and Class A-2
                                   Certificates have been retired, to
                                   distributions of principal to the
                                   holders of the Class B Certificates in
                                   an amount (not to exceed the then
                                   outstanding Certificate Balance of such
                                   Class of Certificates) equal to the
                                   Principal Distribution Amount for such
                                   Distribution Date, less any portion
                                   thereof distributed in respect of the
                                   Class A-1 and/or Class A-2 Certificates;

                              (7)  to distributions to the holders of the
                                   Class B Certificates to reimburse such
                                   holders for all Realized Losses and
                                   Additional Trust Fund Expenses, if any,
                                   previously allocated to such Class of
                                   Certificates and for which no
                                   reimbursement has previously been
                                   received;

                              (8)  to distributions of interest to the
                                   holders of the Class C Certificates in
                                   an amount equal to all Distributable
                                   Certificate Interest in respect of such
                                   Class of Certificates for such
                                   Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                              (9) after the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class B Certificates;

                              (10) to distributions to the holders of the
                                   Class C Certificates to reimburse such
                                   holders for all Realized Losses and
                                   Additional Trust Fund Expenses, if any,
                                   previously allocated to such Class of
                                   Certificates and for which no
                                   reimbursement has previously been
                                   received;

                              (11) to distributions of interest to the
                                   holders of the Class D Certificates in
                                   an amount equal to all Distributable
                                   Certificate Interest in respect of such
                                   Class of Certificates for such
                                   Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                              (12) after the Class A-1, Class A-2, Class B
                                   and Class C Certificates have been
                                   retired, to distributions of principal
                                   to the holders of the Class D
                                   Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B and/or Class C Certificates;

                              (13) to distributions to the holders of the
                                   Class D Certificates to reimburse such
                                   holders for all Realized Losses and
                                   Additional Trust Fund Expenses, if any,
                                   previously allocated to such Class of
                                   Certificates and for which no
                                   reimbursement has previously been
                                   received;

                              (14)  to distributions of interest to the
                                    holders of the Class E Certificates in
                                    an amount equal to all Distributable
                                    Certificate Interest in respect of such
                                    Class of Certificates for such
                                    Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                              (15) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates;

                              (16)  to distributions to the holders of the
                                    Class E Certificates to reimburse such
                                    holders for all Realized Losses and
                                    Additional Trust Fund Expenses, if any,
                                    previously allocated to such Class of
                                    Certificates and for which no
                                    reimbursement has previously been
                                    received; and

                              (17)  to distributions to the holders of the
                                    respective Classes of Private
                                    Certificates (other than the REMIC
                                    Residual Certificates, which are not
                                    expected to receive distributions, and
                                    the Class L Certificates) as described
                                    herein (provided that no distributions
                                    of principal will be made in respect of
                                    any Class of Private Certificates until
                                    the aggregate Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates has been reduced to zero). See "DESCRIPTION OF THE CERTIFICATES--Distributions--
                                    Application of the Available Distribution
                                    Amount" herein.

                             The "Distributable Certificate Interest" in respect
                               of any Class of Sequential Pay Certificates for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on each of the Components. With respect to any Class of REMIC Regular Certificates, the Distributable Certificate Interest will be reduced (to not less than zero) by such Class's allocable share (in each case, calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Interest payable on the REMIC Regular Certificates on any Distribution Date will accrue during the immediately preceding calendar month and will be calculated on a 30/360 basis (as described herein). See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable--
                               Certificate Interest" herein.

                               The "Principal Distribution Amount" for any
                               Distribution Date will generally equal the aggregate of the following: (a) the aggre-gate of the principal portions of all Scheduled Payments (as defined below), other than Balloon Payments, and the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Mortgage Loans for their respective Due Dates (as defined herein) during the related Collection Period; (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow); (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

                             The "Scheduled Payment" due on any Mortgage Loan on
                               any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to (i) any waiver, modification or amendment granted or agreed to by the Master Servicer or the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower or (ii) the application of any Remaining Cash Flow with respect to an ARD Loan, and assuming that each prior Scheduled Payment has been timely made. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date (as defined herein) after its stated maturity date and (ii) in respect of each REO Loan (as defined herein). The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property (as defined herein) remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor
                               Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding. The "Determination Date" will be the 5th day of each month (or, if not a business day, the next succeeding business day). See "DESCRIPTION OF THE
                               CERTIFICATES--Distributions--Principal
                               Distribution Amount" herein.

                             Reimbursements of previously allocated Realized
                               Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                             The holders of the Certificates may also receive
                               portions of any Prepayment Premiums, to the extent described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of
                               Prepayment Premiums" herein. Such distributions will be in addition to the distributions of interest, if any, made to such holders from the Available Distribution Amount (as defined herein) on each Distribution Date.

 Advances ...................Subject to a recoverability determination, as described herein, and further subject to the reduced advancing obligations in respect of certain Required Appraisal Loans (as defined herein) and certain Mortgage Loans as to which the Monthly Payment has been reduced as part of a modification or otherwise, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Distribution
                               Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees (each as defined herein), due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the last day of the related Collection Period. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a required P&I Advance, the Trustee shall then be obligated to make such P&I Advance, in each case subject to a recoverability determination, as described herein. See "DESCRIPTION OF THE CERTIFICATES--Appraisal Reductions" herein.

                               As described herein, the Master Servicer (or the Trustee, as applicable) will be entitled to interest on any P&I Advance made by it, and each of the Master Servicer, the Special Servicer and the Trustee will be entitled to interest on certain reimbursable servicing expenses incurred by each of them (each such P&I Advance or expense, an "Advance"). Such interest will accrue from the date any such Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"), compounded annually, and will be paid, first, out of collections with respect to default interest paid with respect to the related Mortgage Loan, and second, out of general collections on the Mortgage Pool then on deposit in the Certificate Account, contemporaneously with the reimbursement of the related Advance. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" herein and "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

 Compensating Interest
   Payments .................With respect to any Distribution Date, to the extent of an amount equal to the Master Servicing Fee, including any Prepayment Interest Excesses (each as defined herein) received during the related Collection Period, the Master Servicer is required to make a non-reimbursable payment (a "Compensating Interest Payment") with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred during such Collection Period. A "Prepayment Interest Shortfall" is a shortfall in the collection of a full month's interest (net of the related Master Servicing Fee and Additional Servicing Fee and without regard to any Prepayment Premium actually collected) on any Mortgage Loan by reason of a full or partial voluntary principal prepayment made prior to its Due Date in any Collection Period. A "Prepayment Interest Excess" is a payment of interest (net of the related Master Servicing Fee, Additional Servicing Fee and the Trustee Fee) made in connection with any full or partial prepayment of a Mortgage Loan after its Due Date in any Collection Period, which payment of interest is intended to cover the period on and after such Due Date (exclusive of any Prepayment Premium actually collected). The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment Interest Shortfalls incurred during the related Collection Period exceeds (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--Distributions-- Distributable Certificate Interest" herein.

 Subordination; Allocation
   of Losses and Certain
   Expenses .................The rights of holders of the Class B, Class C,
                               Class D, Class E, Class F, Class G, Class H,
                               Class J and Class K Certificates (collectively, the "Subordinated Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will, in each case, be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinated Certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal equal to the entire respective Certificate Balances of the Class
                               A-1 and Class A-2 Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates (in such order) of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to the entire respective Certificate Balances of such Classes of Certificates. The protection afforded to the holders of the Senior Certificates and, to an increasingly lesser extent, each Class of Offered Certificates subordinate thereto by means of the subordination referred to above will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in the order described above in this Summary under "--Description of the Certificates--Distributions" and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

                               On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been so allocated will be allocated, subject to the limitations described herein, first to the Private Certificates (other than the REMIC Residual Certificates and the Class L Certificates) in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter, any additional Realized Losses and Additional Trust Fund Expenses will be allocated, subject to the limitations described herein, to the Class A-1 and Class A-2 Certificates, pro rata, in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See

                               "DESCRIPTION OF THE
                               CERTIFICATES--Subordination; Allocation of
                               Losses and Certain Expenses" herein.

                             Any Realized Loss or Additional Trust Fund Expenses
                               allocated in reduction of the Certificate Balance of any Class of Certificates will result in a corresponding reduction in the notional amount of the related Component.

Treatment of REO Properties..Notwithstanding that a Mortgaged Property may be acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (such Mortgaged Property, upon acquisition, an "REO Property"), the related Mortgage Loan will be treated, for purposes of
                               (i) determining distributions on the
                               Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates and (iii) determining the amount of fees payable to the Trustee, the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs, including certain reimbursements payable to the Master Servicer or the Special Servicer in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in each case as if such Mortgage Loan had remained outstanding.

Optional Termination ........Each of the Depositor, the Master Servicer and the
                               Special Servicer will have an option to purchase all of the Mortgage Loans and all REO Properties, if any, and thereby effect an early termination of the Trust Fund and an early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance. See "DESCRIPTION OF THE CERTIFICATES--Termination" herein and in the Prospectus.

Certain Investment
  Considerations ............The yield to maturity of a Class A-1, Class A-2,
                               Class B, Class C, Class D or Class E Certificate purchased at a discount or premium will be affected by the rate and timing of prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. THE YIELD TO MATURITY OF THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS, DEFAULTS

                               AND/OR LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus. The allocation to any Class of Offered Certificates of any Prepayment Premium may be insufficient to offset fully any adverse effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. See "DESCRIPTION OF CERTIFICATES--Distributions--
                               Allocation of Prepayment Premiums" herein.

                             In addition, insofar as an investor's initial
                               investment in any Offered Certificate (other than the Class IO Certificates) is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that, as of the Cut-Off Date, certain of the Mortgage Loans may be prepaid at any time and the remainder may be prepaid at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. Accordingly, the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

 Certain Federal Income Tax
   Consequences .............Three (3) separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes, with the resulting REMICs being herein referred to as "REMIC I," "REMIC II" and "REMIC III." The assets of REMIC I will generally consist of the Mortgage Loans (other than Additional Interest on the ARD Loans and default interest on all of the Mortgage Loans), any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus). For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertficated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III,
                               (d) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Class L Certificates will not represent an interest in REMIC I, REMIC II or REMIC III.

                             The Class A-1, Class A-2, Class B, Class C and
                               Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a CPR (as defined herein) of 0%, except each ARD Loan is assumed to be paid in full on its Anticipated Repayment Date. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                             The Offered Certificates will be treated as "real
                               estate assets" within the meaning of Section
                               856(c)(5)(A) of the Internal Revenue Code of
                               1986, as amended (the "Code"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for certain thrift institutions.

                             For further information regarding the federal
                               income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

ERISA Considerations ........A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code
                               (a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                             The U.S. Department of Labor has issued to Merrill
                               Lynch an individual exemption, Prohibited
                               Transaction Exemption 90-29, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406
                               (a) and (b) and 407(a) of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Merrill Lynch and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                             The Depositor expects that the Prohibited
                               Transaction Exemption will generally apply to the Class A-1, Class A-2 and Class IO Certificates, but it will not apply to the other Classes of Offered Certificates. ACCORDINGLY, EXCEPT AS DESCRIBED HEREIN, THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES MAY NOT BE ACQUIRED BY A PLAN OR ANY INVESTOR HOLDING ASSETS OF A PLAN. Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 issued by the U.S.

                               Department of Labor. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

Ratings .....................

                             It is a condition of their issuance that the Class
                               A-1, Class A-2, Class B, Class C, Class D, Class E and Class IO Certificates receive the ratings from Moody's Investors Service, Inc. ("Moody's"); the Class A-1, Class A-2, Class B, Class C,
                               Class D and Class E Certificates receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's'); and the Class A-1, Class A-2, Class B, Class C, Class D and Class IO Certificates receive the ratings from Fitch IBCA, Inc. ("Fitch," and together with Moody's and Standard & Poor's, the "Rating Agencies") set forth on the cover page of this Prospectus Supplement. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by the Rated Final Distribution Date, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest amortization term. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Additional Interest and Net Default Interest will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). See "RATINGS" herein and "RISK FACTORS--Limited Nature of Ratings" in the Prospectus.

Legal Investment ............None of the Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While the Underwriter currently intends to make a secondary market in the Offered Certificates, it is not under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on any Offered Certificate that is purchased at a discount or premium will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the promissory notes (the "Mortgage Notes"), the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Certificates (except for the Class IO Certificates), sequentially in alphabetical and numerical order of Class designation, until the Certificate Balance of each such Class is, in turn, reduced to zero. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment of principal in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the faster the rate at which the notional amounts of the Components are reduced, the greater will be the negative effect on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums to the holders thereof, as described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of Prepayment Premiums" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums in the event of involuntary prepayments resulting from casualty or condemnation. Furthermore, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, and the obligations to pay such Prepayment Premium under those circumstances may be unenforceable. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. If a purchaser of a class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity. To the extent described herein, the Private Certificates (other than the Class L Certificates) are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Class A-1, Class A-2, and Class IO Certificates and will bear such shortfalls and losses prior to the Class A-1, Class A-2 and Class IO Certificates, in reverse alphabetical order of Class designation. Even though the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their outstanding Certificate Balances. On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated to the Certificates will be allocated, subject to the limitations described herein, first to the Private Certificates (other than the Class L Certificates) in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter, any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Component, and will therefore have an adverse effect on the yield of the Class IO Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     The Pass-Through Rate applicable to the Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 1.14%, 1.11%, 0.77% and 0.57%, respectively (but not less than zero), the Strip Rate applicable to the Class A-1 and Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 6.46% and 6.54% respectively (but not less than zero), and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Component for each Distribution Date will each equal the Weighted Average Net Mortgage Rate minus 6.25% (but not less than zero). Accordingly, the Pass-Through Rate on such Classes of Certificates and the Strip Rate on such Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidation. See "DESCRIPTION OF THE CERTIFICATES --Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     As and to the extent described herein, the Master Servicer will be entitled to receive interest on unreimbursed P&I Advances, and the Master Servicer and the Special Servicer will be entitled to receive interest on unreimbursed advances of servicing expenses. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" herein. The Master Servicer's and the Special Servicer's right to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, is likely to result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest.

     The Special Servicer will be entitled to receive (among other compensation), compensation with respect to each Mortgage Loan which is or was at some time a Specially Serviced Mortgage Loan or an REO Loan, prior to the right of Certificateholders to receive distributions on the Certificates. In addition, the Special Servicer will be entitled to receive the Special Servicing Fee, based upon the outstanding principal balance of each Specially Serviced Mortgage Loan or an REO Loan. Consequently, it is possible that shortfalls will be allocated to the Offered Certificates with respect to any Mortgage Loan which was at some time a Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan has returned to a performing status. See "SERVICING OF THE MORTGAGE LOANS --Servicing and Other Compensation and Payment of Expenses" herein.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a class of Offered Certificates, to the extent that P&I Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. To the extent provided in the Pooling and Servicing Agreement, the Special Servicer or the Master Servicer, as applicable, has the ability to modify, waive or amend any term of any Mortgage Loan, including the ability to extend the date on which a Balloon Payment is due, subject to certain conditions described in the Pooling and Servicing Agreement. Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of any class of Offered Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to any payment made by the related borrower and any related P&I Advance made by the Master Servicer. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of the Offered Certificates will extend the weighted average life of the Offered Certificates.

     Potential Conflicts of Interest. It is anticipated that an affiliate of the Master Servicer and GECA will purchase a portion of the Class C, Class D and Class E Certificates and may purchase a portion of the Class F Certificates and it is anticipated the initial Special Servicer, or an affiliate thereof, may purchase a portion of the Class F Certificates, and will purchase all of the Class G, Class H, Class J and Class K Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other Class. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to holders of the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its initial Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates (or if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its initial Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates, the Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, any such Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. The Master Servicer is also not prohibited from purchasing any Class of Certificates.

     An affiliate of the Master Servicer has acquired a majority limited liability company membership interest in two of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to two of the Mortgage Loans, or 3% (control numbers 35 and 61, respectively). Affiliates of the Master Servicer may also have in the future additional financing relationships with other borrowers (or affiliates). Additionally, with respect to one Mortgage Loan, or 2% (control number 28), an affiliate of the Master Servicer has made a "mezzanine" loan to partners of the related borrower. Such "mezzanine" loan is secured by such partners' interests in the related borrower. Although the initial Master Servicer and Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described in the Pooling and Servicing Agreement, it may, especially if it or an affiliate is a Certificateholder, or has financial interests in the related borrower, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of other Classes of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken.

THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to repay the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to repay the loan at maturity by sale or refinancing) without necessarily affecting the ability to generate current income.

     In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information--Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Self storage facilities are also part of a market that contains low barriers to entry and due to the privacy considerations applicable to self storage facilities, may increase environmental risks.

     Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable. See "RISK FACTORS--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

     Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties and in certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the Prospectus.

     Balloon Payments. Fifty (50) of the Mortgage Loans, or 30% (the "Balloon Loans"), do not fully amortize over their terms to maturity and have a Balloon Payment due at maturity. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer, or the Special Servicer, to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     Risk of Subordinated Debt and Other Financing. The Mortgaged Property securing one Mortgage Loan, or 1% (control number 59), is encumbered by secured subordinated debt held by an affiliate of the related borrower. Additionally, with respect to two other Mortgage Loans, or 2% (control numbers 72 and 201 respectively), the related borrowers have incurred unsecured subordinated debt. In each such case, the holder of the secured or unsecured subordinated debt has agreed not to foreclose (in the case of secured subordinated debt) or exercise any other remedy for as long as the related Mortgage Loan is outstanding. The existence of secured subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed. With respect to one Mortgage Loan, or 2% (control number 28), an affiliate of the Master Servicer has made a "mezzanine" loan to a partner of the related borrower. Such "mezzanine" loan is secured by such partner's interest in the related borrower. See

"CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing" and "--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     Related Borrowers. While there are no related borrowers concentrations in excess of 5% of the Initial Pool Balance, certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See Annex A, attached hereto which indicates the Mortgage Loans with affiliated borrowers.

     Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See the table entitled "Stated Remaining Terms to Maturity" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates (other than the Class IO Certificates) is payable in sequential order, and no class receives principal until the aggregate Certificate Balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans" above than classes with a higher sequential priority.

     Ground Leases and Other Leasehold Interests. Certain of the Mortgage Loans, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Mortgage Loan Sellers. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any Mortgage Loan in connection with either a breach of the applicable Mortgage Loan Seller's representations and warranties or any document defects, if the applicable Mortgage Loan Seller defaults on its obligation to do so. There can be no assurance that any of the Mortgage Loan Sellers will have the financial ability to effect such repurchases. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 147 conventional, fixed rate Mortgage Loans with an aggregate Cut-Off Date Balance of $686,342,931 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by Initial Pool Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the portion of the Cut-Off Date Balance of the related Mortgage Loans represented by such Mortgaged Properties.

     All of the Mortgage Loans are generally non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

     Each Mortgage Loan is secured by a first mortgage lien on the borrower's fee simple estate (except as set forth below) in one or more income producing real properties (each, a "Mortgaged Property"). One of the Mortgage Loans, or 1% (control number 92), is secured by first mortgage liens on both the borrower's leasehold estate and a fee simple estate held by an affiliate of such borrower. Two of the Mortgage Loans, or 3% (control numbers 20 and 69), are secured by first mortgage liens on the respective borrower's fee simple estate on a portion of the Mortgaged Property and on such borrower's leasehold estate on the remainder of the Mortgaged Property. With respect to five Mortgage Loans, or 9% (control numbers 35, 29, 63, 85, 96), such Mortgage Loans are secured by a first mortgage lien on the borrower's leasehold estate in the Mortgaged Property. However, in the case of two such leasehold estate Mortgage Loans, or 4%, the related borrowers or an affiliate thereof have executed a binding contract to acquire the related fee interest in 1998, and have provided reserves in the aggregate amount of $6,500,000 for the purpose of completing such acquisition. The documents evidencing such Mortgage Loans provided that upon the acquisitions, the fee interest will also secure the related Mortgage Loans.

     Set forth below are the number of Mortgaged Properties and the approximate percentage of the Initial Pool Balance represented by such Mortgaged Properties, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                        NUMBER OF      % OF
                                                        MORTGAGED   INITIAL POOL
   PROPERTY TYPE                                       PROPERTIES     BALANCE
   -------------                                       ----------   ------------
   Multifamily ......................................      50           36%
   Retail
     Anchored .......................................      24           26%
     Unanchored .....................................      12            4%
     Credit Net Lease ...............................       1            *
                                                          -----------------
                                                           37           30%

   Self Storage .....................................      29           10%
   Manufactured Housing Community ...................      10            9%
   Hospitality ......................................      15            6%
   Industrial .......................................       8            6%
   Office ...........................................       3            2%
   Medical Office ...................................       2            1%
                                                          -----------------
   Total ............................................     154          100%
                                                          =================
----------

* Less than 0.3%

     See "--Additional Mortgage Loan Information" herein for a detailed list of property types.

     The Mortgaged Properties are located throughout 32 states. Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance represented by such Mortgaged Properties, that are located in the states with concentrations of Mortgaged Properties above 5%:

                                                        NUMBER OF      % OF
                                                        MORTGAGED   INITIAL POOL
   STATE                                               PROPERTIES     BALANCE
   -----                                               ----------   ------------
   California ......................................       26           14%
   Texas ...........................................       31           13%
   Pennsylvania ....................................        8            8%
   Florida .........................................        9            7%

     Ninety-four (94) of the Mortgage Loans, or 73%, will be acquired by the Depositor from GECA, which acquired such Mortgage Loans as a capital contribution from GECC, which originated such Mortgage Loans or, in the case of one Mortgage Loan, or 0.1%, acquired such Mortgage Loan in a secondary market purchase. Fifty-three (53) of the Mortgage Loans, or 27%, will be acquired by the Depositor from MLMCI, which acquired such Mortgage Loans from one of the participants in its commercial and multifamily mortgage loan conduit program concurrently with or shortly after origination, or in the case of eight Mortgage Loans, or 4%, acquired such Mortgage Loans in a secondary market purchase.

     One hundred forty-six (146) of the Mortgage Loans, or 99%, were originated in 1997 and the remaining Mortgage Loan was originated in 1996.

     None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-Off Date.

     No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 5% of the Initial Pool Balance. Mortgage Loans to one borrower or a group or related borrowers are identified on Annex A hereto. See "--Additional Mortgage Loan Information," "RISK FACTORS--Related Borrowers" herein.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except with respect to the ARD Loans which provide for an increase in the interest rate accruing on such Mortgage Loans after their respective Anticipated Repayment Date. Such increase shall have no effect on the Net Mortgage Rate of the related Mortgage Loan. One hundred twelve (112) of the Mortgage Loans, or 72%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months, and 35 of the Mortgage Loans, or 28%, accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360 day year.

     Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

     Amortization. Seventy-eight (78) of the Mortgage Loans (the "ARD Loans"), or 59%, fully amortize through their respective remaining terms to maturity, but provide that after a date set forth in the respective Mortgage Loan documents (each such date, an "Anticipated Repayment Date"), interest will accrue on each ARD Loan at an interest rate above the Mortgage Rate (the "Adjusted Mortgage Rate") and, in addition to its obligation to make its scheduled Monthly Payments, the related borrower will be obligated to apply all monthly cash flow generated by the related Mortgaged Property in excess of regular debt service payments (without giving effect to the Adjusted Mortgage Rate), reserves and certain other property expenses (the "Remaining Cash Flow") to the repayment of principal of such Mortgage Loan. The Adjusted Mortgage Rate with respect to each ARD Loan is limited to 2% above the related Mortgage Rate. The excess interest which accrues on each ARD Loan and is attributable to the difference between the Adjusted Mortgage Rate and the related original Mortgage Rate (the "Additional Interest") will be deferred until the principal balance of such ARD Loan has been reduced to zero and bears interest at the Adjusted Mortgage Rate to the extent permitted by law. With respect to such Mortgage Loans, no Prepayment Premiums will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. No holders of REMIC Regular Certificates will be entitled to receive distributions of Additional Interest. Nineteen (19) of the Mortgage Loans, or 12%, other than the ARD Loans (the "Fully Amortizing Loans"), fully or substantially amortize through their respective remaining terms to maturity. Fifty (50) of the Mortgage Loans, or 30%, provide for Monthly Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. See "RISK FACTORS--The Mortgage Loans--Balloon Payments" herein and "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage
Loans: (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity (137 of the Mortgage Loans, or 94%); (ii) prohibit voluntary prepayments of principal for most of its remaining term to maturity (one of the Mortgage Loans, or 1%), (iii) permit voluntary prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge, then a Percentage Premium in excess of the amount prepaid for most of their respective terms to maturity (five of the Mortgage Loans, or 3%); or (iv) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (four Mortgage Loans, or 2%). See "--Additional Mortgage Loan Information" herein. With respect to ARD Loans, voluntary principal prepayments after the Anticipated Repayment Date are permitted without material restrictions. The ability of the Master Servicer or the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium.

     Defeasance. One of the Mortgage Loans, or 1%, during its Lockout Period (which prohibits prepayment for most of the term), but after two years from the Closing Date, provides that under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments in respect of the related Mortgage Loan. Such obligations must provide for payments on or prior, but as close as possible, to each successive Due Date (as defined herein) and the Anticipated Repayment Date with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment with respect to such defeased Mortgage Loan and, in the case of the Anticipated Repayment Date, the payment anticipated to be made on such date.

     Nonrecourse Obligations. The Mortgage Loans are generally non-recourse obligations of the respective borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Generally, the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in most circumstances, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage, which consent, in certain cases, may not be unreasonably withheld if certain conditions are met. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Three of the Mortgage Loans, or 1%, (control numbers 78, 79, and 80), are cross-collateralized and cross-defaulted with each other. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master

Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans by or on behalf of the originator or the related Mortgage Loan Seller to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, the originator of the related Mortgage Loan determined that the necessary remediation was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator of the related Mortgage Loan required that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed inspector's estimated cost of the recommended action.

     Engineering Assessments. A licensed engineer or architect inspected the related Mortgaged Property with respect to all the Mortgage Loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers generally deposited with the Lender at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of the recommended repairs not completed by closing, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on all of the Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss or bounded maximum loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than six months prior to origination, concluded that (i) with respect to the Mortgage Loans originated or acquired by MLMCI, in the event of an earthquake, none of the related Mortgaged Properties would suffer a bounded maximum loss over a 50-year period in excess of 15% of the amount of the estimated replacement cost of the improvements and (ii) with respect to the Mortgage Loans originated or acquired by GECA, that in the event of an earthquake, none of the related Mortgaged Properties would suffer a probable maximum loss in excess of 25%, except with respect to one Mortgage Loan, or 1%, in which case the related Mortgaged Property of which is improved by more than one structure, the average probable maximum loss of all such structures does not exceed 25%.

     Zoning Compliance. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements thereon may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, whether the value of the related Mortgaged Property or its revenue producing potential would be diminished.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool.For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables set forth in the Summary, the following tables and Annex A:

          (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

          (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of annual "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by, the applicable Mortgage Loan Seller on the basis of Mortgaged Property operating statements, generally unaudited, and certified rent rolls or occupancy reports (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage, hospitality and office properties (each, a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year 1995 or 1996 operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on certified rent rolls or occupancy reports (as applicable) for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSCR" are references to the DSCR as of the Cut-Off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent certified rent roll supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on certified rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 5% of gross receipts was assumed, single tenant properties, where a minimum of 4% of gross receipts was assumed and self-storage properties, where a minimum of 5% of gross receipts was assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office, and industrial properties, not less than $0.15 and not more than $0.46 per square foot net rentable commercial area (except with respect to two Mortgage Loans, or 2%, where $0.12 and $0.10 was assumed, respectively, (2) in the case of multifamily and one mixed use multifamily/retail properties, not less than $150 or more than $374 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of the manufactured housing communities, not less than $25 or more than $51 per pad per year and (5) in the case of self-storage facilities, not less than $0.05 or more than $0.34 per square foot. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

          The borrower's financial information used to determine Net Cash Flow was in most cases unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (iii) References to "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

          (iv) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date or an ARD Loan on its Anticipated Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal), to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-Off Date.

          (v) References to "Loan per Sq ft, Unit, Pad or Room" are, for each Mortgage Loan secured by a lien on (1) a multifamily property, (2) a retail, industrial, self storage, medical offce or office property, (3) a manufactured housing community or if a hospitality property, respectively, references to the Cut-Off Date Balance are to such Mortgage Loan divided by the number of dwelling units, pads, guest suites or rooms, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial, self-storage, medical office or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square footage of the related Mortgage Property.

          (vi) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (viii) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.

          (ix) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections of engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimus and a part of ongoing maintenance, a reserve was not established.

          (x) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Mortgage Loan Seller in determining net cash flow.

          (xi) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee, the Additional Servicing Fee and the Trustee Fee.

          (xii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and manufactured housing communities the percentage of units or pads rented, (b) in the case of hospitality properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year),
     (c) in the case of medical office, office, industrial and retail properties, the percentage of the net rentable square footage rented and
     (d) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiii) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          The sum in any column of any of the following tables may not equal the indicated total due to rounding.

          The DSCR and Cut-Off Date LTV calculations for the Mortgage Loans are exclusive of the Mortgage Loan backed by a net lease obligation of a tenant (the "Credit Lease Loan") because such Mortgage Loan was originated primarily on the basis of the creditworthiness of the guarantor.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                                        PROPERTY TYPES
                                                                                                      WEIGHTED AVERAGES
                                                                                                ------------------------------
                                                     % OF          AVERAGE         HIGHEST                  STATED   REMAINING
                       NUMBER OF      INITIAL       INITIAL        CUT-OFF         CUT-OFF                 REMAINING   AMORT.
                       MORTGAGED       POOL          POOL           DATE            DATE        MORTGAGE     TERM      TERM
PROPERTY TYPES        PROPERTIES      BALANCE       BALANCE        BALANCE         BALANCE        RATE       (MO.)     (MO.)
--------------        ----------      -------       -------        -------         -------      --------   ---------  -------
MULTIFAMILY RETAIL        50      $246,284,785       35.88%      $4,925,696      $15,750,000      7.586%      156       342
 Anchored Retail          24       179,402,277       26.14        7,475,095       17,600,000      7.905       133       330
 Unanchored Retail        12        25,195,045        3.67        2,099,587        3,400,000      7.977       116       321
 Credit Lease Loan         1         1,461,359        0.21        1,461,359        1,461,359      7.510       239       239
-------------------------------------------------------------------------------------------------------------------------------
                          37       206,058,681       30.02%       5,569,154       17,600,000      7.911       132       329

SELF STORAGE              29        70,689,987       10.30        2,437,586        6,075,279      8.100       132       298
MANUFACTURED HOUSING      10        58,687,810        8.55        5,868,781       15,200,000      7.988       103       357
HOSPITALITY               15        44,441,556        6.48        2,962,770        8,808,000      8.636       186       256
INDUSTRIAL                 8        42,216,440        6.15        5,277,055        9,353,357      7.947       125       315
OFFICE                     3        11,345,971        1.65        3,781,990        7,150,000      7.823       122       349
MEDICAL OFFICE             2         6,617,702        0.96        3,308,851        3,900,000      7.842       118       323
-------------------------------------------------------------------------------------------------------------------------------
  TOTALS/WTG. AVGS.      154      $686,342,931      100.00%      $4,456,772      $17,600,000      7.868%      141       328

                                                 WEIGHTED AVERAGES
                        -----------------------------------------------------------------------
                                                                         LOAN PER
                                     CUT-OFF                OCCUPANCY   SQ FT. UNIT,   AVERAGE
                                      DATE      REPAYMENT    PERCENT-       PAD,       PROPERTY
PROPERTY TYPES            DSCR        LTV         LTV         AGE(A)      OR ROOM      SIZE (B)
--------------            ----       -------    ---------   ---------   -----------    --------
MULTIFAMILY RETAIL        1.32x      77.77%      54.68%       96.86%      $31,237          271
 Anchored Retail          1.38x      72.71       57.83        96.69            60      191,909
 Unanchored Retail        1.41x      69.30       58.64        96.75            63       43,082
 Credit Lease Loan         N/A         N/A         N/A       100.00           144       10,125
----------------------------------------------------------------------------------------------
                          1.39x      72.29       57.67        96.72            61      172,423

SELF STORAGE              1.46x      68.73       51.65        88.21            42       80,336
MANUFACTURED HOUSING      1.33x      74.20       66.67        96.86        23,184          441
HOSPITALITY               1.49x      66.15       20.40        N/A          35,179          112
INDUSTRIAL                1.40x      72.66       59.30        96.54            41      183,557
OFFICE                    1.40x      70.35       61.26        95.84            64       81,035
MEDICAL OFFICE            1.45x      77.76       65.47        96.36            87       39,368
----------------------------------------------------------------------------------------------
  TOTALS/WTG. AVGS.       1.37x(C)   73.70%(C)   54.56%(C)    89.61%      $15,496       73,192
-----------
(A)  Weighted average of the occupancy percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.

(B)  Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufacturered housing communities, number of guest rooms with respect to each hospitality property and number of square feet with respect to self-storage facilities.

(C)  Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool
     Balance.

                                               GEOGRAPHIC DISTRIBUTION
                                                                                        WEIGHTED AVERAGES
                                                                              --------------------------------------
                                                                % OF
                            NUMBER OF        INITIAL           INITIAL                      CUT-OFF       SCHEDULED
                            MORTGAGED         POOL              POOL                         DATE         MATURITY
STATE                      PROPERTIES        BALANCE           BALANCE        DSCR (A)      LTV (A)        LTV (A)
-----                      ----------        -------           -------        --------      -------       ---------
California                     26         $ 98,911,934          14.41%         1.35x         71.59%         57.46%
Texas                          31           91,280,318          13.30          1.37x         74.84          56.50
Pennsylvania                    8           56,553,105           8.24          1.50x         68.34          56.40
Florida                         9           50,370,856           7.34          1.33x         74.21          58.52
North Carolina                  7           33,104,155           4.82          1.36x         72.34          52.67
Ohio                            7           31,294,433           4.56          1.38x         74.99          57.38
South Carolina                  7           27,042,160           3.94          1.35x         75.29          11.51
Nevada                          4           24,959,477           3.64          1.23x         76.69          70.94
Arkansas                        2           24,731,410           3.60          1.27x         78.39           0.00
Georgia                         3           24,642,546           3.59          1.45x         79.49          64.31
Louisiana                       3           23,663,606           3.45          1.37x         78.33          51.84
Maryland                        4           20,596,995           3.00          1.44x         73.65          63.50
New Jersey                      5           19,425,035           2.83          1.46x         65.92          49.83
Oklahoma                        3           17,053,548           2.48          1.32x         77.21          68.41
Michigan                        2           16,073,726           2.34          1.31x         77.99          67.31
Delaware                        1           15,200,000           2.21          1.28x         73.08          64.37
Connecticut                     3           13,222,104           1.93          1.56x         60.47          49.47
Indiana                         4           12,688,445           1.85          1.29x         74.79          42.62
Massachusetts                   1           12,509,597           1.82          1.31x         74.91          66.29
Colorado                        4           11,214,395           1.63          1.42x         73.77          61.07
Alabama                         3           11,209,527           1.63          1.42x         78.22          68.89
New York                        2           10,861,332           1.58          1.35x         79.02          63.53
Mississippi                     2           10,175,079           1.48          1.40x         76.81          49.20
Arizona                         4            8,302,903           1.21          1.57x         63.48          53.72
Illinois                        1            4,543,619           0.66          1.28x         74.49          65.96
Washington                      1            3,295,047           0.48          1.25x         70.86          61.54
Wisconsin                       1            3,040,000           0.44          1.40x         80.00          64.88
New Mexico                      1            3,037,923           0.44          1.34x         81.01          70.98
Oregon                          2            2,650,000           0.39          1.38x         70.49          56.39
Tennessee                       1            2,250,000           0.33          1.29x         75.00          61.50
Missouri                        1            1,475,327           0.21          1.45x         73.77          60.01
Kansas                          1              964,330           0.14          1.45x         70.39          62.72
------------------------------------------------------------------------------------------------------------------
  TOTALS/WTG. AVGS            154         $686,342,931         100.00%         1.37x         73.70%         54.56%

Total number of States is 32.

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.

                                                        S-39



                                                           YEARS BUILT

                                                        CUMULATIVE                         WEIGHTED AVERAGES
                                                % OF     % OF      ----------------------------------------------------------------
                NUMBER OF      INITIAL         INITIAL   INITIAL               STATED    REMAINING             CUT-OFF
  RANGE OF      MORTGAGED       POOL            POOL      POOL     MORTGAGE   REMAINING    AMORT.                DATE     REPAYMENT
 YEARS BUILT   PROPERTIES      BALANCE         BALANCE   BALANCE     RATE     TERM (MO.)  TERM (MO.) DSCR (A)  LTV (A)     LTV (A)
 -----------   ----------      -------         -------   -------   --------   ---------- ----------  --------  -------    ---------
1920-1959           6        $ 33,413,964        4.87%     4.87%     7.841%      128         301       1.51x     67.64%      52.73%
1960-1969          22          96,044,434       13.99     18.86      7.988       140         328       1.38x     72.57       54.89
1970-1979          36         135,427,204       19.73     38.59      7.938       133         332       1.36x     72.83       55.83
1980-1989          60         291,383,984       42.45     81.05      7.827       137         336       1.37x     74.74       58.30
1990-1997          30         130,073,344       18.95    100.00      7.802       164         311       1.35x     74.69       44.99
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/
  WTG. AVGS.      154        $686,342,931      100.00%   100.00%     7.868%     141          328      1.37x     73.70%      54.56%


-----------

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.



                                                    DEBT SERVICE COVERAGE RATIOS

                                                        CUMULATIVE                       WEIGHTED AVERAGES
                                                % OF      % OF     ---------------------------------------------------------------
                NUMBER OF      INITIAL         INITIAL   INITIAL              STATED     REMAINING            CUT-OFF
  RANGE OF      MORTGAGED       POOL            POOL      POOL     MORTGAGE  REMAINING     AMORT.              DATE     REPAYMENT
 YEARS BUILT   PROPERTIES      BALANCE         BALANCE   BALANCE     RATE    TERM (MO.)  TERM (MO.) DSCR (A)  LTV (A)    LTV (A)
 -----------   ----------      -------         -------   -------   --------  ----------  ---------- --------  -------    ---------
Credit Lease Loan  1         $  1,461,359        0.21%    0.21%     7.510%     239          239      1.16x     74.90%       0.00%
1.20-1.29         38          225,481,830       32.85     33.07     7.862      158          333      1.26x     77.08       51.49
1.30-1.39         48          208,159,630       30.33     63.39     7.983      134          329      1.34x     73.59       57.86
1.40-1.49         33          160,809,706       23.43     86.82     7.715      129          334      1.43x     74.32       59.53
1.50-1.59         13           38,527,396        5.61     92.44     7.895      129          302      1.54x     67.19       50.42
1.60-1.69          7           38,487,072        5.61     98.05     7.747      151          294      1.63x     64.90       41.18
1.70-1.79          4            7,946,814        1.16     99.20     8.371      125          318      1.77x     52.64       43.01
1.90-1.99          2            3,869,124        0.56     99.77     8.341      118          298      1.93x     59.50       48.54
2.00-2.06          1            1,600,000        0.23    100.00     7.850       84          360      2.06x     57.14       52.74
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/
  WTG. AVGS.     147         $686,342,931      100.00%   100.00%    7.868%     141          328      1.37x(A)  73.70%(A)   54.56%(A)


--------

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.


                                                       CUT-OFF DATE LTV RATIOS

                                                        CUMULATIVE                       WEIGHTED AVERAGES
                                                 % OF     % OF     ---------------------------------------------------------------
                NUMBER OF      INITIAL         INITIAL   INITIAL              STATED     REMAINING            CUT-OFF
  RANGE OF      MORTGAGED       POOL            POOL      POOL     MORTGAGE  REMAINING    AMORT.               DATE     REPAYMENT
 YEARS BUILT   PROPERTIES      BALANCE         BALANCE   BALANCE     RATE    TERM (MO.)  TERM (MO.)  DSCR (A) LTV (A)     LTV (A)
 -----------   ----------      -------         -------   -------   --------  ----------  ----------  -------- -------    ---------
Credit Lease Loan  1        $  1,461,359          .21%      0.21%   7.510%     239          239      1.16x     74.90%       0.00%
47.95-50.00        1           1,198,726         0.17       0.39    7.940      119          299      1.77x     47.95       38.71
50.01-60.00        8          25,763,536         3.75       4.14    8.002      119          309      1.68x     56.30       46.32
60.01-70.00       39         134,224,899        19.56      23.70    8.052      154          292      1.46x     65.38       38.13
70.01-80.00       93         472,152,265        68.79      92.49    7.843      134          338      1.34x     76.36       60.43
80.01-81.01        5          51,542,146         7.51     100.00    7.551      184          341      1.27x     80.35       48.11
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/
  WTG. AVGS.     147        $686,342,931       100.00%    100.00%   7.868%     141          328      1.37x(A)  73.70%(A)   54.56%(A)

(A)  Does not reflect the Credit Lease Loan which represents 0.2% of the Initial
     Pool Balance.



                                                          REPAYMENT LTV RATIOS


                                                        CUMULATIVE                      WEIGHTED AVERAGES
                                                % OF      % OF    ---------------------------------------------------------------
  RANGE OF       NUMBER OF     INITIAL         INITIAL   INITIAL               STATED    REMAINING            CUT-OFF
  REPAYMENT      MORTGAGE       POOL            POOL      POOL     MORTGAGE  REMAINING     AMORT.              DATE      REPAYMENT
 LTV RATIOS       LOANS        BALANCE         BALANCE   BALANCE     RATE    TERM (MO.)  TERM (MO.)  DSCR (A)   LTV (A)    LTV (A)
 -----------   ----------      -------         -------   -------   --------  ----------  ----------  -------- -------    ---------
Fully Amortizing 19          $ 80,897,856       11.79%     11.79%   8.148%     267          267      1.36x     73.33%       N/A
29.95%-50.00%    19            83,674,459       12.19      23.98    7.758      158          309      1.50x     64.07       44.41%
50.01%-60.00%    28            83,289,860       12.14      36.11    7.839      126          308      1.44x     67.94       54.81
60.01%-70.00%    72           385,019,610       56.10      92.21    7.833      119          344      1.35x     76.39       65.61
70.01%-72.10%     9            53,461,146        7.79     100.00    7.910      103          357      1.26x     78.96       71.02
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/
  WTG. AVGS.    147          $686,342,931      100.00%    100.00%   7.868%     141          328      1.37x     73.70%      54.56%
-------------
(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial
    Pool Balance.




                                                             MORTGAGE RATES


                                                         CUMULATIVE                  WEIGHTED AVERAGES
                                                 % OF      % OF     ----------------------------------------------------------------
                 NUMBER OF      INITIAL         INITIAL   INITIAL               STATED    REMAINING            CUT-OFF
  RANGE OF       MORTGAGE        POOL            POOL      POOL     MORTGAGE   REMAINING   AMORT.                DATE     REPAYMENT
MORTGGE RATES     LOANS         BALANCE         BALANCE   BALANCE     RATE    TERM (MO.)  TERM (MO.)  DSCR (A) LTV (A)     LTV (A)
-------------   ----------      -------         -------   -------   --------  ----------  ----------  -------- -------    ---------
6.970%-6.999%     2          $ 28,970,322        4.22%      4.22%  6.980%     119          330      1.51x     70.50%      59.00%
7.125%-7.249%     4            35,347,606        5.15       9.37   7.143      200          305      1.40x     71.32       29.51
7.250%-7.374%     4            25,748,270        3.75      13.12   7.314      224          314      1.33x     78.86       27.19
7.375%-7.499%     8            51,859,889        7.56      20.68   7.438      119          359      1.33x     77.65       67.66
7.500%-7.624%    18            98,016,850       14.28      34.96   7.564      160          343      1.35x     75.00       54.42
7.625%-7.749%    15            88,330,603       12.87      47.83   7.679      121          335      1.39x     74.40       62.95
7.750%-7.874%    20            87,000,631       12.68      60.51   7.813      131          341      1.35x     74.96       62.44
7.875%-7.999%     9            39,434,794        5.75      66.25   7.938      122          339      1.36x     75.17       63.71
8.000%-8.124%    19            51,577,282        7.51      73.77   8.073      125          296      1.36x     70.49       51.00
8.125%-8.249%    10            46,543,876        6.78      80.55   8.191      119          348      1.36x     71.28       61.91
8.250%-8.374%     8            33,523,707        4.88      85.43   8.315      103          341      1.38x     72.32       64.27
8.375%-8.499%     4            17,895,838        2.61      88.04   8.439      122          300      1.37x     77.54       62.92
8.500%-8.624%     3            10,161,746        1.48      89.52   8.518      167          296      1.35x     70.12       47.51
8.625%-8.749%     7            32,071,491        4.67      94.19   8.710      105          320      1.32x     72.62       63.05
8.750%-8.874%     3             8,835,943        1.29      95.48   8.791      192          266      1.33x     73.81       27.66
8.875%-8.999%     3             4,574,777        0.67      96.15   8.909      200          264      1.32x     68.74       22.91
9.125%-9.249%     4            10,202,714        1.49      97.63   9.232      238          238      1.49x     67.40        0.00
9.250%-9.374%     2             7,211,611        1.05      98.68   9.298      264          264      1.61x     66.50        0.00
9.375%-9.499%     2             6,108,280        0.89      99.57   9.391      242          242      1.41x     68.80        0.00
9.500%-9.624%     1             1,042,546        0.15      99.73   9.540      235          235      1.55x     67.92        0.00
9.625%-9.740%     1             1,884,156        0.27     100.00   9.740      234          234      1.45x     65.76        0.00
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/
  WTG. AVGS.    147          $686,342,931      100.00%    100.00%  7.868%     141          328      1.37x     73.70%      54.56%


------------

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.



                                                               ORIGINAL TERMS


                                                                                  WEIGHTED AVERAGES
                                             % OF     -------------------------------------------------------------------------
                      NUMBER OF   INITIAL   INITIAL              STATED     REMAINING                      CUT-OFF
  ORINAL              MORTGAGED    POOL      POOL     MORTGAGE  REMAINING     AMORT.   SEASONING            DATE      REPAYMENT
  TERMS                 LOANS     BALANCE   BALANCE     RATE    TERM (MO.)  TERM (MO.)  (MO.)(A)  DSCR (B) LTV (B)     LTV (B)
 -----------         ----------   -------   -------   -------   --------  ----------  ----------  -------- -------    ---------
5 Year Balloon           1    $  1,495,252    0.22%     8.020%    57         297          3       1.27x     69.55%      64.39%
6 to 9 Year Balloon      5      23,892,159    3.48      8.522     77         321          7       1.34x     73.25       67.39
10 Year Balloon         33     126,985,182   18.50      7.764    117         330          3       1.42x     71.57       60.78
11 to 14 Year Balloon    1      13,861,085    2.02      7.840    164         356          4       1.27x     80.12       63.42
15 Year Balloon          6      19,890,282    2.90      8.172    177         321          3       1.32x     74.23       52.00
16 to 20 Year Balloon    2       7,165,704    1.04      8.765    234         319          6       1.34x     74.65       37.08
21 to 25 Year Balloon    2       9,984,238    1.45      7.518    299         359          1       1.25x     78.94       33.12
6 to 9 Year ARD          5      29,933,636    4.36      7.994     80         343          4       1.25x     75.98       69.78
10 Year ARD             67     323,091,204   47.07      7.762    119         338          1       1.38x     73.61       62.94
11 to 14 Year ARD        5      40,459,106    5.89      7.838    140         332          1       1.39x     78.01       63.00
15 Year ARD              1       8,687,226    1.27      7.570    178         358          2       1.36x     67.34       52.92
Fully Amortizing        19      80,897,856   11.79      8.148    267         267          2       1.36x     73.33        N/A
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/
  WTG. AVGS.           147    $686,342,931  100.00%     7.868%   141         328          2       1.37x     73.70%      54.56%


-----------

(A) Number of months elapsed since the first Due Date following origination.

(B) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.

                                                       STATED REMAINING TERMS

                                                           CUMULATIVE                        WEIGHTED AVERAGES
                                                 % OF         % OF     -------------------------------------------------------------
  RANGE OF         NUMBER OF     INITIAL       INITIAL      INITIAL               STATED     REMAINING            CUT-OFF
 REMAINING         MORTGAGE        POOL          POOL         POOL     MORTGAGE  REMAINING     AMORT                DATE   REPAYMENT
TERMS (MO.)         LOANS        BALANCE       BALANCE      BALANCE      RATE    TERM(MO.)   TERM(MO.)  DSCR(A)    LTV(A)    LTV(A)
-----------        --------   ------------     -------      -------    --------  ---------   ---------  -------   -------  ---------
 57- 72                1      $  1,495,252       0.22%        0.22%      8.020       57        297       1.27x     69.55%    64.39%
 73- 84               10        53,825,794       7.84         8.06       8.229       79        333       1.29x     74.77     68.72
109-120              100       450,076,386      65.58        73.64       7.763      118        336       1.39x     73.40     62.33
121-228               16        92,851,460      13.53        87.16       7.961      161        321       1.35x     75.42     53.01
229-240               11        26,483,225       3.86        91.02       9.056      236        259       1.43x     69.12     10.62
241-300                9        61,610,813       8.98       100.00       7.662      294        304       1.31x     77.00      5.37
-----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/WTG. AVGS.   147      $686,342,931     100.00%      100.00%      7.868      141        328       1.37x     73.70%    54.56%

----------------

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.




                                                       CUT-OFF DATE BALANCES

                                                              CUMULATIVE                      WEIGHTED AVERAGES
                                                      % OF       % OF    -----------------------------------------------------------
       RANGE OF            NUMBER OF     INITIAL    INITIAL    INITIAL              STATED    REMAINING           CUT-OFF
     CUT-OFF DATE          MORTGAGE        POOL       POOL       POOL    MORTGAGE  REMAINING    AMORT               DATE   REPAYMENT
       BALANCES              LOANS       BALANCE    BALANCE    BALANCE     RATE    TERM(MO.)  TERM(MO.)  DSCR(A)   LTV(A)    LTV(A)
     -----------           --------   -----------   -------    -------   --------  ---------  ---------  -------  -------  ---------
$   800,000-$   999,999        6      $ 5,386,297     0.78%      0.78%     8.022%     125       319       1.50x    67.43%    55.02%
$ 1,000,000-$ 1,999,999       38       61,053,522     8.90       9.68      8.239      130       305       1.42x    70.54     52.42
$ 2,000,000-$ 2,999,999       28       71,534,545    10.42      20.10      8.274      155       303       1.42x    69.68     42.59
$ 3,000,000-$ 3,999,999       15       50,530,771     7.36      27.47      8.021      130       312       1.39x    71.91     55.64
$ 4,000,000-$ 4,999,999       10       44,489,895     6.48      33.95      8.017      150       322       1.34x    72.44     53.90
$ 5,000,000-$ 5,999,999       15       79,810,467    11.63      45.58      7.761      153       331       1.39x    74.81     53.73
$ 6,000,000-$ 6,999,999        6       37,883,029     5.52      51.10      7.628      119       349       1.37x    75.34     65.26
$ 7,000,000-$ 7,999,999        3       21,455,670     3.13      54.22      7.643      119       359       1.34x    77.27     68.13
$ 8,000,000-$ 8,999,999        9       76,919,164    11.21      65.43      7.787      145       325       1.36x    72.59     52.83
$ 9,000,000-$ 9,999,999        1        9,353,357     1.36      66.79      8.440      127       295       1.36x    79.60     63.06
$10,000,000-$14,999,999      101       31,901,350    19.22      86.01      7.550      140       340       1.34x    74.85     56.27
$15,000,000-$17,600,000        6       96,024,863    13.99     100.00      7.848      145       342       1.35x    76.91     56.16
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS/WTG. AVGS.           147     $686,342,931   100.00%    100.00%     7.868%     141       328       1.37x    73.70%    54.56%

----------------

Average Cut-off Balance is $4,456,772.

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.




                                     YEARS OF SCHEDULED MATURITY OR ANTICIPATED REPAYMENT DATE

                                                           CUMULATIVE                        WEIGHTED AVERAGES
                                                 % OF         % OF     -------------------------------------------------------------
                   NUMBER OF     INITIAL       INITIAL      INITIAL               STATED     REMAINING            CUT-OFF
                   MORTGAGE        POOL          POOL         POOL     MORTGAGE  REMAINING     AMORT                DATE   REPAYMENT
   YEAR             LOANS        BALANCE       BALANCE      BALANCE      RATE    TERM(MO.)   TERM(MO.)  DSCR(A)    LTV(A)    LTV(A)
-----------        --------   ------------     -------      -------    --------  ---------   ---------  -------   -------  ---------
   2002                 1     $  1,495,252        0.22%       0.22%      8.020%      57        297       1.27x     69.55%    64.39%
   2004                10       53,825,794        7.84        8.06       8.229       79        333       1.29x     74.77     68.72
   2007               100      450,076,386       65.58       73.64       7.763      118        336       1.39x     73.04     62.33
   2008                 2       11,528,357        1.68       75.32       8.306      128        307       1.34x     78.26     62.83
   2009                 2       25,890,749        3.77       79.09       7.640      144        340       1.41x     77.67     62.85
   2010                 1        3,040,000        0.44       79.53       7.750      156        360       1.40x     80.00     64.88
   2011                 1       13,861,085        2.02       81.55       7.840      164        356       1.27x     80.12     63.42
   2012                 9       33,463,003        4.88       86.43       8.139      177        309       1.34x     71.72     44.65
   2015                 1        5,068,265        0.74       87.16       8.100      213        213       1.27x     66.25      0.00
   2017                11       26,483,225        3.86       91.02       9.056      236        259       1.43x     69.12     10.62
   2018                 2        5,264,929        0.77       91.79       8.783      248        248       1.31x     71.40      0.00
   2019                 1        1,444,595        0.21       92.00       8.875      261        261       1.39x     67.19      0.00
   2022                 6       54,901,290        8.00      100.00       7.523      299        310       1.31x     77.80      6.02
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVGS.      147     $686,342,931      100.00%     100.00%      7.868%     141        328       1.37x     73.70%    54.56%

----------------

(A) Does not reflect the Credit Lease Loan which represents 0.2% of the Initial Pool Balance.



                                           PREPAYMENT RESTRICTIONS BY CATEGORIES

                                                                  WEIGHTED
                                                        % OF       AVERAGE       LOCKOUT TERM (MO.)/     WEIGHTED AVERAGE # OF
                           NUMBER OF     INITIAL       INITIAL     STATED      % OF WEIGHTED AVERAGE        MONTHS OPEN TO
                           MORTGAGE       POOL          POOL      REMAINING    STATED REMAINING TERM       PREPAYMENT PRIOR
PREPAYMENT RESTRICTION(A)    LOANS       BALANCE       BALANCE   TERM (MO.)         OF LOCKOUT                TO MATURITY
-------------------------  ---------     -------       -------   ----------    ----------------------     ---------------------
Locked, then Defeasance         1      $  7,150,000       1.04%    120           117           97.50%              3
Locked, then PP                 4         9,719,558       1.42     200            74           36.86              34
Locked, then YM               133       637,667,164      92.91     142            54           37.94               9
PP Only                         2         4,709,421       0.69     118             0            0.00              24
YM Only                         2         6,861,141       1.00     116             0            0.00               6
YM, then PP                     5        20,235,647       2.95     118             0            0.00              11
--------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG. AVGS.             147      $686,342,931     100.00%    141            52           36.99%              9


-------------
(A) YM=Yield Maintenance, PP=Percentage Premium.



                                       PREPAYMENT RESTRICTIONS BY ORIGINAL TERM

                                                                                         WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                                                      %                                                    MONTHS
                                           NUMBER OF     INITIAL   INITIAL              STATED    MONTHS                   OPEN
                          PREPAYMENT       MORTGAGE       POOL      POOL     MORTGAGE REMAINING   LOCKED   MONTHS  MONTHS  PRIOR TO
 ORIGINAL TERM          RESTRICTION (A)     LOANS        BALANCE   BALANCE    RATE    TERM (MO.)   OUT       YM     PP     MATURITY
 -------------          ---------------   ----------     -------   -------   -------- ----------  ------   ------  ------  ---------
5 Year Balloon           Locked, then YM       1      $  1,495,252     0.22%  8.020%     57         36       15       0       6

6 to 9 Year Balloon      Locked, then PP       2         2,400,000     0.35   7.850      84         12        0      68       4
6 to 9 Year Balloon      Locked, then YM       3        21,492,159     3.13   8.597      76         40       33       0       3
------------------------------------------------------------------------------------------------------------------------------------
                         SubTotal              5        23,892,159     3.48   8.522      77         37       30       7       3
10 Year Balloon          Locked, then YM      25        97,126,940    14.15   7.733     117         44       69       0       4
10 Year Balloon          PP Only               1         2,761,454     0.40   8.240     118          0        0      94      24
10 Year Balloon          YM, Only              2         6,861,141     1.00   8.177     116          0      110       0       6
10 Year Balloon          YM, then PP           5        20,235,647     2.95   7.709     118          0       96      11      11
------------------------------------------------------------------------------------------------------------------------------------
                         SubTotal             33       126,985,182    18.50   7.764     117         34       74       4       5

11 to 14 Year Balloon    Locked, then YM       1        13,861,085     2.02   7.840     164         44      117       0       3
15 Year Balloon          Locked, then YM       6        19,890,282     2.90   8.172     177         93       81       0       3
16 to 20 Year Balloon    Locked, then YM       2         7,165,704     1.04   8.765     234        114      117       0       3
21 to 25 Year Balloon    Locked, then YM       2         9,984,238     1.45   7.518     299        119      177       0       3
------------------------------------------------------------------------------------------------------------------------------------
6 to 9 Year ARD          Locked, then PP       1         2,007,917     0.29   8.090      83         35        0      45       3
6 to 9 Year ARD          Locked, then YM       4        27,925,718     4.07   7.988      80         44       27       0       9
------------------------------------------------------------------------------------------------------------------------------------
                         SubTotal              5        29,933,636     4.36   7.994      80         44       25       3       9

10 Year ARD              Locked, then D        1         7,150,000     1.04   7.700     120        117        0       0       3
10 Year ARD              Locked, then YM      65       313,993,238    45.75   7.762     119         42       73       0       3
10 Year ARD              PP Only               1         1,947,966     0.28   8.050     119          0        0      95      24
------------------------------------------------------------------------------------------------------------------------------------
                         SubTotal             67       323,091,204    47.07   7.762     119         43       71       1       4

11 to 14 Year ARD        Locked, then YM       5        40,459,106     5.89   7.838     140         39       90       0      11
15 Year  ARD             Locked, then YM       1         8,687,226     1.27   7.570     178         34      139       0       5

Fully Amortizing         Locked, then PP       1         5,311,641     0.77   9.280     296        116        0     120      60
Fully Amortizing         Locked, then YM      18        75,586,215    11.01   8.068     265        111      110       0      45
------------------------------------------------------------------------------------------------------------------------------------
                         SubTotal             19        80,897,856    11.78   8.148     267        111      103       8      46
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG. AVGS.                            147      $686,342,931  100.00%   7.868%    141         52       77       2       9


----------------

(A) D=Defeasance, YM=Yield Maintenance, PP=Percentage Premium.

                                  PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS(A)

                          CURRENT    12 MO.     24 MO.     36 MO.    48 MO.     60 MO.     72 MO.   84 MO.
     PREPAYMENT            DEC.       DEC.       DEC.       DEC.      DEC.       DEC.       DEC.     DEC.
    RESTRICTIONS           1997       1998       1999       2000      2001       2002       2003     2004
    ------------          ------     ------     ------     ------    ------     ------     ------   ------
Locked Out                 95.4%      95.0%      91.1%      58.2%     33.4%      18.2%      17.7%    19.1%
Yield Maintenance           3.9%       4.0%       7.9%      40.5%     65.3%      79.3%      77.3%    80.1%
Percentage Premium
 5.00% and greater          0.7%       0.7%       0.4%       0.4%      0.0%       0.0%       0.0%     0.0%
 4.00 to 4.99%              0.0%       0.4%       0.3%       0.3%      0.4%       0.0%       0.0%     0.0%
 3.00 to 3.99%              0.0%       0.0%       0.4%       0.3%      0.3%       0.4%       0.0%     0.0%
 2.00 to 2.99%              0.0%       0.0%       0.0%       0.4%      0.3%       0.3%       0.4%     0.0%
 1.00 to 1.99%              0.0%       0.0%       0.0%       0.0%      0.3%       0.6%       0.9%     0.8%
Open                        0.0%       0.0%       0.0%       0.0%      0.0%       1.2%       3.6%     0.0%
----------------------------------------------------------------------------------------------------------
TOTALS                    100.0%     100.0%     100.0%     100.0%    100.0%     100.0%     100.0%   100.0%

Mortgage Pool Balance
  ($ millions)           $686.3     $678.7     $670.5     $661.6    $651.9     $640.1     $628.8   $567.5
% of Initial
  Pool Balance(B)         100.0%      98.9%      97.7%      96.4%     95.0%      93.3%      91.6%    82.7%





                          96 MO.     108 MO.    120 MO.    132 MO.   144 MO.    156 MO.    168 MO.   180 MO.
     PREPAYMENT            DEC.       DEC.       DEC.       DEC.      DEC.       DEC.       DEC.      DEC.
    RESTRICTIONS           2005       2006       2007       2008      2009       2010       2011      2012
    ------------          ------     ------     ------     ------    ------     ------     ------    ------
Locked Out                 13.0%      12.2%       2.2%       0.0%      0.0%       0.0%       0.0%      0.0%
Yield Maintenance          83.4%      83.3%      88.3%      89.8%     93.7%      96.0%      95.4%     76.0%
Percentage Premium
 5.00% and greater          0.0%       0.0%       0.0%       0.0%      0.0%       0.0%       0.0%      0.0%
 4.00 to 4.99%              0.0%       0.0%       3.0%       3.2%      0.0%       0.0%       0.0%      0.0%
 3.00 to 3.99%              2.8%       0.0%       0.0%       0.0%      3.9%       4.0%       4.6%      6.4%
 2.00 to 2.99%              0.0%       0.0%       0.0%       0.0%      0.0%       0.0%       0.0%      0.0%
 1.00 to 1.99%              0.0%       0.3%       0.0%       0.0%      0.0%       0.0%       0.0%      0.0%
Open                        0.8%       4.2%       6.5%       7.0%      2.4%       0.0%       0.0%     17.6%
-----------------------------------------------------------------------------------------------------------
TOTALS                    100.0%     100.0%     100.0%     100.0%    100.0%     100.0%     100.0%    100.0%

Mortgage Pool Balance
  ($ millions)           $555.2     $541.9     $145.7     $131.1    $104.7      $97.0      $80.4     $54.4
% of Initial
  Pool Balance(B)          80.9%      79.0%      21.2%      19.1%     15.3%      14.1%      11.7%      7.9%

-------------

(A)  This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on December 1 of each of the years indicated, will be within a Lockout Period or in which
     Principal Prepayment must be accompanied by the indicated Prepayment Premium. The table was prepared generally on the basis of the assumptions used in preparing the table set forth under "YIELD AND
     MATURITY CONSIDERATIONS--Yield Considerations" herein, except that it was assumed in preparing the table that no Mortgage Loan will be prepaid, voluntary or involuntarily.

(B)  Represents the percentage of the Initial Pool Balance that will remain outstanding at the indicated
     date based upon the assumptions in preparing this table.


THE MORTGAGE LOAN SELLERS

      On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--General."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with an original or a copy of any intervening assignments of any such assignments of leases, in each case with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller; and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the related Mortgage Loan Seller in the relevant jurisdiction.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer or the Special Servicer plus any interest thereon and on any related P&I Advances; provided, that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure, has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period, and such defect does not relate to any Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions; provided, further, that for a period of two years from the Closing Date, such Mortgage Loan Seller will have additional 90-day periods to complete such cure as long as such Mortgage Loan Seller continues to provide officer's certificates as described above. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require that each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph be promptly (and in any event within 60 days after the later of the delivery of a complete Mortgage File or the Closing Date) submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:
(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date; (ii) the applicable Mortgage Loan Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage, except as the enforcement of such assignment may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (vi) the related Mortgage is a valid first priority lien in the outstanding principal amount of the related Mortgage Loan, except for (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, and (C) the exceptions set forth in the related title insurance policy ; (vii) taxes that would be a lien on the related Mortgaged Property and that prior to the Cut-Off Date had become due and owing were paid, or an escrow of funds sufficient to cover such payment had been established;
(viii) as of the Cut-Off Date, no scheduled payment of principal or interest was 30 days or more past due; (ix) there is no proceeding pending for the total or partial condemnation of any material portion of the related Mortgaged Property and to the applicable Mortgage Loan Seller's knowledge, the Mortgaged Property is free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; (xii) any Prepayment Premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-l(b)(2); and (xiii) the applicable Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the environmental assessment of the Mortgaged Property performed by or on behalf of, or otherwise relied upon by, the applicable Mortgage Loan Seller.

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that such Mortgage Loan Seller will generally have an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-party's portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor or any other party to the transaction;
(ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties; and (vi) any obligation of the Master Servicer or the Special Servicer, as the case may be, or of any affiliate thereof, as a Mortgage Loan Seller, to pay any indemnity with respect to or repurchase any Mortgage Loan.

     Set forth below, following the subsection captioned "--The Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform certain of the servicing duties in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein).

THE MASTER SERVICER

     GECLS, in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans. The Master Servicer will conduct property inspections, collect financial statements, rent-rolls and other financial data on the Mortgaged Properties, and prepare reports, as set forth in the Pooling and Servicing Agreement. Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of GECIA Holdings, Inc., which is itself a wholly-owned subsidiary of GE Capital Services Corporation, which is itself a wholly-owned subsidiary of the General Electric Company and an affiliate of GECA and GECC. The Master Servicer's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite 1200, Houston, TX 77060.

     As of December 1, 1997, the Master Servicer serviced approximately 2,000 commercial and multifamily loans, totaling approximately $11,500,000,000 in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and neither of the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other functions with respect to all Specially Serviced Mortgage Loans and REO Loans, such as (i) conducting property inspections, (ii) collecting financial statements, rent-rolls and other financial data on the related Mortgaged Properties, and (iii) preparing related reports, as set forth in the Pooling and Servicing Agreement. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, accrued at the Additional Servicing Fee Rate and computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Additional Servicing Fee Rate" will be a per annum rate equal to 0.015%. As of September 30, 1997, the Special Servicer was responsible for performing certain servicing functions with respect to approximately 2,700 commercial and multifamily loans with an aggregate principal balance of approximately $11 billion, the real property securing which is located in 49 states, Puerto Rico and the District of Columbia. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Private Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates to replace the Special Servicer. The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its initial Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates (or if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its initial Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any replacement of a Special Servicer by the Controlling Class of Sequential Pay Certificates will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; (e) the related borrower shall have consented to (or be subject to) the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or (h) the borrower shall have been materially delinquent with respect to payment of insurance premiums or property taxes, including making escrow payments for the payment of insurance premiums or property taxes.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to cause the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by a Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." If the Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (v) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (w) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (x) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured;

          (y) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated; and

          (z) with respect to the circumstances described in clause (h) of the second preceding paragraph, when such delinquency is cured;

so long as at that time no circumstance identified in such clauses (a) through
(h) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The primary compensation to be paid to the Master Servicer in respect of its servicing activities (including fees to be paid to any sub-servicer) will be the Master Servicing Fee (together with the Special Servicing Fee and the Additional Servicing Fee, the "Servicing Fees"). The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or as otherwise described herein, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to 0.055% in the case of 94 Mortgage Loans (or 73%), 0.0850% in the case of 45 Mortgage Loans (or 22%), 0.125% in the case of three Mortgage Loans (or 2%), and ranging from .325% to 1.1880% in the case of five Mortgage Loans (or 2%). The weighted average Master Servicing Fee Rate as of the Cut-Off Date will be .0726%. In addition, as additional servicing compensation, the Master Servicer, in addition to Prepayment Interest Excesses and with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be entitled to retain all assumption and modification fees, late charges, exit fees or repayment fees collected from borrowers on the related Mortgage Loans. The Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own fund without any right to reimbursement.

     If borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in a Collection Period, the amount of interest (net of the related Master Servicing Fee and Additional Servicing Fee) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and Additional Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees, Additional Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fee, Additional Servicing Fee and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its total servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and each of the Master Servicer and the Special Servicer will be entitled to interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, first, out of collections with respect to default interest paid with respect to the related Mortgage Loan, and second, out of general collections on the Mortgage Pool then on deposit in the Certificate Account, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum (which shall include the Additional Servicing Fee) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan or REO Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer or the Depositor as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances set forth in the Pooling and Servicing Agreement. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption fees, modification fees and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

     The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the provisions of the Code and the Treasury Regulations thereunder relating to REMICs.

     Each of the Master Servicer and the Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and the Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer or Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer or Master Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, with respect to any determination to be made by the Master Servicer, the Master Servicer will notify the Special Servicer of its intent to modify, waive or amend any term of any Mortgage Loan no less than five business days prior to taking such action. Notwithstanding the foregoing, the Master Servicer may take any action prior to the expiration of such five business day period if, in the Master Servicer's sole reasonable judgment, a delay in taking such action would be inconsistent with the servicing standard.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, including the extension of the date on which any Balloon Payment is due, and/or (iv) accept a principal prepayment during any Lockout Period; provided, that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any of the REMICs created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. However, in no event shall the Special Servicer be permitted to extend the date on which any Balloon Payment is due beyond a date which is two years prior to the Rated Final Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--The Extension Adviser" herein.

     The Special Servicer and Master Servicer, as applicable, will be required to notify the Trustee, the Rating Agencies and, in the case of the Special Servicer, the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee for the benefit of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the taxable year in which the Trust Fund acquires such property will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Master Servicer will be required to inspect or cause the inspection of each Mortgaged Property at least once per calendar year if, in a given calendar year, such Mortgaged Property has not already been inspected by the Special Servicer. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value that is apparent from such inspection.

     The Master Servicer or the Special Servicer, as the case may be, is also required to use reasonable efforts to collect from the related borrower and review the annual, and to the extent required by the related Mortgage, quarterly, operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

                         DESCRIPTION OF THE CERTIFICATES

 GENERAL

     The Depositor's Mortgage Pass Through Certificates, Series 1997-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 1997, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of the following classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class IO Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively, the "REMIC Regular Certificates"); (ii) the Class L Certificates (iii) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Offered Certificate will be issued in denominations of not less than $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                      INITIAL     PERCENT OF
                                                    CERTIFICATE   INITIAL POOL
CLASS OF CERTIFICATES                                 BALANCE       BALANCE
---------------------                               -----------   ------------
Class A-1 Certificates ........................    $121,657,000     17.7%
Class A-2 Certificates ........................    $372,509,000     54.3%
Class B Certificates ..........................    $ 27,454,000      4.0%
Class C Certificates ..........................    $ 41,181,000      6.0%
Class D Certificates ..........................    $ 34,317,000      5.0%
Class E Certificates ..........................    $ 12,011,000      1.7%
Private Certificates (other than
  the Class L Certificates and REMIC
  Residual Certificates) ......................    $ 77,213,931     11.3%

     The "Certificate Balance" of any Class of Certificates (other than the Class L Certificates and the Class IO Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by (i) any distributions of principal actually made on such Class of Certificates on such Distribution Date and (ii) any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

     The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest accrued on the respective notional amount of each of its Components (each a "Component"), as described herein. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Sequential Pay Certificates immediately prior to such Distribution Date. Each Component will accrue interest at its applicable Strip Rate on its related notional amount. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates. The notional amount of the Class IO Certificates will equal the sum of the notional amounts of each of its Components, which notional amount will initially be equal to $686,342,931.

     The Class L Certificates will not have Certificate Balances, but will represent the right to receive Additional Interest in respect of ARD Loans and Net Default Interest in accordance with the Pooling and Servicing Agreement. Except as described in the preceding sentence, the holders of the Class L Certificates will not be entitled to distributions of interest or principal.

     The REMIC Residual Certificates will not have Certificate Balances, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to each Class of Sequential Pay Certificates for each Distribution Date is set forth in the table at the beginning of the Summary.

     The Strip Rate applicable to the Class A-1 and Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.46% and 6.54%, respectively (but not less than zero); the Strip Rate applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will equal 1.14%, 1.11%, 0.77% and 0.57% respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.25% (but not less than zero).

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans, as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus the applicable Servicing Fee Rate and the Trustee Fee Rate; provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Sequential Pay Certificates), then such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time generally will equal the Cut-Off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 5th day of each month (or, if not a business day, the next succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing January 12, 1998 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i) any Monthly Payments collected but due on a Due Date after the related Collection Period,

               (ii) any Prepayment Premiums,

               (iii) Additional Interest and default interest, and

               (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums" herein.

     Application of the Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Classes of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) on such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A-1, Class A-2, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B and/or Class C Certificates;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (32) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (31) above.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates, other than the Class IO Certificates, for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"). The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on the notional amount of each of the Components reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall for each Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates (other than the Class IO Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued during the immediately previous calendar month on the related Certificate Balance outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates other than the Class IO Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower or the application of any Remaining Cash Flow with respect to an ARD Loan, and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and
(ii) in respect of each REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates and (iii) determining the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer or the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted

Average Net Mortgage Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan").

     Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. A "Prepayment Premium" is any Yield Maintenance Charge or any other fees (each such other fee, a "Percentage Premium") paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid. "Yield Maintenance Charges" are payments paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent due date through the maturity date of such Mortgage Loan, at a rate calculated as the difference between the Mortgage Rate on such Mortgage Loan and the applicable treasury rate in effect on the date of prepayment (the "Rate Differential"), discounted at a rate at or near the time of prepayment.

     On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: The holders of each Class of Sequential Pay Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the amount of such Prepayment Premium or Yield Maintenance Charge, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates other than the Class L Certificates (collectively, the "Subordinated Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinated Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1 and Class A-2 Certificates of principal in an amount equal to the entire respective Certificate Balances of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class

C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinated Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class D Certificates, until the Remaining Certificate Balance of such Class of Certificates is reduced to zero, eighth, to the Class C Certificates until the remaining Certificate Balance of such Class of Certificates is reduced to zero, and ninth, to the Class B Certificates until the remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Certificates will also result in a corresponding reduction in the notional amount of the related Component.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee of the type described under

"DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax-related expenses, payable from the assets of the Trust Fund and described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance.

     The Master Servicer (or the Trustee, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee, as applicable) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Special Servicer of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, first, out of collections with respect to default interest paid with respect to the related Mortgage Loan, and second, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment, (2) any REO Property is acquired on behalf of the Trust Fund,
(3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had been previously obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute and that is, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be an Advance by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account with interest thereon at the Reimbursement Rate and subject to the Master Servicer's determination that such Advance would not be a nonrecoverable Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer and the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal; provided that prior to the completion of the required appraisal of the related Mortgaged Property, the Appraisal Reduction Amount shall be deemed to be the product of (x) the value of such Mortgaged Property, as indicated in the appraisal included in the related Mortgage File and (y) 0.30. See "--P&I Advances" above.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided, that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to provide or make available to (i) each holder of an Offered Certificate, (ii) the initial beneficial owners of the Offered Certificates and (iii) subsequent beneficial owners of the Offered Certificates upon their request to the Trustee a statement (a "Distribution Date Statement"), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, similar in content to the form of Annex C, setting forth the recent status of the Mortgage Pool based on information provided to it by the Master Servicer and the Special Servicer. Although the form of the Distribution Date Statement may change at the discretion of the Trustee, the content will be consistent with the requirements of the Pooling and Servicing Agreement. For a more detailed discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in the Prospectus. It is anticipated that a portion of the Distribution Date Statement will be in the form of a Mortgage Loan schedule to be prepared by the Master Servicer that may include certain operating information for the respective Mortgaged Properties. See "SERVICING OF THE MORTGAGE LOANS--Inspections; Collection of Operating Information" herein. Such information will generally be obtained from the related borrowers, and neither the Master Servicer, the Special Servicer nor the Trustee will assume any responsibility therefor.

     Except as described above, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the "Certificate Registrar").

     The Special Servicer will, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Trustee, and the Trustee will provide a copy to each Certificateholder, each Rating Agency, the Depositor and the Underwriter, which notice will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in a Certificate or any person identified to the Trustee as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Trustee,
(g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and delivered to the Trustee and (h) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's (or the Trustee's) determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     A Certificate Owner may obtain certain information contained in each Distribution Date Statement by calling the Trustee's Street Fax System at (617) 664-5600 and requesting an account application through the system. A Certificate Owner may also receive such information via the Trustee's home page on the world wide web. To visit the web page, interested parties should access "corporatetrust.statestreet.com" using any java-enabled web browser, click on the "Investor Information & Reporting" button and then select the appropriate transaction. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information related to the mortgage loans available through its Corporate Trust web site and through its Trade Winds electronic bulletin board. To register for the Trade Winds bulletin board, a Certificate Owner should call the Trustee at (617) 664-5443.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

     The Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor, the Master Servicer or the Special Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Depositor of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer or the Special Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     State Street Bank and Trust Company, a trust company chartered under the laws of the Commonwealth of Massachusetts, will act as Trustee on behalf of the Certificateholders. The Corporate Trust Department of the Trustee is located at Two International Place, 5th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust

Department, Ref. Merrill Lynch 1997-C2. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Distribution Date will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate of the Certificate Balances of the Sequential Pay Certificates immediately prior to such Distribution Date. The "Trustee Fee Rate" will be a per annum rate equal to 0.005%.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any Component. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Payments made in reduction of the Certificate Balance of any Class of Certificates will result in a corresponding reduction in the notional amount of the related Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the the Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificate or notional amount of a Component, as the case may be. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Certificates will also result in a corresponding reduction in the notional amount of the related Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rate applicable to the Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 1.14%, 1.11%, 0.77% and 0.57%, respectively (but not less than zero), the Strip Rate applicable to the Class A-1 and Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.46% and 6.54% respectively (but not less than zero); and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.25% (but not less than zero). Accordingly, the Pass-Through Rate on such Classes of Certificates and the Strip Rate on such Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period and/or any period when a borrower pledges Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid, as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 9 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Percentage Premiums or Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Classes of Certificates that the related prepayments may otherwise have.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "5%" and "10%," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no prepayment restrictions apply; and each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is not assumed to be in default, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums are collected, (vii) none of the Master Servicer, the Special Servicer or the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Prepayment Interest Shortfalls or Appraisal Reduction Amounts, (x) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in January 1998 and (xi) the Certificates will be issued on the Closing Date.

     It was further assumed that the aggregate purchase price of such Classes of Certificates are as specified below, including accrued interest.

         PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES

                                BREAK-EVEN      PRE-TAX YIELD TO MATURITY AT
  ASSUMED PURCHASE PRICE          CPR% AT     -------------------------------
 (INCLUDING ACCRUED INTEREST)   0% YIELD (A)  0% CPR      5% CPR      10% CPR
 ----------------------------   -----------   ------      ------      -------
    $50,624,176                   10.36%      11.23%       5.94%      0.40%
    $57,487,605                    7.85%       8.27%       3.08%     -2.37%
    $64,351,035                    5.72%       5.86%       0.76%     -4.62%

-----------

(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods and/or Required Defeasance Periods disregarded in preparing the table. Thus, neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be those assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan or the repayment of the principal balance of a Mortgage Loan on its respective Anticipated Repayment Date will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or such Anticipated Repayment Date. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class

C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

Scenario (1):                 No Mortgage Loan prepays; that is, the CPR for the
                              Mortgage Pool is 0%.

Scenarios (2), (3), (4)
 and (5): No Mortgage Loan prepays during a month in which a Lockout Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario (2), 10% CPR in the case of Scenario (3), 15% in the case of Scenario (4) and 25% in the case of Scenario (5).

Based on the above-referenced assumptions, the following six tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.







              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                             CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT
                                                                            OR YLD. MAINT.-OTHERWISE
                                                                                AT INDICATED CPR
                                                                    -----------------------------------------
                                                         (0% CPR)   (5% CPR)  (10% CPR)  (15% CPR)  (25% CPR)
DISTRIBUTION DATE                                           1          2          3          4          5
-----------------                                        -------    -------   ---------  ---------  ---------
Closing Date ......................................        100        100        100        100        100
December 10, 1998 .................................         94         94         93         93         93
December 10, 1999 .................................         87         86         86         86         85
December 10, 2000 .................................         80         79         78         78         77
December 10, 2001 .................................         72         71         70         69         68
December 10, 2002 .................................         62         60         59         58         56
December 10, 2003 .................................         53         51         49         48         45
December 10, 2004 .................................          2          1          0          0          0
December 10, 2005 (and thereafter) ................          0          0          0          0          0
Weighted Average Life (in years) ..................        5.0        4.9        4.9        4.8        4.7




                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                            CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT
                                                                            OR YLD. MAINT.-OTHERWISE
                                                                                AT INDICATED CPR
                                                                    -----------------------------------------
                                                         (0% CPR)   (5% CPR)  (10% CPR)  (15% CPR)  (25% CPR)
DISTRIBUTION DATE                                           1          2          3          4          5
-----------------                                        -------    -------   ---------  ---------  ---------
Closing Date ......................................        100        100        100        100        100
December 10, 1998 .................................        100        100        100        100        100
December 10, 1999 .................................        100        100        100        100        100
December 10, 2000 .................................        100        100        100        100        100
December 10, 2001 .................................        100        100        100        100        100
December 10, 2002 .................................        100        100        100        100        100
December 10, 2003 .................................        100        100        100        100        100
December 10, 2004 .................................        100        100        100        100        100
December 10, 2005 .................................         97         97         97         97         96
December 10, 2006 .................................         94         93         93         92         92
December 10, 2007 (and thereafter) ................          0          0          0          0          0
Weighted Average Life (in years) ..................        9.7        9.7        9.7        9.6        9.6




                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                             CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT
                                                                            OR YLD. MAINT.-OTHERWISE
                                                                                AT INDICATED CPR
                                                                    -----------------------------------------
                                                         (0% CPR)   (5% CPR)  (10% CPR)  (15% CPR)  (25% CPR)
DISTRIBUTION DATE                                           1          2          3          4          5
-----------------                                        -------    -------   ---------  ---------  ---------
Closing Date ......................................        100        100        100        100        100
December 10, 1998 .................................        100        100        100        100        100
December 10, 1999 .................................        100        100        100        100        100
December 10, 2000 .................................        100        100        100        100        100
December 10, 2001 .................................        100        100        100        100        100
December 10, 2002 .................................        100        100        100        100        100
December 10, 2003 .................................        100        100        100        100        100
December 10, 2004 .................................        100        100        100        100        100
December 10, 2005 .................................        100        100        100        100        100
December 10, 2006 .................................        100        100        100        100        100
December 10, 2007 (and thereafter) ................          0          0          0          0          0
Weighted Average Life (in years) ..................       10.0       10.0       10.0       10.0       10.0


                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                             CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT
                                                                            OR YLD. MAINT.-OTHERWISE
                                                                                AT INDICATED CPR
                                                                    -----------------------------------------
                                                         (0% CPR)   (5% CPR)  (10% CPR)  (15% CPR)  (25% CPR)
DISTRIBUTION DATE                                           1          2          3          4          5
-----------------                                        -------    -------   ---------  ---------  ---------
Closing Date ......................................        100        100        100        100        100
December 10, 1998 .................................        100        100        100        100        100
December 10, 1999 .................................        100        100        100        100        100
December 10, 2000 .................................        100        100        100        100        100
December 10, 2001 .................................        100        100        100        100        100
December 10, 2002 .................................        100        100        100        100        100
December 10, 2003 .................................        100        100        100        100        100
December 10, 2004 .................................        100        100        100        100        100
December 10, 2005 .................................        100        100        100        100        100
December 10, 2006 .................................        100        100        100        100        100
December 10, 2007 .................................         54         53         52         51         50
December 10, 2008 .................................         18         16         14         12          7
December 10, 2009 (and thereafter) ................          0          0          0          0          0
Weighted Average Life (in years) ..................       10.5       10.4       10.4       10.4       10.3




                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                             CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT
                                                                            OR YLD. MAINT.-OTHERWISE
                                                                                AT INDICATED CPR
                                                                    -----------------------------------------
                                                         (0% CPR)   (5% CPR)  (10% CPR)  (15% CPR)  (25% CPR)
DISTRIBUTION DATE                                           1          2          3          4          5
-----------------                                        -------    -------   ---------  ---------  ---------
Closing Date ......................................        100        100        100        100        100
December 10, 1998 .................................        100        100        100        100        100
December 10, 1999 .................................        100        100        100        100        100
December 10, 2000 .................................        100        100        100        100        100
December 10, 2001 .................................        100        100        100        100        100
December 10, 2002 .................................        100        100        100        100        100
December 10, 2003 .................................        100        100        100        100        100
December 10, 2004 .................................        100        100        100        100        100
December 10, 2005 .................................        100        100        100        100        100
December 10, 2006 .................................        100        100        100        100        100
December 10, 2007 .................................        100        100        100        100        100
December 10, 2008 .................................        100        100        100        100        100
December 10, 2009 .................................         45         43         41         39         36
December 10, 2010 .................................         23         21         19         18         16
December 10, 2011 (and thereafter) ................          0          0          0          0          0
Weighted Average Life (in years) ..................       12.5       12.4       12.4       12.3       12.3




                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                             CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT
                                                                            OR YLD. MAINT.-OTHERWISE
                                                                                AT INDICATED CPR
                                                                    -----------------------------------------
                                                         (0% CPR)   (5% CPR)  (10% CPR)  (15% CPR)  (25% CPR)
DISTRIBUTION DATE                                           1          2          3          4          5
-----------------                                        -------    -------   ---------  ---------  ---------
Closing Date ......................................        100        100        100        100        100
December 10, 1998 .................................        100        100        100        100        100
December 10, 1999 .................................        100        100        100        100        100
December 10, 2000 .................................        100        100        100        100        100
December 10, 2001 .................................        100        100        100        100        100
December 10, 2002 .................................        100        100        100        100        100
December 10, 2003 .................................        100        100        100        100        100
December 10, 2004 .................................        100        100        100        100        100
December 10, 2005 .................................        100        100        100        100        100
December 10, 2006 .................................        100        100        100        100        100
December 10, 2007 .................................        100        100        100        100        100
December 10, 2008 .................................        100        100        100        100        100
December 10, 2009 .................................        100        100        100        100        100
December 10, 2010 .................................        100        100        100        100        100
December 10, 2011 .................................         27         21         15         11          5
December 10, 2012 (and thereafter) ................          0          0          0          0          0
Weighted Average Life (in years) ..................       13.8       13.8       13.7       13.7       13.7


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III," respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will generally consist of the Mortgage Loans (other than Additional Interest on the ARD Loans and default interest on all of the Mortgage Loans), any REO Properties acquired by the Trustee on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interest" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC
III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class B, Class C and Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except each ARD Loan is assumed to be paid in full on its Anticipated Repayment Date. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Duff & Phelps Credit Rating Co. ("DCR"), Moody's or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2 and Class IO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2 and Class IO Certificates that they be rated not lower than "AAA" by Fitch and "Aaa" by Moody's and, except with respect to the Class IO Certificates, "AAA" by Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of the Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     None of the Certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase each class of Offered Certificates.

     In the Underwriting Agreement, the Underwriter has agreed to purchase all of the Offered Certificates if any are purchased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $670,451,003, which includes accrued interest.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the

Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that an affiliate of the Master Servicer and GECA will purchase a portion of the Class C, Class D and Class E Certificates from the Underwriter in a negotiated transaction. To the extent the Underwriter offers a portion of such Classes to other purchasers, such offering may be made at different prices than those offered to such affiliate of the Master Servicer and GECA.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, the Underwriter does not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Willkie Farr & Gallagher, New York, New York.

                                     RATINGS

     It is a condition of their issuance that the Class A-1 and Class A-2 Certificates be rated not lower than "AAA" by each of Fitch and Standard & Poor's and "Aaa" by Moody's, that the Class IO be rated not lower than "AAA" by Fitch and "Aaa" by Moody's, that the Class B Certificates be rated not lower than "AA" by each of Fitch and Standard & Poor's and "Aa2" by Moody's, that the Class C Certificates be rated not lower than "A" by each of Fitch and Standard and Poor's and "A2" by Moody's, that the Class D Certificates be rated not lower than "BBB" by each of Fitch and Standard and Poor's and "Baa2" by Moody's and that the Class E Certificates be rated not lower than "BBB-" by Standard and Poor's and "Baa3" by Moody's.

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of distributions of interest and principal to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by the Rated Final Distribution Date, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the largest amortization term. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Additional Interest and Net Default Interest will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pools were to prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The rating does not address the timing or magnitude of reductions of the notional amounts of the Components of the Class IO Certificates, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Limited Nature of Ratings" in the Prospectus.




              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis .............................................                  S-33
Accrued Certificate Interest .............................                  S-58
Actual/360 basis .........................................                  S-33
Additional Interest ......................................                  S-33
Additional Servicing Fee .................................                  S-48
Additional Servicing Fee Rate ............................                  S-48
Additional Trust Fund Expenses ...........................            S-13, S-61
Administrative Cost Rate .................................                  S-38
Adjusted Mortgage Rate ...................................            S-10, S-33
Advance ..................................................            S-19, S-62
Anticipated Repayment Date ...............................            S-10, S-33
Appraisal Reduction Amount ...............................                  S-63
ARD Loans ................................................            S-10, S-33
Assumed Scheduled Payment ................................            S-18, S-59
Available Distribution Amount ............................                  S-55
Balloon Loans ............................................      S-10, S-30, S-34
Balloon Payment ..........................................            S-10, S-34
CBE ......................................................                  S-68
Certificate Balance ......................................            S-13, S-54
Certificate Owner ........................................             S-7, S-53
Certificate Registrar ....................................                  S-64
Certificateholders .......................................             S-9, S-55
Certificates .............................................        S-1, S-6, S-53
Class ....................................................        S-1, S-6, S-53
Closing Date .............................................                   S-7
Code .....................................................                  S-24
Collection Period ........................................                  S-55
Compensating Interest Payment ............................            S-20, S-50
Component ................................................            S-13, S-54
Constant Prepayment Rate .................................                  S-68
Controlling Class of Sequential Pay Certificates .........                  S-48
Corrected Mortgage Loan ..................................                  S-49
CPR ......................................................                  S-68
Credit Lease Loan ........................................                  S-38
Custodian ................................................                  S-45
Cut-Off Date .............................................                   S-1
Cut-Off Date Balance .....................................             S-7, S-32
Cut-Off Date DSCR ........................................                  S-36
Cut-Off Date LTV .........................................                  S-37
DCR ......................................................                  S-74
Debt Service Coverage Ratio ..............................                  S-36
Defeasance Collateral ....................................            S-11, S-34
Definitive Offered Certificate ...........................             S-7, S-53
Depositor ................................................                   S-1
Determination Date .......................................            S-19, S-55
Discount Rate ............................................                  S-60
Distributable Certificate Interest .......................            S-17, S-58
Distribution Date ........................................       S-2, S-14, S-55
Distribution Date Statement ..............................                  S-63
DSCR .....................................................                  S-36
DTC ......................................................             S-7, S-53
Due Dates ................................................                  S-33
ERISA ....................................................            S-24, S-74

                                                                            PAGE
                                                                            ----
Excluded Plan ............................................                  S-75
Exemption ................................................                  S-74
Fitch ....................................................                  S-25
Form 8-K .................................................                  S-47
Fully Amortizing Loans ...................................            S-10, S-33
GECA .....................................................                   S-6
GECC .....................................................                   S-6
GECLS ....................................................                   S-6
Initial Pool Balance .....................................        S-1, S-7, S-32
Initial Reserves at Closing ..............................                  S-33
IRS ......................................................                  S-73
Loan per Sq ft, Unit, Bed, Key or Room ...................                  S-37
Lockout Period ...........................................            S-11, S-34
Master Servicer ..........................................                  S-47
Master Servicing Fee .....................................                  S-49
Master Servicing Fee Rate ................................                  S-50
Merrill Lynch ............................................                   S-6
MLMCI ....................................................                   S-6
Monthly Payments .........................................                  S-10
Moody's ..................................................                  S-24
Mortgage File ............................................                  S-45
Mortgage Loan Purchase Agreements ........................                  S-45
Mortgage Loans ...........................................                   S-1
Mortgage Notes ...........................................                  S-26
Mortgage Pool ............................................                   S-1
Mortgage Rates ...........................................            S-10, S-37
Mortgaged Property .......................................        S-1, S-8, S-32
Net Aggregate Prepayment Interest Shortfall ..............            S-20, S-58
Net Cash Flow ............................................                  S-36
Net Default Interest .....................................                  S-14
Net Mortgage Rate ........................................            S-14, S-55
Nonrecoverable P&I Advance ...............................                  S-62
Occupancy Percentage .....................................                  S-38
Offered Certificates .....................................        S-1, S-6, S-53
OID Regulations ..........................................                  S-73
P&I Advance ..............................................            S-19, S-62
Participants .............................................             S-7, S-53
Party in Interest ........................................                  S-75
Percentage Premiums ......................................                  S-60
Plan .....................................................            S-24, S-74
Pooling and Servicing Agreement ..........................            S-12, S-53
Prepayment Interest Excess ...............................            S-20, S-50
Prepayment Interest Shortfall ............................            S-20, S-50
Prepayment Premium .......................................                  S-60
Principal Distribution Amount ............................            S-17, S-58
Principal Recovery Fee ...................................                  S-50
Private Certificates .....................................             S-6, S-53
PTE 95-60 ................................................                  S-76
Purchase Price ...........................................                  S-45
Qualified Appraiser ......................................                  S-63
Rate Differential ........................................                  S-60
Rated Final Distribution Date ............................                  S-25
Rating Agencies ..........................................                  S-25
Realized Losses ..........................................            S-13, S-61

                                                                            PAGE
                                                                            ----
Reimbursement Rate .....................................              S-20, S-63
Related Proceeds .......................................                    S-62
Remain Amort. Term .....................................                    S-36
Remaining Cash Flow ....................................              S-10, S-33
REMIC ..................................................               S-2, S-23
REMIC I ................................................         S-2, S-23, S-73
REMIC II ...............................................         S-2, S-23, S-73
REMIC III ..............................................         S-2, S-23, S-73
REMIC Administrator ....................................                    S-66
REMIC Regular Certificates .............................               S-6, S-53
REMIC Residual Certificates ............................                     S-6
Rental Property ........................................                    S-36
REO Extension ..........................................                    S-52
REO Loan ...............................................                    S-60
REO Property ...........................................              S-22, S-49
REO Tax ................................................                    S-52
Repayment LTV ..........................................                    S-37
Required Appraisal Date ................................                    S-63
Required Appraisal Loan ................................                    S-63
Required Defeasance Period .............................                    S-67
Restricted Group .......................................                    S-74
Scenario ...............................................                    S-70
Scheduled Payment ......................................              S-18, S-59
Securities Act .........................................                     S-6
Senior Certificates ....................................              S-20, S-60
Sequential Pay Certificates ............................                     S-6
Servicing Fees .........................................                    S-50
Servicing Fee Rate .....................................                    S-50
SMMEA ..................................................              S-25, S-76
Special Servicer .......................................                     S-6
Special Servicing Fee ..................................                    S-50
Special Servicing Fee Rate .............................                    S-50
Specially Serviced Mortgage Loans ......................                    S-49
Specially Serviced Trust Fund Assets ...................                    S-49
Standard & Poor's ......................................                    S-25
Stated Principal Balance ...............................              S-14, S-55
Stated Remaining Term ..................................                    S-38
Strip Rate .............................................                    S-13
Subordinated Certificates ..............................              S-20, S-60
Table Assumptions ......................................                    S-68
Trust Fund .............................................         S-1, S-13, S-53
Trustee ................................................                     S-2
Trustee Fee ............................................                    S-66
Trustee Fee Rate .......................................                    S-66
Underwriter ............................................                     S-1
Underwriting Agreement .................................                    S-76
Underwriting Reserves ..................................                    S-37
Voting Rights ..........................................                    S-65
Weighted Averages ......................................                    S-37
Weighted Average Net Mortgage Rate .....................              S-14, S-55
Year Built .............................................                    S-37
Yield Maintenance Charges ..............................                    S-60
Zoning Laws ............................................                    S-35

          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
             ANNEX A

 MTG.
 LOAN     CONTROL
SELLER      NO.            PROPERTY NAME                                    ADDRESS
===============================================================================================================
 GECA       63    Northlake Tower Festival                            3983-4073 LaVista Road
MLMCI       146   Rancho Bernardo Plaza                               16759-16707 Bernardo Center Drive
 GECA       91    The Links at Joneboro                               1424 Links Circle
 GECA       35    Free State Mall                                     15528 Annapolis Road
MLMCI       127   Oaks at Centreport                                  14300 Statler Court
 GECA       39    Glasgow Mobile Home Park                            268 Cornell Drive
 GECA       18    Citrus Creek Apartments                             5301 Citrus Blvd.
 GECA       70    Polo Club Apartments                                39352 Polo Club Drive
 GECA       46    Harbor Pointe Apartments                            331 Harbor Pointe Dr.
 GECA       29    Doylestown Shpg Cntr                                400 North Main Street
 GECA       69    Pine Trail Shopping Center                          4576 Okeechobee Blvd.
 GECA       71    Pueblo Del Sol                                      3751 Nellis Blvd.
 GECA       47    Haymarket Square                                    1690 - 1750 Boston Road
 GECA       28    Dover Farms Apartments                              8290 Royalton Road
 GECA       96    West Goshen Shopping Center                         997 Paoli Pike @ Route 202

 GECA       93    Twin Rivers Mall                                    3100 Claredon Blvd
 GECA        1    1601 Bronxdale Avenue                               1601 Bronxdale Avenue
 GECA       27    Dogwood Lakes Apartments                            1907 Highway 5 North
 GECA       20    Courtyard - Waterbury                               63 Grand Street
 GECA       59    Melody Lakes                                        1045 N West End Blvd.


 GECA        7    All Aboard-N.Hollywood                              7400 Coldwater Canyyon Avenue
 GECA        7    All Aboard-Concord                                  1599 Solano Way
 GECA        7    All Aboard-Northridge                               18500 Eddy Street


 GECA       82    Shoppes of Deer Creek                               Hillsboro Blvd & Powerline Rd.
MLMCI       160   Bucks County Industrial (95 Expressway)             Progress & Marshall Drives
 GECA       32    Federal Express Building                            12600 Prairie Avenue


 GECA       77    Security Portfolio IIA - Plano                      1919 West 15th Street
 GECA       77    Security Portfolio IIA - Aurora - Iliff             10661 Iliff Avenue
 GECA       77    Security Portfolio IIA - Aurora - Buckley           4480 South Buckley
 GECA       77    Security Portfolio IIA - Austin                     10210 North Lamar


 GECA       84    Stadium MHP                                         6700 E Russell Road
 GECA       22    Cypress Pointe Apartments                           1227 Pin Oak Drive
 GECA       60    Metro Center II                                     555 Metro Place South
MLMCI       154   Windsail Apartments                                 9808 East 73rd Street South
 GECA       87    Summer Lake                                         4929 Tuckasseegee Road
 GECA       200   Willow Pond Apartments                              8402 Waterford Avenue
 GECA       49    Hunt Club                                           1500 Sparkman Drive

 GECA        8    Amber Ridge                                         2421 Foothill Blvd.
 GECA        5    All Aboard - Sunnyvale                              106 Lawrence Station Road
 GECA       34    Fountain Park Shopping Center                       4231 Macon Rd @ Reese Rd.
 GECA       90    The Bluffs at Northwoods                            1850 Yellowstone Court
MLMCI       120   Fountains of Woodmeadow Apartments                  10950 Woodmeadow Parkway
 GECA       92    Town Center Shopping Center                         Route 202 & Lenape Drive
MLMCI       116   Town & Country Business Park                        4060, 4110 - 4190 East Bijou Street
 GECA       99    Westwood Village                                    6777 Rasberry Lane
MLMCI       152   Brandywine Apartments                               4020 South 130th East Ave.
 GECA       42    Hampton Inn - Allentown                             7471 Keebler Way

 GECA       14    Canyon Point Apartments                             16550 Henderson Pass
MLMCI       109   AAAAA Rent-A-Space-San Leandro                      2000 Doolittle Dr



 MTG.
 LOAN     CONTROL                                                   ZIP                                         ORIGINAL
SELLER      NO.     CITY                                  STATE    CODE      PROPERTY TYPE                      BALANCE
==========================================================================================================================
 GECA       63    Tucker                                   GA      30084     Anchored Retail                   $17,600,000
MLMCI       146   Rancho Bernardo                          CA      92128     Anchored Retail                    16,500,000
 GECA       91    Jonesboro                                AR      72404     Multifamily                        15,750,000
 GECA       35    Bowie                                    MD      20715     Anchored Retail                    15,550,000
MLMCI       127   Fort Worth                               TX      76156     Multifamily                        15,540,000
 GECA       39    Newark                                   DE      19702     Manufactured Housing               15,200,000
 GECA       18    Harahan                                  LA      70123     Multifamily                        15,000,000
 GECA       70    Farmington Hills                         MI      48334     Multifamily                        14,875,000
 GECA       46    Mt. Pleasant (Charleston)                SC      29464     Multifamily                        14,874,000
 GECA       29    Doylestown                               PA      18901     Anchored Retail                    14,000,000
 GECA       69    West Palm Beach                          FL      33401     Anchored Retail                    13,900,000
 GECA       71    Las Vegas                                NV      89121     Manufactured Housing               13,600,000
 GECA       47    Springfield                              MA      01129     Anchored Retail                    12,550,000
 GECA       28    North Royalton                           OH      44133     Multifamily                        11,800,000
 GECA       96    West Chester                             PA      19380     Anchored Retail                    11,000,000

 GECA       93    New Bern                                 NC      28562     Anchored Retail                    10,500,000
 GECA        1    Bronx                                    NY      10462     Industrial                          9,400,000
 GECA       27    Benton                                   AR      72015     Multifamily                         9,000,000
 GECA       20    Waterbury                                CT      06702     Hospitality                         8,808,000
 GECA       59    Quakertown                               PA      18951     Manufactured Housing                8,800,000


 GECA        7    N. Hollywood                             CA      91605     Self Storage                        3,496,552
 GECA        7    Concord                                  CA      94520     Self Storage                        2,787,107
 GECA        7    Northridge                               CA      91324     Self Storage                        2,461,341
                                                                                                               -----------
                                                                                                                 8,745,000

 GECA       82    Deerfield Beach                          FL      33073     Anchored Retail                     8,700,000
MLMCI       160   Bensalem                                 PA      19020     Industrial                          8,450,000
 GECA       32    Hawthorne                                CA      90250     Industrial                          8,300,000


 GECA       77    Plano                                    TX      75075     Self Storage                        2,362,500
 GECA       77    Aurora (Denver)                          CO      80014     Self Storage                        2,062,500
 GECA       77    Aurora (Denver)                          CO      80015     Self Storage                        1,875,000
 GECA       77    Austin                                   TX      78753     Self Storage                        1,875,000
                                                                                                               -----------
                                                                                                                 8,175,000

 GECA       84    Las Vegas                                NV      89122     Manufactured Housing                8,050,000
 GECA       22    Flowood                                  MS      39208     Multifamily                         7,200,000
 GECA       60    Dublin                                   OH      43017     Office                              7,150,000
MLMCI       154   Tulsa                                    OK      74133     Multifamily                         7,125,000
 GECA       87    Charlotte                                NC      28208     Multifamily                         6,600,000
 GECA       200   Tampa                                    FL      33604     Multifamily                         6,500,000
 GECA       49    Huntsville                               AL      35816     Multifamily                         6,450,000

 GECA        8    La Verne                                 CA      91750     Multifamily                         6,280,000
 GECA        5    Sunnyvale                                CA      94086     Self Storage                        6,088,000
 GECA       34    Columbus                                 GA      31907     Anchored Retail                     6,000,000
 GECA       90    Gastonia                                 NC      28054     Multifamily                         5,650,000
MLMCI       120   Dallas                                   TX      75228     Multifamily                         5,600,000
 GECA       92    New Britain                              PA      18901     Anchored Retail                     5,500,000
MLMCI       116   Colorado Springs                         CO      80909     Industrial                          5,475,000
 GECA       99    Shreveport                               LA      71129     Multifamily                         5,440,000
MLMCI       152   Tulsa                                    OK      74134     Multifamily                         5,350,000
 GECA       42    Allentown                                PA      18106     Hospitality                         5,325,000

 GECA       14    San Antonio                              TX      78232     Multifamily                         5,328,000
MLMCI       109   San Leandro                              CA      94577     Self Storage                        5,330,000



 MTG.                       CUT-OFF                             CUMULATIVE % OF
 LOAN     CONTROL             DATE            % OF INITIAL       INITIAL POOL          BORROWER
SELLER      NO.             BALANCE           POOL BALANCE          BALANCE           AFFILIATED      CROSSED
===============================================================================================================
 GECA       63          $17,600,000.00            2.56%               2.56%        Cntl #'s 28 & 61
MLMCI       146          16,463,424.83            2.40                4.96
 GECA       91           15,750,000.00            2.29                7.26         Cntl #27
 GECA       35           15,516,994.68            2.26                9.52         Cntl #61
MLMCI       127          15,494,443.57            2.26               11.78
 GECA       39           15,200,000.00            2.21               13.99
 GECA       18           14,987,631.66            2.18               16.17
 GECA       70           14,875,000.00            2.17               18.34
 GECA       46           14,874,000.00            2.17               20.51
 GECA       29           13,982,690.20            2.04               22.55         Cntl #'s 92 & 96
 GECA       69           13,861,085.35            2.02               24.57
 GECA       71           13,561,075.89            1.98               26.54
 GECA       47           12,509,596.67            1.82               28.36
 GECA       28           11,783,982.91            1.72               30.08         Cntl #'s 61& 63
 GECA       96           10,986,719.13            1.60               31.68         Cntl #'s 29 & 92

 GECA       93           10,479,568.36            1.53               33.21
 GECA        1            9,353,356.91            1.36               34.57
 GECA       27            8,981,410.39            1.31               35.88         Cntl #91
 GECA       20            8,808,000.00            1.28               37.16         Cntl #'s 31& 42
 GECA       59            8,800,000.00            1.28               38.45


 GECA        7            3,489,304.99
 GECA        7            2,781,330.06
 GECA        7            2,456,239.54
                        -------------
                          8,726,874.59            1.27               39.72         Cntl #'s 3,4,5,6 & 62

 GECA       82            8,687,226.40            1.27               40.98
MLMCI       160           8,443,057.48            1.23               42.21
 GECA       32            8,290,749.24            1.21               43.42

 GECA       77            2,357,367.88
 GECA       77            2,058,019.57
 GECA       77            1,870,926.89
 GECA       77            1,870,926.89
                        --------------
                          8,157,241.22            1.19               44.61         Cntl #76

 GECA       84            8,024,604.92            1.17               45.78         Cntl #51
 GECA       22            7,189,555.06            1.05               46.83
 GECA       60            7,150,000.00            1.04               47.87
MLMCI       154           7,116,115.23            1.04               48.90         Cntl #'s 153, 152
 GECA       87            6,600,000.00            0.96               49.87
 GECA       200           6,490,475.59            0.95               50.81         Cntl #'s 49 & 68
 GECA       49            6,445,126.24            0.94               51.75         Cntl #'s 68 & 200

 GECA        8            6,272,148.77            0.91               52.66
 GECA        5            6,075,278.73            0.89               53.55         Cntl #'s 3,4,6,7 & 62
 GECA       34            6,000,000.00            0.87               54.42
 GECA       90            5,641,570.73            0.82               55.25
MLMCI       120           5,588,350.57            0.81               56.06         Cntl #119
 GECA       92            5,493,359.56            0.80               56.86         Cntl #'s 29 & 96
MLMCI       116           5,456,045.25            0.79               57.66
 GECA       99            5,440,000.00            0.79               58.45
MLMCI       152           5,343,242.53            0.78               59.23         Cntl #'s 153, 154
 GECA       42            5,325,000.00            0.78               60.00         Cntl #'s 20 & 31

 GECA       14            5,320,035.24            0.78               60.78
MLMCI       109           5,311,640.92            0.77               61.55


                                     Page 1


                                                                                               STATE    ORIG         REM
 MTG.                                                                                  ORIG    REM      AMORT       AMORT
 LOAN     CONTROL             INTEREST ACCRUAL      MORTGAGE       ADMINISTRATIVE      TERM    TERM      TERM        TERM
SELLER      NO.                    METHOD             RATE           COST RATE        (MOS.)  (MOS.)    (MOS.)      (MOS.)
==========================================================================================================================
 GECA       63                     30/360             7.640%           0.075           144      144      360         360
MLMCI       146                    30/360             8.720            0.105            84      75       330         321
 GECA       91                   Actual/360           7.140            0.075           300      300      300         300
 GECA       35                     30/360             7.770            0.075           120      117      360         357
MLMCI       127                    30/360             7.610            0.105           120      116      360         356
 GECA       39                     30/360             8.200            0.075           120      120      360         360
 GECA       18                   Actual/360           6.970            0.075           120      119      360         359
 GECA       70                     30/360             7.390            0.075           120      120      360         360
 GECA       46                   Actual/360           7.300            0.075           300      300      300         300
 GECA       29                     30/360             6.990            0.075           120      119      300         299
 GECA       69                     30/360             7.840            0.075           168      164      360         356
 GECA       71                     30/360             7.730            0.075            84      80       360         356
 GECA       47                     30/360             8.270            0.075           120      115      360         355
 GECA       28                     30/360             7.960            0.075           120      118      360         358
 GECA       96                     30/360             7.140            0.075           120      119      300         299

 GECA       93                     30/360             8.200            0.075           120      117      360         357
 GECA        1                     30/360             8.440            0.075           132      127      300         295
 GECA       27                   Actual/360           7.530            0.075           300      298      300         298
 GECA       20                   Actual/360           7.700            0.075           120      120      300         300
 GECA       59                     30/360             7.920            0.075           120      120      360         360


 GECA        7
 GECA        7
 GECA        7

                                   30/360             8.110            0.075           120      118      300         298

 GECA       82                   Actual/360           7.570            0.075           180      178      360         358
MLMCI       160                  Actual/360           7.460            0.105           120      119      360         359
 GECA       32                   Actual/360           7.640            0.075           144      143      300         299

 GECA       77
 GECA       77
 GECA       77
 GECA       77

                                   30/360             7.820            0.075           120      118      300         298

 GECA       84                     30/360             8.370            0.075            84      79       360         355
 GECA       22                     30/360             7.630            0.075           120      118      360         358
 GECA       60                   Actual/360           7.700            0.075           120      120      360         360
MLMCI       154                  Actual/360           7.600            0.145           120      118      360         358
 GECA       87                     30/360             7.780            0.075           120      120      360         360
 GECA       200                    30/360             7.580            0.075           120      118      360         358
 GECA       49                   Actual/360           7.410            0.075           120      119      360         359

 GECA        8                   Actual/360           7.590            0.075           120      118      360         358
 GECA        5                     30/360             8.060            0.075           120      118      300         298
 GECA       34                     30/360             7.350            0.075           120      120      360         360
 GECA       90                     30/360             7.490            0.075           120      118      360         358
MLMCI       120                    30/360             7.870            0.105           180      177      360         357
 GECA       92                     30/360             7.140            0.075           120      119      300         299
MLMCI       116                    30/360             8.125            0.105           120      116      324         320
 GECA       99                   Actual/360           7.500            0.075           300      300      360         360
MLMCI       152                  Actual/360           7.550            0.145           120      118      360         358
 GECA       42                   Actual/360           7.700            0.075           120      120      300         300

 GECA       14                     30/360             7.480            0.075           120      118      360         358
MLMCI       109                    30/360             9.280            0.105           300      296      300         296




 LOAN     CONTROL  ORIGINATION     REPAYMENT     BALLOON / REPAYMENT
SELLER      NO.       DATE            DATE             BALANCE              MATURITY TERM
=============================================================================================
 GECA       63      11/12/97       12/01/2009        $14,619,786                 ARD
MLMCI       146     02/07/97       03/01/2004         15,256,910               Balloon
 GECA       91      11/07/97       12/01/2022            NAP                  Full Amort
 GECA       35      08/29/97       09/01/2007         13,575,701                 ARD
MLMCI       127     07/14/97       08/01/2007         13,520,426               Balloon
 GECA       39      11/13/97       12/01/2007         13,388,464                 ARD
 GECA       18      10/31/97       11/01/2007         13,067,824                 ARD
 GECA       70      11/07/97       12/01/2007         12,879,278                 ARD
 GECA       46      11/07/97       12/01/2022            NAP                  Full Amort
 GECA       29      10/31/97       11/01/2007         11,005,586               Balloon
 GECA       69      08/01/97       08/01/2011         10,971,090               Balloon
 GECA       71      07/31/97       08/01/2004         12,530,399                 ARD
 GECA       47      06/13/97       07/01/2007         11,069,741                 ARD
 GECA       28      09/26/97       10/01/2007         10,342,966                 ARD
 GECA       96      10/31/97       11/01/2007         8,683,487                Balloon

 GECA       93      08/25/97       09/01/2007         9,248,610                  ARD
 GECA        1      06/25/97       07/01/2008         7,409,178                  ARD
 GECA       27      09/26/97       10/01/2022            NAP                  Full Amort
 GECA       20      11/14/97       12/01/2007         7,195,481                  ARD
 GECA       59      11/05/97       12/01/2007         7,706,993                  ARD


 GECA        7                                        2,831,795
 GECA        7                                        2,257,228
 GECA        7                                        1,993,396
                                                    -----------------
                    09/11/97       10/01/2007         7,082,419                  ARD

 GECA       82      09/30/97       10/01/2012         6,827,123                  ARD
MLMCI       160     10/16/97       11/01/2007         7,356,658                Balloon
 GECA       32      10/24/97       11/01/2009         6,292,631                  ARD

 GECA       77
 GECA       77                                        1,899,234
 GECA       77                                        1,658,062
 GECA       77                                        1,507,329
                                                      1,507,329
                                                    -----------------
                    09/26/97       10/01/2007         6,571,953                  ARD

 GECA       84      06/04/97       07/01/2004         7,480,588                  ARD
 GECA       22      09/05/97       10/01/2007         6,267,007                  ARD
 GECA       60      11/14/97       12/01/2007         6,346,985                  ARD
MLMCI       154     09/25/97       10/01/2007         6,309,444                Balloon
 GECA       87      11/13/97       12/01/2007         5,763,258                  ARD
 GECA       200     09/18/97       10/01/2007         5,651,629                  ARD
 GECA       49      10/29/97       11/01/2007         5,683,603                  ARD

 GECA        8      09/16/97       10/01/2007         5,559,785                  ARD
 GECA        5      09/11/97       10/01/2007         4,924,353                  ARD
 GECA       34      11/13/97       12/01/2007         5,190,348                  ARD
 GECA       90      09/18/97       10/01/2007         4,902,836                  ARD
MLMCI       120     08/13/97       09/01/2012         4,280,327                Balloon
 GECA       92      10/31/97       11/01/2007         4,341,744                  ARD
MLMCI       116     07/25/97       08/01/2007         4,610,821                Balloon
 GECA       99      11/13/97       12/01/2022         2,276,057                Balloon
MLMCI       152     09/25/97       10/01/2007         4,731,718                Balloon
 GECA       42      11/14/97       12/01/2007         4,350,129                  ARD

 GECA       14      09/25/97       10/01/2007         4,622,397                  ARD
MLMCI       109     07/11/97       08/01/2022            NAP                  Full Amort



                                                                                                            ANNUAL           UND.
 LOAN     CONTROL                                                                                            DEBT           TOTAL
SELLER      NO.                                   PREPAYMENT RESTRICTIONS                                   SERVICE        REVENUE
====================================================================================================================================
 GECA       63     3 yr lock, > 1% or YM through yr 11 3/4, open last 3 months                             $1,497,040     $4,377,124
MLMCI       146    4 yr lock, >1% or YM through yr 6 3/4, open last 3 months                                1,584,043      2,787,609
 GECA       91     10 yr lock, > 1% or YM through yr 20, open last 60 months                                1,352,740      2,489,076
 GECA       35     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                               1,339,405      2,905,938
MLMCI       127    2 yr lock, >1% or YM through yr 9 1/2, open last 6 months                                1,317,970      3,915,045
 GECA       39     5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                               1,363,904      2,840,984
 GECA       18     3 yr lock, > 1% or YM through yr 9 1/2, open last 6 months                               1,193,920      2,382,288
 GECA       70     3 yr lock, > 1% or YM through yr 9 1/2, open last 6 months                               1,234,680      2,546,216
 GECA       46     7 1/2 yr lock, > 1% or YM through yr 15, open last 120 months                            1,295,879      2,735,557
 GECA       29     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                               1,186,318      2,899,364
 GECA       69     4 yr lock, > 1% or YM through yr 13 3/4, open last 3 months                              1,205,366      2,630,479
 GECA       71     5 yr lock, > 1% or YM through yr 6 3/4, open last 3 months                               1,166,930      2,163,162
 GECA       47     4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                               1,133,526      2,140,390
 GECA       28     5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                               1,035,065      2,560,201
 GECA       96     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 944,770      2,264,995

 GECA       93     4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 942,171      2,596,245
 GECA        1     3 yr lock, > 1% or YM through yr 10 3/4, open last 3 months                                903,740      1,873,825
 GECA       27     10 yr lock, > 1% or YM through yr 20, open last 60 months                                  800,219      1,546,820
 GECA       20     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 794,886      5,172,226
 GECA       59     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 768,974      1,775,906


 GECA        7                                                                                                               659,696
 GECA        7                                                                                                               588,598
 GECA        7                                                                                                               517,294
                                                                                                          -----------    -----------
                   4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 817,606      1,765,589

 GECA       82     3 yr lock, > 1% or YM through yr 14 7/12, open last 5 months                               734,991      1,528,492
MLMCI       160    5 yr lock, > 1% or YM  through yr 9 3/4, open last 3 months                                713,680      2,065,852
 GECA       32     4 yr lock, > 1% or YM through yr 9.5, open last 30 months                                  745,129      1,026,777

 GECA       77
 GECA       77                                                                                                               474,925
 GECA       77                                                                                                               434,635
 GECA       77                                                                                                               387,505
                                                                                                                             320,610
                                                                                                          -----------    -----------
                   2 yr lock, > 1% or YM through yr 9 1/2, open last 6 months                                 745,488      1,617,675

 GECA       84     3 yr lock, > 1% or YM through yr 5, open last 24 months                                    733,889      1,385,016
 GECA       22     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 611,831      1,387,368
 GECA       60     3 yr lock, > Defeasance through yr 9 3/4, open last 3 months                               611,720      1,552,493
MLMCI       154    >1% or YM through yr 8, 3% yr 9,open last 12 months                                        603,694      1,537,786
 GECA       87     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 569,041      1,489,733
 GECA       200    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 549,672      1,784,151
 GECA       49     4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 536,430      1,620,250

 GECA        8     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 531,580      1,188,627
 GECA        5     4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 566,765      1,023,708
 GECA       34     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 496,060        938,705
 GECA       90     4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 473,603      1,133,916
MLMCI       120    8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                                 487,013      1,214,097
 GECA       92     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 472,385      1,443,682
MLMCI       116    5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                  501,134      1,053,948
 GECA       99     10 yr lock, > 1% or YM through yr 24 3/4, open last 3 months                               456,447      1,340,481
MLMCI       152    >1% or YM through yr 8, 3% yr 9,open last 12 months                                        451,096      1,237,935
 GECA       42     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 480,559      2,425,786

 GECA       14     3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                 446,175      1,374,186
MLMCI       109    10 yr lock, yr 11, 12@4%, 13, 14, 15, 16@3%, 17, 18@2%, 19, 20@1%, open last 60 months     549,066      1,666,022



                        UND.                           CUT-OFF
 LOAN    CONTROL       TOTAL           UND.             DATE
SELLER     NO.        EXPENSE          NCF              DSCR
=================================================================
 GECA      63         $2,103,434    $2,156,115           1.44x
MLMCI      146           669,535     2,021,787           1.28
 GECA      91            781,102     1,707,974           1.26
 GECA      35            864,500     1,923,339           1.44
MLMCI      127         2,060,270     1,854,774           1.41
 GECA      39          1,088,822     1,752,162           1.28
 GECA      18            711,644     1,670,644           1.40
 GECA      70            977,712     1,568,504           1.27
 GECA      46          1,082,804     1,652,753           1.28
 GECA      29            800,086     1,931,101           1.63
 GECA      69          1,054,432     1,503,008           1.27
 GECA      71            763,259     1,399,903           1.20
 GECA      47            598,729     1,485,893           1.31
 GECA      28          1,235,358     1,324,843           1.28
 GECA      96            744,736     1,404,924           1.49

 GECA      93          1,241,323     1,221,738           1.30
 GECA       1            550,676     1,228,093           1.36
 GECA      27            511,743     1,035,077           1.29
 GECA      20          3,933,765     1,238,461           1.56
 GECA      59            778,523       997,383           1.30


 GECA       7            206,040       453,656
 GECA       7            199,284       389,314
 GECA       7            203,797       313,497
                      ------------------------
                         609,121     1,156,468           1.41

 GECA      82            492,455     1,002,331           1.36
MLMCI      160         1,064,141       943,181           1.32
 GECA      32             22,068     1,004,701           1.35

 GECA      77
 GECA      77            181,297       293,628
 GECA      77            173,841       260,794
 GECA      77            155,740       231,765
                         104,789       215,821
                      ------------------------
                         615,667     1,002,008           1.34

 GECA      84            449,322       935,694           1.27
 GECA      22            522,744       864,624           1.41
 GECA      60            627,335       792,958           1.30
MLMCI      154           746,660       791,127           1.31
 GECA      87            690,203       799,529           1.41
 GECA      200         1,037,530       746,622           1.36
 GECA      49            871,282       748,967           1.40

 GECA       8            530,147       658,480           1.24
 GECA       5            271,836       751,872           1.33
 GECA      34            199,422       722,791           1.46
 GECA      90            516,750       617,165           1.30
MLMCI      120           609,975       604,122           1.24
 GECA      92            609,187       762,870           1.61
MLMCI      116           255,984       764,047           1.52
 GECA      99            766,258       574,222           1.26
MLMCI      152           657,762       580,173           1.29
 GECA      42          1,641,613       784,173           1.63

 GECA      14            752,503       621,683           1.39
MLMCI      109           743,871       922,151           1.68


                                     Page 2


                                                                                                                      LOAN PER
  MTG.                                              CUT-OFF                                  SQ FT, UNITS,           SQ FT, UNIT,
  LOAN     CONTROL       APPRAISED     APPRAISAL      DATE      REPAYMENT      YEAR             PADS                    PAD
 SELLER      NO.          VALUE          YEAR         LTV          LTV         BUILT           OR ROOM                OR ROOM
====================================================================================================================================
  GECA        63        $22,000,000      1997        80.00%       66.45%       1983          321,623 sq. ft.       $54.72 / sq. ft.
  MLMCI      146         22,000,000      1997        74.83        69.35        1982          167,407 sq. ft.         98.34/ sq. ft.
  GECA        91         20,200,000      1997        77.97        0.00         1997              432 units          36,458/ unit
  GECA        35         20,500,000      1997        75.69        66.22        1969          322,301 sq. ft.         48.14/ sq. ft.
  MLMCI      127         19,480,000      1997        79.54        69.41        1985              726 units          21,342/ unit
  GECA        39         20,800,000      1997        73.08        64.37        1964              776 pads           19,588/ pad
  GECA        18         18,750,000      1997        79.93        69.70        1997              246 units          60,925/ unit
  GECA        70         18,500,000      1997        80.41        69.62        1986              281 units          52,936/ unit
  GECA        46         18,500,000      1997        80.40        0.00         1986              344 units          43,238/ unit
  GECA        29         23,150,000      1997        60.40        47.54        1959          261,406 sq. ft.         53.49/ sq. ft.
  GECA        69         17,300,000      1997        80.12        63.42        1981          269,057 sq. ft.         56.02/ sq. ft.
  GECA        71         17,380,000      1997        78.03        72.10        1975              451 pads           30,069/ pad
  GECA        47         16,700,000      1997        74.91        66.29        1981          135,212 sq. ft.         92.52/ sq. ft.
  GECA        28         15,000,000      1997        78.56        68.95        1990              300 units          39,280/ unit
  GECA        96         17,900,000      1997        61.38        48.51        1960          277,414 sq. ft.         39.60/ sq. ft.

  GECA        93         15,000,000      1997        69.86        61.66        1979          206,294 sq. ft.         50.80/ sq. ft.
  GECA        1          11,750,000      1997        79.60        63.06        1930          319,743 sq. ft.         29.25/ sq. ft.
  GECA        27         11,350,000      1997        79.13        0.00         1996              276 units          32,541/ unit
  GECA        20         15,300,000      1997        57.57        47.03        1989              199 rooms          44,261/ room
  GECA        59         11,000,000      1997        80.00        70.06        1965              353 pads           24,929/ pad


  GECA        7           4,830,000      1997                                  1993           57,060 sq. ft.         61.15/ sq. ft.
  GECA        7           3,850,000      1997                                  1992           49,332 sq. ft.         56.38/ sq. ft.
  GECA        7           3,400,000      1997                                  1991           58,830 sq. ft.         41.75/ sq. ft.
                        -----------      ----        -----                                   ---------------         --------------
                         12,080,000                  72.24        58.63                      165,222 sq. ft.         52.82/ sq. ft.

  GECA        82         12,900,000      1997        67.34        52.92        1984          209,059 sq. ft.         41.55/ sq. ft.
  MLMCI      160         11,500,000      1997        73.42        63.97        1972          240,722 sq. ft.         35.07/ sq. ft.
  GECA        32         11,400,000      1997        72.73        55.20        1997          118,012 sq. ft.         70.25/ sq. ft.


  GECA        77          3,150,000      1997                                  1994           52,945 sq. ft.         44.52/ sq. ft.
  GECA        77          2,750,000      1997                                  1995           61,555 sq. ft.         33.43/ sq. ft.
  GECA        77          2,500,000      1997                                  1995           52,500 sq. ft.         35.64/ sq. ft.
  GECA        77          2,500,000      1997                                  1995           52,460 sq. ft.         35.66/ sq. ft.
                        -----------      ----                                                ---------------         --------------
                         10,900,000                  74.84        60.29                      225,215 sq. ft.        37.17 / sq. ft.

  GECA        84         10,500,000      1997        76.42        71.24        1981              282 pads           28,456/ pad
  GECA        22          9,000,000      1997        79.88        69.63        1996              192 units          37,446/ unit
  GECA        60          9,700,000      1997        73.71        65.43        1982          100,113 sq. ft.         71.42/ sq. ft.
  MLMCI      154          9,100,000      1997        78.20        69.33        1984              297 units          23,960/ unit
  GECA        87          8,850,000      1997        74.58        65.12        1974              288 units          22,917/ unit
  GECA       200          8,900,000      1997        72.93        63.50        1974              324 units          20,032/ unit
  GECA        49          8,100,000      1997        79.57        70.17        1974              395 units          16,317/ unit

  GECA        8           8,100,000      1997        77.43        68.64        1973              136 units          46,119/ unit
  GECA        5           9,000,000      1997        67.50        54.72        1992           78,000 sq. ft.         77.89/ sq. ft.
  GECA        34          7,500,000      1997        80.00        69.20        1983          107,106 sq. ft.         56.02/ sq. ft.
  GECA        90          7,400,000      1997        76.24        66.25        1985              176 units          32,054/ unit
  MLMCI      120          7,000,000      1997        79.83        61.15        1985              241 units          23,188/ unit
  GECA        92          8,100,000      1997        67.82        53.60        1969          126,313 sq.ft.          43.49/ sq. ft.
  MLMCI      116          7,500,000      1997        72.75        61.48        1982          123,223 sq. ft.         44.28/ sq. ft.
  GECA        99          6,800,000      1997        80.00        33.47        1986              248 units          21,935/ unit
  MLMCI      152          6,800,000      1997        78.58        69.58        1983              296 units          18,051/ unit
  GECA        42          7,100,000      1997        75.00        61.27        1987              124 rooms          42,944/ room

  GECA        14          6,700,000      1997        79.40        68.99        1984              214 units          24,860/ unit
  MLMCI      109          8,100,000      1997        65.58         0.00        1978          210,189 sq. ft.         25.27/ sq. ft.




  MTG.                                        INITIAL
  LOAN     CONTROL           OCCUPANCY        RESERVES          UNDERWRITING
 SELLER      NO.             PERCENTAGE      AT CLOSING           RESERVES
====================================================================================
  GECA        63                99%          $ 269,563         $0.15 per sq. ft.
  MLMCI      146                95              58,526          0.17 per sq. ft.
  GECA        91                95              15,338           304 per unit
  GECA        35                99             633,000          0.20 per sq. ft.
  MLMCI      127                96              13,731           250 per unit
  GECA        39                95             509,063            50 per pad
  GECA        18                100                -             200 per unit
  GECA        70                94               4,750           200 per unit
  GECA        46                98              33,438           174 per unit
  GECA        29                99              50,000          0.15 per sq. ft.
  GECA        69                97              98,000          0.15 per sq. ft.
  GECA        71                99              56,056            25 per pad
  GECA        47                95              68,437          0.15 per sq. ft.
  GECA        28                98              12,500           250 per unit
  GECA        96                98              42,500          0.15 per sq. ft.

  GECA        93                93             625,000          0.15 per sq. ft.
  GECA        1                 97                 -            0.15 per sq. ft.
  GECA        27                100             11,563           252 per unit
  GECA        20                N/A                -              4% of revenue
  GECA        59                100                -              51 per pad


  GECA        7                 94                              0.10 per sq. ft.
  GECA        7                 95                              0.10 per sq. ft.
  GECA        7                 85                              0.10 per sq. ft.
                                                19,200

  GECA        82                91              36,800          0.17 per sq. ft.
  MLMCI      160                87               5,000          0.17 per sq. ft.
  GECA        32                100                -            0.10 per sq. ft.


  GECA        77                92                              0.05 per sq. ft.
  GECA        77                97                              0.06 per sq. ft.
  GECA        77                98                              0.06 per sq. ft.
  GECA        77                81                              0.05 per sq. ft.
                                --
                                90               2,500

  GECA        84                100                -              25 per pad
  GECA        22                100              6,875           200 per unit
  GECA        60                94                 -            0.18 per sq. ft.
  MLMCI      154                97              17,188           225 per unit
  GECA        87                97              72,312           250 per unit
  GECA       200                92             233,044           259 per unit
  GECA        49                97             378,600           250 per unit

  GECA        8                 95              11,650           298 per unit
  GECA        5                 99               2,500          0.15 per sq. ft.
  GECA        34                100             95,666          0.21 per sq. ft.
  GECA        90                97             250,825           374 per unit
  MLMCI      120                95              68,750           235 per unit
  GECA        92                96             413,980          0.28 per sq. ft.
  MLMCI      116                100             27,175          0.17 per sq. ft.
  GECA        99                96              10,000           250 per unit
  MLMCI      152                99              27,500           200 per unit
  GECA        42                N/A              2,656            4% of revenue

  GECA        14                96             101,000           291 per unit
  MLMCI      109                61                 -            0.15 per sq. ft.



                           LARGEST RETAIL/COMMERCIAL TENANT
  MTG.                     -----------------------------------------------------------------
  LOAN     CONTROL                                            AREA LEASED          LEASE             CONTROL
 SELLER      NO.              NAME                             (SQ. FT.)          EXP DATE             NO.
================================================================================================================
  GECA        63             Toys R Us                           43,000          01/31/2009             63
  MLMCI      146             Sav-on-Drugs                        45,000          05/14/2012            146
  GECA        91                                                                                        91
  GECA        35             Sears                               87,400          12/01/2004             35
  MLMCI      127                                                                                       127
  GECA        39                                                                                        39
  GECA        18                                                                                        18
  GECA        70                                                                                        70
  GECA        46                                                                                        46
  GECA        29             Acme Markets                        69,795          02/08/2007             29
  GECA        69             Service Merchandise                 67,104          01/31/2012             69
  GECA        71                                                                                        71
  GECA        47             Staples                             25,175          03/31/2006             47
  GECA        28                                                                                        28
  GECA        96             K-Mart                             105,172          05/02/2011             96

  GECA        93             J.C. Penney                         69,125          08/31/1999             93
  GECA        1              Woodbury Automotive Inc.           135,800          02/28/2006             1
  GECA        27                                                                                        27
  GECA        20                                                                                        20
  GECA        59                                                                                        59


  GECA        7                                                                                         7
  GECA        7                                                                                         7
  GECA        7                                                                                         7
                                                                                                        7

  GECA        82             Kmart                               89,062          10/31/2008             82
  MLMCI      160             Xenotechnix                         15,737          12/31/1998            160
  GECA        32             Federal Express                    118,012          05/31/2007             32


  GECA        77                                                                                        77
  GECA        77                                                                                        77
  GECA        77                                                                                        77
  GECA        77                                                                                        77


  GECA        84                                                                                        84
  GECA        22                                                                                        22
  GECA        60             Kalmar AC                           9,786           08/31/1998             60
  MLMCI      154                                                                                       154
  GECA        87                                                                                        87
  GECA       200                                                                                       200
  GECA        49                                                                                        49

  GECA        8                                                                                         8
  GECA        5                                                                                         5
  GECA        34             Winn-Dixie #443                     41,125          11/14/2017             34
  GECA        90                                                                                        90
  MLMCI      120                                                                                       120
  GECA        92             Clemens Market                      36,000          11/10/2009             92
  MLMCI      116             Allied Signal                       46,897          09/30/1999            116
  GECA        99                                                                                        99
  MLMCI      152                                                                                       152
  GECA        42                                                                                        42

  GECA        14                                                                                        14
  MLMCI      109                                                                                       109

       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
       ANNEX A


 MTG.
 LOAN    CONTROL
SELLER     NO.          PROPERTY NAME                                          ADDRESS
======================================================================================================
 GECA       85     Stone Creek Apts                                         1750 W. Romneya Drive
 GECA       85     Stone Creek Plaza                                        1155 - 1199 North Euclid



 GECA       72     Raintree Apartments                                      3300 Rollingbrook Drive
 GECA      201     Willow Spring Apartments                                 3402 Preston Road
 GECA       16     Cheron Village                                           13202 SW 9th Court
 MLMCI     107     Midway Plaza Shopping Center                             12801 Midway Road
 MLMCI     156     Rolling Ridge Apartments                                 100 Rollling Ridge Way
 GECA       89     The Atriums                                              1900 Lake Atriums Circle
 MLMCI     134     Food Circus - Red Bank                                   362 Broad Street
 MLMCI     153     Country Hollow Apartments                                4605 East 80th Street
 GECA       10     Bay Pointe North Apartments                              14003 Saulk Court
 GECA       61     Mid-Oak Plaza                                            147th and Cicero

 GECA       50     Kroger Woodforest Shopping Center                        11037 IH 10 East
 MLMCI     145     Frelinghuysen Industrial                                 640 Frelinghuysen Avenue
 GECA       3      All Aboard - San Francisco                               1700 Egbert Avenue
 MLMCI     148     Lima Plaza                                               2154 Elida Road
 GECA       62     Midtown Mini Storage                                     3808 Cedar Street


 GECA       52     Lake West Medical Cntr                                   36100 Euclid Avenue
 MLMCI     144     Serra Mesa Shopping Center                               3202-3340 Greyling Drive
 MLMCI     133     Food Circus - Wall                                       18th Avenue & Highway 35

 MLMCI     135     Franklin Township Shopping Center                        83 and 87 Veronica Avenue
 GECA       78     Sentry Self Storage - Chula Vista                        3885 Main Street
 GECA       19     Columbia Junction Center                                 8610 Baltimore Washington Blvd.

 GECA       4      All Aboard - San Ramon                                   9180 Alcosta Blvd.
 GECA       48     Hidden Lake Apartments                                   5419 110th Street SW
 GECA       31     Fairfield Inn - Jacksonville                             8050 Baymeadows Circle West

 MLMCI     129     Shoney's Inn                                             234 Lobdell Highway


 GECA       76     Security Portfolio IIB - Dallas                          10664 Kingsley Road
 GECA       76     Security Portfolio IIB - Ft. Worth                       2600 South Hulen Street


 GECA       68     Park Chateau                                             515 Chateau Drive, SW
 GECA       13     Calumet Square                                           2213-2233 Calumet Drive
 GECA       81     Shoppes at Taylor Ranch                                  4801 Montano Rd NW
 GECA       79     Sentry Self Storage - Eastgate                           8440 Eastgate Court
 GECA      202     Yorba Ranch Village                                      4905 Yorba Ranch Road
 MLMCI     122     Brynn Marr Shopping Center                               106 Western Boulevard
 GECA       2      A-1 Self Storage                                         345 10th Street
 MLMCI     136     Comfort Inn Suites - Hattiesburg                         122 Plaza Drive
 MLMCI     142     Westpoint Commons Shopping Ctr.                          8202-58 Rockville Road
 GECA       24     Del Pine Terrace                                         4301 Belle Terrace
 MLMCI     132     Days Inn Downtown - Indianapolis                         401 East Washington Street
 GECA       65     Pack Rat Charleston                                      616 Johnnie Dodds Blvd.
 GECA       11     Bonaventure MHP                                          19401 N. 7th Street

 GECA       37     Gateway Medical Center                                   995 Gateway Center Way
 MLMCI     114     Crossview Courts Apartments                              2929 Crossview
 MLMCI     139     Holiday Inn Express-Carowinds                            3560 Lakemont Blvd.
 MLMCI     140     Super 8 - Raleigh                                        3804 New Bern Avenue
 MLMCI     117     Autumn Sunrise Apartments                                1825 Airline Dr.
 MLMCI     158     Village at Lakeside                                      9703 Winter Gardens Blvd
 MLMCI     119     Fountains of Jupiter Apartments                          12993 Jupiter Road


 MTG.
 LOAN  CONTROL                                               ZIP                                               ORIGINAL
SELLER   NO.      CITY                        STATE         CODE     PROPERTY TYPE                             BALANCE
=========================================================================================================================
 GECA     85   Anaheim                           CA         92801     Multifamily                             $3,955,986
 GECA     85   Anaheim                           CA         92801     Unanchored Retail                        1,294,014
                                                                                                              ----------
                                                                                                               5,250,000

 GECA     72   Baytown                           TX         77521     Multifamily                              5,200,000
 GECA    201   Pasadena                          TX         77505     Multifamily                              5,200,000
 GECA     16   Davie                             FL         33325     Manufactured Housing                     5,150,000
 MLMCI   107   Dallas                            TX         75244     Anchored Retail                          5,100,000
 MLMCI   156   Bloomington                       IN         47403     Multifamily                              5,040,000
 GECA     89   Orlando                           FL         32839     Multifamily                              4,900,000
 MLMCI   134   Red Bank                          NJ         07701     Anchored Retail                          4,800,000
 MLMCI   153   Tulsa                             OK         74136     Multifamily                              4,600,000
 GECA     10   Tampa                             FL         33613     Multifamily                              4,550,000
 GECA     61   Midlothian                        IL         60452     Anchored Retail                          4,558,000

 GECA     50   Houston                           TX         77029     Anchored Retail                          4,400,000
 MLMCI   145   Newark                            NJ         07114     Industrial                               4,300,000
 GECA     3    San Francisco                     CA         94124     Self Storage                             4,218,000
 MLMCI   148   Lima                              OH         45805     Anchored Retail                          4,200,000
 GECA     62   San Diego                         CA         92105     Self Storage                             4,070,000


 GECA     52   Willoughby                        OH         44094     Medical Office                           3,900,000
 MLMCI   144   San Diego                         CA         92123     Anchored Retail                          3,862,500
 MLMCI   133   Wall                              NJ         07719     Anchored Retail                          3,800,000

 MLMCI   135   Franklin Township                 NJ         08873     Anchored Retail                          3,600,000
 GECA     78   Chula Vista                       CA         91911     Self Storage                             3,450,000
 GECA     19   Jessup                            MD         20794     Unanchored Retail                        3,400,000

 GECA     4    San Ramon                         CA         94583     Self Storage                             3,386,000
 GECA     48   Lakewood                          WA         98499     Multifamily                              3,300,000
 GECA     31   Jacksonville                      FL         32256     Hospitality                              3,250,000

 MLMCI   129   Port Allen                        LA         70767     Hospitality                              3,250,000


 GECA     76   Dallas                            TX         75238     Self Storage                             1,674,419
 GECA     76   Ft. Worth                         TX         76109     Self Storage                             1,525,581
                                                                                                              ----------
                                                                                                               3,200,000

 GECA     68   Huntsville                        AL         35801     Multifamily                              3,120,000
 GECA     13   Sheboygan                         WI         53083     Anchored Retail                          3,040,000
 GECA     81   Albuquerque                       NM         87120     Unanchored Retail                        3,040,000
 GECA     79   San Diego                         CA         92121     Self Storage                             3,030,000
 GECA    202   Yorba Linda                       CA         92887     Unanchored Retail                        3,000,000
 MLMCI   122   Jacksonville                      NC         28540     Anchored Retail                          3,000,000
 GECA     2    Jersey City                       NJ         07302     Self Storage                             3,000,000
 MLMCI   136   Hattiesburg                       MS         39402     Hospitality                              3,010,000
 MLMCI   142   Indianapolis                      IN         46214     Anchored Retail                          2,650,000
 GECA     24   Bakersfield                       CA         93309     Multifamily                              2,880,000
 MLMCI   132   Indianapolis                      IN         46204     Hospitality                              2,891,000
 GECA     65   Mt. Pleasant                      SC         29464     Self Storage                             2,800,000
 GECA     11   Phoenix                           AZ         85024     Manufactured Housing                     2,765,000

 GECA     37   San Diego                         CA         92102     Medical Office                           2,725,000
 MLMCI   114   Houston                           TX         77063     Multifamily                              2,700,000
 MLMCI   139   Fort Mill                         SC         29715     Hospitality                              2,680,000
 MLMCI   140   Raleigh                           NC         27610     Hospitality                              2,560,000
 MLMCI   117   Corpus Christi                    TX         78412     Multifamily                              2,550,000
 MLMCI   158   Lakeside                          CA         92040     Multifamily                              2,500,000
 MLMCI   119   Dallas                            TX         75238     Multifamily                              2,500,000



  MTG.                      CUT-OFF                              CUMULATIVE % OF
  LOAN      CONTROL          DATE              % OF INITIAL       INITIAL POOL             BORROWER
 SELLER       NO.           BALANCE            POOL BALANCE          BALANCE               AFFILIATED                 CROSSED
====================================================================================================================================
  GECA         85       $3,955,985.92
  GECA         85        1,294,014.08
                        -------------
                         5,250,000.00              0.76               62.32


  GECA         72        5,200,000.00              0.76               63.07           Cntl #201
  GECA        201        5,200,000.00              0.76               63.83           Cntl #72
  GECA         16        5,146,131.80              0.75               64.58
  MLMCI       107        5,068,265.45              0.74               65.32
  MLMCI       156        5,026,825.40              0.73               66.05
  GECA         89        4,894,137.94              0.71               66.77
  MLMCI       134        4,781,259.13              0.70               67.46           Cntl #133
  MLMCI       153        4,594,189.84              0.67               68.13           Cntl #'s 152, 154
  GECA         10        4,544,238.25              0.66               68.79
  GECA         61        4,543,619.14              0.66               69.46           Cntl #'s 28, 63 & 35

  GECA         50        4,393,743.88              0.64               70.10
  MLMCI       145        4,286,477.00              0.62               70.72
  GECA         3         4,218,000.00              0.61               71.34           Cnlt #'s 4,5,6,7 & 62
  MLMCI       148        4,176,294.10              0.61               71.94           Cntl #122
  GECA         62        4,057,935.74              0.59               72.53           Cntl #'s 3, 4, 5, 6 & 7


  GECA         52        3,900,000.00              0.57               73.10
  MLMCI       144        3,830,058.24              0.56               73.66
  MLMCI       133        3,785,163.47              0.55               74.21           Cntl #134

  MLMCI       135        3,583,452.82              0.52               74.73
  GECA         78        3,446,348.69              0.50               75.24           Cntl #'s 79 & 80                   Yes
  GECA         19        3,400,000.00              0.50               75.73

  GECA         4         3,386,000.00              0.49               76.23           Cntl #'s 3,5,6,7 & 62
  GECA         48        3,295,047.13              0.48               76.71
  GECA         31        3,250,000.00              0.47               77.18           Cntl #'s 20 & 42

  MLMCI       129        3,235,974.46              0.47               77.65


  GECA         76        1,672,592.02
  GECA         76        1,523,917.18
                        -------------
                         3,196,509.20              0.47               78.12           Cntl #77

  GECA         68        3,117,527.13              0.45               78.57           Cntl #'s 49 & 200
  GECA         13        3,040,000.00              0.44               79.01
  GECA         81        3,037,922.66              0.44               79.46
  GECA         79        3,026,767.08              0.44               79.90           Cntl #'s 78 & 80                   Yes
  GECA        202        2,995,768.66              0.44               80.33
  MLMCI       122        2,989,409.99              0.44               80.77           Cntl #148
  GECA         2         2,988,683.02              0.44               81.20
  MLMCI       136        2,985,524.34              0.43               81.64
  MLMCI       142        2,889,343.38              0.42               82.06
  GECA         24        2,876,604.89              0.42               82.48
  MLMCI       132        2,872,305.40              0.42               82.90
  GECA         65        2,800,000.00              0.41               83.31           Cntl #'s 66 & 67
  GECA         11        2,761,454.36              0.40               83.71

  GECA         37        2,717,701.82              0.40               84.10
  MLMCI       114        2,693,920.78              0.39               84.50
  MLMCI       139        2,672,176.36              0.39               84.89           Cntl #'s 140 & 138
  MLMCI       140        2,552,526.67              0.37               85.26           Cntl #'s 139, 138
  MLMCI       117        2,538,559.20              0.37               85.63
  MLMCI       158        2,498,288.20              0.36               85.99
  MLMCI       119        2,494,799.36              0.36               86.36           Cntl #120

                                     Page 4

                                                                                                      STATED       ORIG       REM
 MTG.                                                                                      ORIG         REM       AMORT      AMORT
 LOAN        CONTROL          INTEREST ACCRUAL          MORTGAGE       ADMINISTRATIVE      TERM        TERM        TERM       TERM
SELLER         NO.                 METHOD                 RATE           COST RATE        (MOS.)      (MOS.)      (MOS.)     (MOS.)
==================================================================================================================================
 GECA          85
 GECA          85

                                 Actual/360              7.610%            0.075            120         120        300        300


 GECA          72                  30/360                7.500             0.075            120         120        360        360
 GECA          201                 30/360                7.500             0.075            120         120        360        360
 GECA          16                Actual/360              7.440             0.075            120         119        360        359
 MLMCI         107                 30/360                8.100             0.105            216         213        216        213
 MLMCI         156                 30/360                8.180             0.435            120         116        360        356
 GECA          89                Actual/360              7.760             0.075            120         118        360        358
 MLMCI         134                 30/360                8.520             0.105            180         176        300        296
 MLMCI         153               Actual/360              7.550             0.145            120         118        360        358
 GECA          10                Actual/360              7.540             0.075            300         298        360        358
 GECA          61                  30/360                8.040             0.075            84          81         300        297

 GECA          50                  30/360                7.730             0.075            120         118        360        358
 MLMCI         145                 30/360                8.060             0.105            120         117        300        297
 GECA           3                  30/360                7.840             0.075            120         120        300        300
 MLMCI         148                 30/360                8.790             0.105            240         234        300        294
 GECA          62                  30/360                8.424             0.075            120         117        300        297


 GECA          52                Actual/360              7.690             0.075            120         120        300        300
 MLMCI         144                 30/360                8.700             0.105            120         109        330        319
 MLMCI         133                 30/360                8.520             0.105            180         176        300        296

 MLMCI         135                 30/360                8.330             0.105            84          79         312        307
 GECA          78                  30/360                7.960             0.075            120         119        300        299
 GECA          19                Actual/360              7.970             0.075            120         120        300        300

 GECA           4                  30/360                7.840             0.075            120         120        300        300
 GECA          48                  30/360                7.460             0.075            120         118        360        358
 GECA          31                Actual/360              7.700             0.075            120         120        300        300

 MLMCI         129                 30/360                9.375             0.105            240         237        240        237


 GECA          76                                                          0.105
 GECA          76
                                   30/360                7.820             0.075            120         118        300        298

 GECA          68                Actual/360              7.170             0.075            120         119        360        359
 GECA          13                  30/360                7.750             0.075            156         156        360        360
 GECA          81                  30/360                7.910             0.075            120         119        360        359
 GECA          79                  30/360                7.910             0.075            120         119        300        299
 GECA          202                 30/360                7.770             0.075            120         118        360        358
 MLMCI         122                 30/360                8.730             0.105            240         234        360        354
 GECA           2                  30/360                8.730             0.075            120         116        300        296
 MLMCI         136                 30/360                8.800             0.105            180         177        180        177
 MLMCI         142                 30/360                8.492             0.105            120         115        330        325
 GECA          24                Actual/360              7.290             0.075            120         119        300        299
 MLMCI         132                 30/360                9.410             0.105            252         247        252        247
 GECA          65                  30/360                7.590             0.075            120         120        300        300
 GECA          11                  30/360                8.240             0.075            120         118        360        358

 GECA          37                  30/360                8.060             0.075            120         116        360        356
 MLMCI         114                 30/360                7.480             0.105            120         117        360        357
 MLMCI         139                 30/360                9.230             0.105            240         238        240        238
 MLMCI         140                 30/360                9.230             0.105            240         238        240        238
 MLMCI         117                 30/360                7.660             0.105            120         116        300        296
 MLMCI         158                 30/360                7.900             0.105            120         119        360        359
 MLMCI         119                 30/360                7.870             0.105            180         177        360        357



    MTG.
    LOAN      CONTROL       ORIGINATION       REPAYMENT       BALLOON / REPAYMENT
   SELLER       NO.            DATE             DATE                BALANCE                 MATURITY TERM
============================================================================================================
    GECA         85                                               $3,223,159
    GECA         85                                                1,054,304
                                                                  ----------
                             11/04/97        12/01/2007            4,277,464                     ARD


    GECA         72          11/07/97        12/01/2007            4,513,339                     ARD
    GECA        201          11/07/97        12/01/2007            4,513,339                     ARD
    GECA         16          10/24/97        11/01/2007            4,541,513                     ARD
   MLMCI        107          08/29/97        09/01/2015               NAP                     Full Amort
   MLMCI        156          07/25/97        08/01/2007            4,437,551                   Balloon
    GECA         89          09/11/97        10/01/2007            4,356,269                     ARD
   MLMCI        134          07/14/97        08/01/2012            3,119,895                   Balloon
   MLMCI        153          09/25/97        10/01/2007            4,068,394                   Balloon
    GECA         10          10/01/97        10/01/2022            1,913,301                   Balloon
    GECA         61          08/26/97        09/01/2004            4,023,353                     ARD

    GECA         50          09/23/97        10/01/2007            3,838,083                     ARD
   MLMCI        145          08/27/97        09/01/2007            3,478,107                   Balloon
    GECA         3           11/13/97        12/01/2007            3,392,657                     ARD
   MLMCI        148          05/30/97        06/01/2017            1,677,153                   Balloon
    GECA         62          08/13/97        09/01/2007            3,321,912                     ARD


    GECA         52          11/12/97        12/01/2007            3,185,071                     ARD
   MLMCI        144          12/09/96        01/01/2007            3,321,404                   Balloon
   MLMCI        133          07/14/97        08/01/2012            2,469,917                   Balloon

   MLMCI        135          06/13/97        07/01/2004            3,229,504                   Balloon
    GECA         78          10/27/97        11/01/2007            2,783,497                     ARD
    GECA         19          11/07/97        12/01/2007            2,799,488                     ARD

    GECA         4           11/13/97        12/01/2007            2,723,456                     ARD
    GECA         48          10/01/97        10/01/2007            2,861,705                     ARD
    GECA         31          11/14/97        12/01/2007            2,655,008                     ARD

   MLMCI        129          08/28/97        09/01/2017               NAP                     Full Amort


    GECA         76                                                1,347,545
    GECA         76                                                1,227,763
                                                                 -----------
                             09/26/97        10/01/2007            2,575,309                     ARD

    GECA         68          10/29/97        11/01/2007            2,732,413                     ARD
    GECA         13          11/07/97        12/01/2010            2,465,294                     ARD
    GECA         81          10/10/97        11/01/2007            2,661,861                     ARD
    GECA         79          10/27/97        11/01/2007            2,441,510                     ARD
    GECA        202          09/30/97        10/01/2007            2,619,106                     ARD
   MLMCI        122          05/30/97        06/01/2017            1,881,355                   Balloon
    GECA         2           07/03/97        08/01/2007            2,466,628                     ARD
   MLMCI        136          08/06/97        09/01/2012               NAP                     Full Amort
   MLMCI        142          06/06/97        07/01/2007            2,488,325                   Balloon
    GECA         24          10/23/97        11/01/2007            2,323,718                     ARD
   MLMCI        132          06/24/97        07/01/2018               NAP                     Full Amort
    GECA         65          11/04/97        12/01/2007            2,237,441                     ARD
    GECA         11          09/09/97        10/01/2007            2,437,416                   Balloon

    GECA         37          07/30/97        08/01/2007            2,393,443                     ARD
   MLMCI        114          08/07/97        09/01/2007            2,342,431                   Balloon
   MLMCI        139          09/11/97        10/01/2017               NAP                     Full Amort
   MLMCI        140          09/10/97        10/01/2017               NAP                     Full Amort
   MLMCI        117          07/30/97        08/01/2007            2,041,437                   Balloon
   MLMCI        158          10/03/97        11/01/2007            2,188,574                   Balloon
   MLMCI        119          08/13/97        09/01/2012            1,910,860                   Balloon


 MTG.                                                                                                        ANNUAL          UND.
 LOAN       CONTROL                                                                                           DEBT          TOTAL
SELLER        NO.                                     PREPAYMENT RESTRICTIONS                                SERVICE       REVENUE
====================================================================================================================================
 GECA          85                                                                                                        $   984,242
 GECA          85                                                                                                            348,821
                                                                                                                         -----------
                       4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                           $470,081      1,333,063


 GECA          72      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             436,310      1,559,168
 GECA         201      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             436,310      1,530,875
 GECA          16      3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             429,578        841,733
MLMCI         107      9 yr lock, >1% or YM through yr 17 3/4, open last 3 months                             539,185      1,174,853
MLMCI         156      > 1% or YM through yr 9 1/2, open last 6 months                                        451,393        854,367
 GECA          89      3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             421,657      1,188,423
MLMCI         134      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                             464,587        833,545
MLMCI         153      >1% or YM through yr 8, 3% yr 9,open last 12 months                                    387,858      1,194,670
 GECA          10      10 yr lock, > 1% or YM through yr 24 2/3, open last 4 months                           383,268      1,063,569
 GECA          61      3 yr lock, > 1% or YM through yr 6 3/4, open last 3 months                             423,603      1,144,919

 GECA          50      3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             377,536        753,508
MLMCI         145      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                              400,310        936,831
 GECA          3       4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             385,313        785,016
MLMCI         148      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                            415,731        759,709
 GECA          62      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             390,766        828,792


 GECA          52      5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             351,652        890,389
MLMCI         144      5 yr lock, >1% or Ym through yr 9 3/4, open last 3 months                              370,164        707,761
MLMCI         133      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                             367,798        642,702

MLMCI         135      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months                              339,046        898,990
 GECA          78      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             318,436        698,831
 GECA          19      5 yr lock, > 1% or YM through yr 9 2/3, open last 4 months                             314,091        691,823

 GECA          4       4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             309,310        630,661
 GECA          48      5 yr lock, > 1% or YM through yr 9 1/2, open last 6 months                             275,805        779,412
 GECA          31      3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             293,299      1,634,914

MLMCI         129      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                            360,354      1,303,525


 GECA          76                                                                                                            339,268
 GECA          76                                                                                                            320,025
                                                                                                                          ----------
                       2 yr lock, > 1% or YM through yr 9 1/2, open last 6 months                             292,130        659,293

 GECA          68      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             253,378        845,288
 GECA          13      3 yr lock, > 1% or YM through yr 9 3/4, open last 39 months                            261,347        538,326
 GECA          81      3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             265,392        505,846
 GECA          79      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             278,468        705,600
 GECA         202      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             258,406        558,459
MLMCI         122      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                            282,698        570,180
 GECA          2       4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             295,483        749,259
MLMCI         136      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                             362,068      1,359,608
MLMCI         142      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                              272,952        466,836
 GECA          24      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             250,693        581,919
MLMCI         132      11 yr lock, >1% or YM through yr 20 3/4, open last 3 months                            316,212      1,279,467
 GECA          65      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             250,271        609,762
 GECA          11      Yrs 1-4 = 5%, Yr 5 = 4%, Yr 6 = 3%, Yr 7 = 2%, Yr 8 = 1%, Yrs 9&10 - Open              249,037        867,880

 GECA          37      4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                             241,310        605,051
MLMCI         114      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                              226,102        873,419
MLMCI         139      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                            294,126      1,276,208
MLMCI         140      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                            280,956      1,238,335
MLMCI         117      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                              229,326        745,434
MLMCI         158      5 yr lock, > 1% or YM through yr 9 1/2, open last 6 months                             218,042        510,987
MLMCI         119      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                             217,417        551,151



   MTG.                              UND.                             CUT-OFF
   LOAN        CONTROL              TOTAL                UND.           DATE
  SELLER         NO.               EXPENSE                 NCF          DSCR
===============================================================================
   GECA          85               $554,744             $429,498
   GECA          85                145,408              188,493
                            -----------------------------------
                                   700,152              617,991         1.31x


   GECA          72                954,320              604,848         1.39
   GECA          201               915,783              615,092         1.41
   GECA          16                282,303              559,431         1.30
   MLMCI         107               459,963              686,275         1.27
   MLMCI         156               312,144              542,223         1.20
   GECA          89                675,846              512,577         1.22
   MLMCI         134               206,510              627,035         1.35
   MLMCI         153               667,474              527,196         1.36
   GECA          10                592,078              471,491         1.23
   GECA          61                541,246              541,079         1.28

   GECA          50                183,687              526,482         1.39
   MLMCI         145               264,234              638,735         1.60
   GECA           3                264,084              520,932         1.35
   MLMCI         148               156,515              542,727         1.31
   GECA          62                300,777              528,016         1.35


   GECA          52                320,558              535,389         1.52
   MLMCI         144               212,040              462,386         1.25
   MLMCI         133               148,809              492,435         1.34

   MLMCI         135               409,155              437,596         1.29
   GECA          78                212,688              486,144         1.53
   GECA          19                199,266              448,767         1.43

   GECA           4                212,369              418,292         1.35
   GECA          48                434,727              344,685         1.25
   GECA          31              1,201,914              433,000         1.48

   MLMCI         129               792,787              510,738         1.42


   GECA          76                125,505              213,763
   GECA          76                137,419              182,606
                            -----------------------------------
                                   262,924              396,369         1.36

   GECA          68                473,007              372,280         1.47
   GECA          13                167,177              364,772         1.40
   GECA          81                119,534              355,929         1.34
   GECA          79                299,520              406,080         1.46
   GECA          202               161,520              366,504         1.42
   MLMCI         122               169,045              387,750         1.37
   GECA           2                228,923              520,336         1.76
   MLMCI         136               861,414              498,193         1.38
   MLMCI         142               102,078              346,386         1.27
   GECA          24                277,621              304,298         1.21
   MLMCI         132               840,860              438,607         1.39
   GECA          65                211,905              397,857         1.59
   GECA          11                423,165              444,715         1.79

   GECA          37                218,252              327,999         1.36
   MLMCI         114               527,891              345,529         1.53
   MLMCI         139               848,472              427,736         1.45
   MLMCI         140               857,747              380,594         1.35
   MLMCI         117               456,527              288,907         1.26
   MLMCI         158               244,854              266,133         1.22
   MLMCI         119               287,534              263,617         1.21


                                     Page 5
                                                                                                                      LOAN PER
 MTG.                                                 CUT-OFF                                SQ FT, UNITS,           SQ FT, UNIT,
 LOAN     CONTROL       APPRAISED       APPRAISAL      DATE      REPAYMENT       YEAR            PADS                    PAD
SELLER      NO.           VALUE           YEAR          LTV         LTV          BUILT         OR ROOM                 OR ROOM
===================================================================================================================================
 GECA       85         $5,350,000         1997                                   1980           120 units          $32,967/ unit
 GECA       85          1,750,000         1997                                   1979        19,080 sq. ft.          67.82/ sq. ft.
                       ----------                                                            --------------------------------------
                        7,100,000                     73.94%       60.25%                       120 units           43,750/ unit


 GECA       72          7,100,000         1997         73.24       63.57         1985           248 units           20,968/ unit
 GECA       201         7,000,000         1997         74.29       64.48         1984           252 units           20,635/ unit
 GECA       16          6,500,000         1997         79.17       69.87         1973           205 pads            25,103/ pad
MLMCI       107         7,650,000         1997         66.25        0.00         1979        82,316 sq. ft.          61.57/ sq. ft.
MLMCI       156         6,300,000         1997         79.79       70.44         1991           114 units           44,095/ unit
 GECA       89          6,100,000         1997         80.23       71.41         1987           200 units           24,471/ unit
MLMCI       134         6,800,000         1997         70.31       45.88         1951        44,963 sq. ft.          98.84/ sq. ft.
MLMCI       153         6,200,000         1997         74.10       65.62         1977           280 units           16,408/ unit
 GECA       10          5,850,000         1997         77.68       32.71         1967           230 units           19,758/ unit
 GECA       61          6,100,000         1997         74.49       65.96         1984        77,942 sq. ft.          58.29/ sq. ft.

 GECA       50          5,950,000         1997         73.84       64.51         1979        81,950 sq. ft.          53.61/ sq. ft.
MLMCI       145         7,300,000         1997         58.72       47.65         1986       156,900 sq. ft.          27.32/ sq. ft.
 GECA        3          6,740,000         1997         62.58       50.34         1996        60,548 sq. ft.          69.66/ sq. ft.
MLMCI       148         5,600,000         1997         74.58       29.95         1960       154,637 sq. ft.          27.01/ sq. ft.
 GECA       62          5,300,000         1997         76.56       62.68         1982       126,095 sq. ft.          32.18/ sq. ft.


 GECA       52          4,880,000         1997         79.92       65.27         1979        39,013 sq. ft.          99.97/ sq. ft.
MLMCI       144         5,150,000         1996         74.37       64.49         1965        57,685 sq. ft.          66.40/ sq. ft.
MLMCI       133         5,300,000         1997         71.42       46.60         1973        39,415 sq. ft.          96.03/ sq. ft.

MLMCI       135         5,000,000         1997         71.67       64.59         1978        69,118 sq. ft.          51.85/ sq. ft.
 GECA       78          4,600,000         1997         74.92       60.51         1984       124,430 sq. ft.          27.70/ sq. ft.
 GECA       19          5,100,000         1997         66.67       54.89         1988        46,830 sq. ft.          72.60/ sq. ft.

 GECA        4          5,620,000         1997         60.25       48.46         1996        60,520 sq. ft.          55.95/ sq. ft.
 GECA       48          4,650,000         1997         70.86       61.54         1974           144 units           22,882/ unit
 GECA       31          5,200,000         1997         62.50       51.06         1981           102 rooms           31,863/ room

MLMCI       129         4,750,000         1997         68.13        0.00         1975           104 rooms           31,115/ room


 GECA       76          2,250,000         1997                                   1996        44,660 sq. ft.          37.45/ sq. ft.
 GECA       76          2,050,000         1997                                   1996        41,980 sq. ft.          36.30/ sq. ft.
                       ----------                                                           ------------------------------
                        4,300,000                      74.34       59.89                     86,640 sq. ft.          36.89/ sq. ft.

 GECA       68          3,950,000         1997         78.92       69.18         1968           160 units           19,485/ unit
 GECA       13          3,800,000         1997         80.00       64.88         1988        69,947 sq. ft.          43.46/ sq. ft.
 GECA       81          3,750,000         1997         81.01       70.98         1990        51,791 sq. ft.          58.66/ sq. ft.
 GECA       79          4,800,000         1997         63.06       50.86         1984        83,032 sq. ft.          36.45/ sq. ft.
 GECA       202         4,700,000         1997         63.74       55.73         1985        36,433 sq. ft.          82.23/ sq. ft.
MLMCI       122         4,000,000         1997         74.74       47.03         1971       124,553 sq. ft.          24.00/ sq. ft.
 GECA        2          5,400,000         1997         55.35       45.68         1920        55,138 sq. ft.          54.20/ sq. ft.
MLMCI       136         4,300,000         1997         69.43        0.00         1995            67 rooms           44,560/ room
MLMCI       142         3,850,000         1997         75.05       64.63         1996        31,640 sq. ft.          91.32/ sq. ft.
 GECA       24          3,600,000         1997         79.91       64.55         1985           112 units           25,684/ unit
MLMCI       132         4,130,000         1997         69.55        0.00         1960            99 rooms           29,013/ room
 GECA       65          4,315,000         1997         64.89       51.85         1981       127,235 sq. ft.          22.01/ sq. ft.
 GECA       11          5,505,000         1997         50.16       44.28         1970           281 pads             9,827/ pad

 GECA       37          3,640,000         1997         74.66       65.75         1988        39,878 sq. ft.          68.15/ sq. ft.
MLMCI       114         3,550,000         1997         75.89       65.98         1971           167 units           16,131/ unit
MLMCI       139         3,850,000         1997         69.41        0.00         1995            68 rooms           39,297/ room
MLMCI       140         3,700,000         1997         68.99        0.00         1986           124 rooms           20,585/ room
MLMCI       117         3,258,000         1997         77.92       62.66         1972           142 units           17,877/ unit
MLMCI       158         3,325,000         1997         75.14       65.82         1988           100 units           24,983/ unit
MLMCI       119         3,125,000         1997         79.83       61.15         1986           108 units           23,100/ unit



   MTG.                                       INITIAL
   LOAN       CONTROL        OCCUPANCY       RESERVES              UNDERWRITING
  SELLER        NO.         PERCENTAGE       AT CLOSING             RESERVES
================================================================================
   GECA          85             97%                             $155  per unit
   GECA          85             100                             0.46 per sq. ft
                                                                ---------------
                                 97        $    2,413            229 per unit


   GECA          72             98             68,625            232 per unit
   GECA         201             97            174,875            200 per unit
   GECA          16             93                -               25 per pad
   MLMCI        107             98                -             0.28 per sq. ft
   MLMCI        156             96                -              150 per unit
   GECA          89             99             40,250            274 per unit
   MLMCI        134             100               -             0.27 per sq. ft
   MLMCI        153             98             24,125            225 per unit
   GECA          10             99            154,022            200 per unit
   GECA          61             91             73,350           0.15 per sq. ft

   GECA          50             91             15,781           0.20 per sq. ft
   MLMCI        145             100            27,700           0.17 per sq. ft
   GECA          3              88                -             0.10 per sq. ft
   MLMCI        148             95             12,500           0.15 per sq. ft
   GECA          62             86              8,306           0.10 per sq. ft


   GECA          52             98             13,188           0.15 per sq. ft
   MLMCI        144             97             89,650           0.15 per sq. ft
   MLMCI        133             100            23,129           0.24 per sq. ft

   MLMCI        135             96                -             0.15 per sq. ft
   GECA          78             91                -             0.10 per sq. ft
   GECA          19             98             12,981           0.19 per sq. ft

   GECA          4              77                -             0.10 per sq. ft
   GECA          48             90             54,875            262 per unit
   GECA          31             N/A            31,375             4% of revenue

   MLMCI        129             N/A            16,938             4% of revenue


   GECA          76             98                              0.05 per sq. ft
   GECA          76             100                             0.05 per sq. ft
                                ----
                                99              2,250

   GECA          68             98             66,125            225 per unit
   GECA          13             96              3,000           0.15 per sq. ft
   GECA          81             100             4,688           0.26 per sq. ft
   GECA          79             97                -             0.10 per sq. ft
   GECA         202             97             11,275           0.20 per sq. ft
   MLMCI        122             100            44,663           0.16 per sq. ft
   GECA          2              87             11,250           0.15 per sq. ft
   MLMCI        136             N/A               -               4% of revenue
   MLMCI        142             95                -             0.21 per sq. ft
   GECA          24             96             19,125            340 per unit
   MLMCI        132             N/A           118,394             4% of revenue
   GECA          65             83             19,125           0.15 per sq. ft
   GECA          11             100               -               35 per pad

   GECA          37             94              9,625           0.21 per sq. ft
   MLMCI        114             97                -              250 per unit
   MLMCI        139             N/A               -               4% of revenue
   MLMCI        140             N/A            96,000             4% of revenue
   MLMCI        117             96             47,700            250 per unit
   MLMCI        158             95             14,000            250 per unit
   MLMCI        119             98                -              220 per unit



   MTG.                        LARGEST RETAIL/COMMERCIAL TENANT
   LOAN       CONTROL                                                   AREA LEASED                LEASE            CONTROL
  SELLER        NO.                          NAME                        (SQ. FT.)               EXP DATE             NO.
===========================================================================================================================
   GECA          85                                                                                                    85
   GECA          85         Family Dental                                   2,200               09/30/2002             85
                                                                                                                       85


   GECA          72                                                                                                    72
   GECA         201                                                                                                   201
   GECA          16                                                                                                    16
   MLMCI        107         Drug Emporium(Nortex Dist.)                    22,417               12/31/2002            107
   MLMCI        156                                                                                                   156
   GECA          89                                                                                                    89
   MLMCI        134         Food Circus Supermarket                        44,963               04/30/2017            134
   MLMCI        153                                                                                                   153
   GECA          10                                                                                                    10
   GECA          61         Walgreen's                                     19,000               10/31/2024             61

   GECA          50         Kroger                                         30,979               11/30/1998             50
   MLMCI        145         Personality HDKS Inc.                          95,680               07/31/2012            145
   GECA          3                                                                                                     3
   MLMCI        148         Toys R Us                                      46,003               08/31/2013            148
   GECA          62                                                                                                    62


   GECA          52         Prime Health                                    2,971               05/31/2001             52
   MLMCI        144         Boney's Marketplace                            15,534               01/31/2002            144
   MLMCI        133         Food Circus Supermarket                        35,000               04/30/2017            133

   MLMCI        135         Foodarama                                      41,400               08/31/2000            135
   GECA          78                                                                                                    78
   GECA          19         Signet Bank                                     3,536               11/30/1998             19

   GECA          4                                                                                                     4
   GECA          48                                                                                                    48
   GECA          31                                                                                                    31

   MLMCI        129                                                                                                   129


   GECA          76                                                                                                    76
   GECA          76                                                                                                    76
                                                                                                                       76

   GECA          68                                                                                                    68
   GECA          13         Pick N Save                                    53,182               05/31/2009             13
   GECA          81         Walgreens                                      14,000               12/31/2040             81
   GECA          79                                                                                                    79
   GECA         202         Farrell Dance Studio                            3,600               08/14/1999            202
   MLMCI        122         Roses                                          50,100               03/21/2002            122
   GECA          2                                                                                                     2
   MLMCI        136                                                                                                   136
   MLMCI        142         Video Update                                   6,000                09/30/2006            142
   GECA          24                                                                                                    24
   MLMCI        132                                                                                                   132
   GECA          65                                                                                                    65
   GECA          11                                                                                                    11

   GECA          37         San Diego Hospital Association                 17,243               12/31/2003             37
   MLMCI        114                                                                                                   114
   MLMCI        139                                                                                                   139
   MLMCI        140                                                                                                   140
   MLMCI        117                                                                                                   117
   MLMCI        158                                                                                                   158
   MLMCI        119                                                                                                   119

                                     Page 6

          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
            ANNEX A

   MTG.
   LOAN     CONTROL
  SELLER      NO.               PROPERTY NAME                                                  ADDRESS
============================================================================================================================
  MLMCI       138     Days Inn - Woodlawn                                   118 East Woodlawn Road
  MLMCI       124     Comfort Inn & Suites - Las Colinas                    1223 Greenway Circle

  MLMCI       101     Wallingford Industrial                                69 North Plains Highway
   GECA        83     Sports Authority                                      7800 Rivers Avenue
   GECA        98     Westover Plaza Shopping Center                        2920 Highway 127 South
   GECA        94     University Creek Shopping Center                      5905-5983 S. University Drive
   GECA        74     Rivergate Plaza                                       758 Two Mile Pkwy
  MLMCI       108     Moulin Rouge Apartments                               1250 & 1251 Moulin Rouge Drive
   GECA        73     Regal Gardens                                         8625 King George Drive
  MLMCI       151     Tiffanywood/Harmonyrick Apartments                    1301 S. Maddox
   GECA        64     Old Hill Offices                                      120 Post Road West & 19 Ludlow Road
   GECA        17     Cherry Creek Plaza                                    5700 Manchaca Road
   GECA        88     Superior Industrial Center                            4116-4202 East Superior Avenue
  MLMCI       123     Tanglewood Place Apartments                           5920 Beverly Hills
  MLMCI       102     Lake Forest Business Center                           22511 - 22515 Aspan Street

   GECA        58     Mason Place                                           430 South Mason Road

   GECA        9      American Self Storage                                 1150 N. Hamilton Street
  MLMCI       137     Comfort Inn - Rochester                               289 McDonalds Drive
  MLMCI       131     Days Inn Defiance                                     1835 North Clinton Street
   GECA        12     Bristol Plaza Self Storage                            2900 Ford Road
  MLMCI       150     Britain Way Apartments                                1954 Shoaf Drive
  MLMCI       126     Entrada Apartments                                    1325 Garfield
   GECA        33     Forrest Apartments                                    4265 S. Bruce St. and 1880 E. Rochelle Ave.
   GECA        6      All Aboard Self Storage - Anaheim I                   155 South Adams Street
  MLMCI       157     Stonywood Terrace Apartments                          2525 Welsh Road
   GECA        41     Halcyon Village Shopping Center                       7825 Vaughn Road
  MLMCI       111     Lamar Springs Court Apartments                        9146 Lamar
  MLMCI       149     Archways Apartments                                   2504-2506 Manor Road
   GECA        56     Lockbourne Lodge                                      10610 Ashville Pike Rd.
   GECA        67     Pack Rat Summerville                                  1713 Old Trolley Road
   GECA        51     La Casita Mobile Home Park                            425 East McKellips Road
   GECA        36     G.T. Henderson Center (aka El Camino Real)            1053 - 1063 El Camino Real
  MLMCI       106     Longmire Self Storage                                 3400 Longmire Drive
   GECA        23     Decatur Pines                                         3920 S. Decatur Blvd.
  MLMCI       128     Seabreeze Apartments                                  2401 Manor Road
  MLMCI       155     91-61 193rd Street Apts.                              91-61 193rd Street
  MLMCI       159     Tidwell Park Apartments                               9400 Bauman Road
  MLMCI       104     South Madison Apartments                              215 South Madison
  MLMCI       121     Comfort Inn - San Antonio                             4 Piano Place
   GECA        40     Grandview Shopping Center                             11902-11906 S. Blue Ridge Blvd.
   GECA        21     CVS Pharmacy                                          1008 Lake Murray Blvd
  MLMCI       105     Establishment Apartments                              4411 Dickason Avenue
  MLMCI       125     Days Inn - Orange                                     4301 27th Street
   GECA        75     Save & Lock                                           3210 W. 11th Avenue
  MLMCI       112     Spring Rose Apartments                                10000 Club Creek
   GECA        30     Eugene Mini Storage                                   3550 W. 11th Avenue
   GECA        66     Pack Rat North                                        2170 Green Ridge Road
   GECA        97     West Shore Estates                                    3201 South Euclid
   GECA        26     Dip N Donut Plaza                                     2060 N. University Drive
  MLMCI       130     Days Inn- Augusta                                     3654 Wheeler Road
  MLMCI       115     Graycliff Apartments                                  2235 Graycliff Drive
   GECA        38     Gazebo Apartments                                     2434 W. 24th Terrace
   GECA        80     Sentry Self Storage - Lakeside                        13542 Business Highway 8
   GECA        95     Waldorf Self Storage                                  3150 Leonardtown Road (Route 5)
   GECA        54     Lexington Park Self Storage                           448 Great Mills Road
   GECA        57     Maplewood Village                                     3609 Westerville Road



    MTG.
    LOAN        CONTROL                                                          ZIP                                      ORIGINAL
   SELLER         NO.                     CITY                   STATE           CODE       PROPERTY TYPE                  BALANCE
====================================================================================================================================
   MLMCI          138       Charlotte                             NC             28217      Hospitality                   $2,500,000
   MLMCI          124       Irving                                TX             75038      Hospitality                    2,500,000

   MLMCI          101       Wallingford                           CT             06492      Industrial                     2,400,000
    GECA           83       N. Charleston (Charleston)            SC             29418      Anchored Retail                2,400,000
    GECA           98       Hickory                               NC             28602      Anchored Retail                2,350,000
    GECA           94       Davie                                 FL             33328      Unanchored Retail              2,300,000
    GECA           74       Goodlettsville (Nashville)            TN             37072      Unanchored Retail              2,250,000
   MLMCI          108       Dallas                                TX             75211      Multifamily                    2,250,000
    GECA           73       Dallas                                TX             75235      Office                         2,175,000
   MLMCI          151       Dumas                                 TX             79029      Multifamily                    2,100,000
    GECA           64       Westport                              CT             06880      Office                         2,025,000
    GECA           17       Austin                                TX             78745      Unanchored Retail              2,010,000
    GECA           88       Phoenix                               AZ             85040      Industrial                     2,000,000
   MLMCI          123       Houston                               TX             77057      Multifamily                    2,000,000
   MLMCI          102       Lake Forest                           CA             92630      Industrial                     2,000,000

    GECA           58       Houston                               TX             77450      Unanchored Retail              2,000,000

    GECA           9        Chandler                              AZ             85225      Self Storage                   1,950,000
   MLMCI          137       Rochester                             IN             46975      Hospitality                    1,925,000
   MLMCI          131       Defiance                              OH             43512      Hospitality                    1,900,000
    GECA           12       Bristol                               PA             19007      Self Storage                   1,850,000
   MLMCI          150       Irving                                TX             75061      Multifamily                    1,840,000
   MLMCI          126       Denver                                CO             80206      Multifamily                    1,840,000
    GECA           33       Las Vegas                             NV             89119      Multifamily                    1,800,000
    GECA           6        Anaheim                               CA             92801      Self Storage                   1,795,000
   MLMCI          157       Philadelphia                          PA             01607      Multifamily                    1,680,000
    GECA           41       Montgomery                            AL             36117      Unanchored Retail              1,650,000
   MLMCI          111       Spring Valley                         CA             91977      Multifamily                    1,650,000
   MLMCI          149       Austin                                TX             78722      Multifamily                    1,650,000
    GECA           56       Lockbourne                            OH             43137      Manufactured Housing           1,600,000
    GECA           67       Summerville                           SC             29485      Self Storage                   1,600,000
    GECA           51       Mesa                                  AZ             85203      Manufactured Housing           1,600,000
    GECA           36       Sunnyvale                             CA             94086      Unanchored Retail              1,600,000
   MLMCI          106       College Station                       TX             77845      Self Storage                   1,600,000
    GECA           23       Las Vegas                             NV             89103      Multifamily                    1,583,000
   MLMCI          128       Austin                                TX             78722      Multifamily                    1,550,000
   MLMCI          155       Queens                                NY             11423      Multifamily                    1,512,000
   MLMCI          159       Houston                               TX             77076      Multifamily                    1,500,000
   MLMCI          104       Pasadena                              CA             91109      Multifamily                    1,500,000
   MLMCI          121       San Antonio                           TX             78228      Hospitality                    1,500,000
    GECA           40       Grandview                             MO             64030      Unanchored Retail              1,481,500
    GECA           21       Irmo (Columbia)                       SC             29212      Credit Net Lease               1,464,000
   MLMCI          105       Dallas                                TX             75219      Multifamily                    1,450,000
   MLMCI          125       Orange                                TX             77632      Hospitality                    1,450,000
    GECA           75       Eugene                                OR             97402      Self Storage                   1,400,000
   MLMCI          112       Houston                               TX             77036      Multifamily                    1,375,000
    GECA           30       Eugene                                OR             97402      Self Storage                   1,250,000
    GECA           66       North Charleston                      SC             29406      Self Storage                   1,242,000
    GECA           97       Bay City                              MI             48706      Manufactured Housing           1,200,000
    GECA           26       Pembroke Pines                        FL             33024      Unanchored Retail              1,200,000
   MLMCI          130       Augusta                               GA             30909      Hospitality                    1,050,000
   MLMCI          115       Dallas                                TX             75228      Multifamily                    1,000,000
    GECA           38       Lawrence                              KS             66046      Multifamily                      965,000
    GECA           80       Lakeside                              CA             92040      Self Storage                     945,000
    GECA           95       Waldorf                               MD             20601      Self Storage                     880,000
    GECA           54       Lexington Park                        MD             21323      Self Storage                     800,000
    GECA           57       Columbus                              OH             43224      Manufactured Housing             800,000



   MTG.                        CUT-OFF                                  CUMULATIVE % OF
   LOAN       CONTROL           DATE              % OF INITIAL           INITIAL POOL            BORROWER
  SELLER        NO.            BALANCE            POOL BALANCE              BALANCE             AFFILIATED                  CROSSED
===================================================================================================================================
   MLMCI        138        $2,492,701.82              0.36                   86.72          Cntl #'s 140 & 139
   MLMCI        124         2,485,309.53              0.36                   87.08

   MLMCI        101         2,393,133.60              0.35                   87.43
   GECA         83          2,392,623.98              0.35                   87.78          Cntl #21
   GECA         98          2,348,377.83              0.34                   88.12
   GECA         94          2,300,000.00              0.34                   88.46
   GECA         74          2,250,000.00              0.33                   88.78
   MLMCI        108         2,242,758.50              0.33                   89.11
   GECA         73          2,175,000.00              0.32                   89.43
   MLMCI        151         2,098,685.34              0.31                   89.73
   GECA         64          2,020,970.52              0.29                   90.03
   GECA         17          2,007,917.22              0.29                   90.32
   GECA         88          1,997,664.76              0.29                   90.61
   MLMCI        123         1,997,327.95              0.29                   90.90
   MLMCI        102         1,995,955.41              0.29                   91.19

   GECA         58          1,994,337.31              0.29                   91.48

   GECA          9          1,947,966.19              0.28                   91.77
   MLMCI        137         1,899,970.50              0.28                   92.04
   MLMCI        131         1,884,155.58              0.27                   92.32
   GECA         12          1,848,153.70              0.27                   92.59
   MLMCI        150         1,834,315.72              0.27                   92.85
   MLMCI        126         1,829,403.74              0.27                   93.12
   GECA         33          1,796,418.35              0.26                   93.38
   GECA          6          1,791,369.36              0.26                   93.64          Cntl #'s 3,4,5,7 & 62
   MLMCI        157         1,674,124.65              0.24                   93.89
   GECA         41          1,646,873.19              0.24                   94.13
   MLMCI        111         1,646,427.21              0.24                   94.37
   MLMCI        149         1,639,411.13              0.24                   94.61
   GECA         56          1,600,000.00              0.23                   94.84          Cntl # 57
   GECA         67          1,600,000.00              0.23                   95.07          Cntl #'s 65 & 66
   GECA         51          1,595,817.67              0.23                   95.31          Cntl # 84
   GECA         36          1,595,323.74              0.23                   95.54
   MLMCI        106         1,595,202.09              0.23                   95.77
   GECA         23          1,577,377.57              0.23                   96.00
   MLMCI        128         1,543,468.16              0.22                   96.23
   MLMCI        155         1,507,974.94              0.22                   96.44
   MLMCI        159         1,498,919.79              0.22                   96.66
   MLMCI        104         1,495,252.04              0.22                   96.88
   MLMCI        121         1,490,771.10              0.22                   97.10
   GECA         40          1,475,327.06              0.21                   97.31
   GECA         21          1,461,359.36              0.21                   97.53          Cntl # 83
   MLMCI        105         1,445,281.29              0.21                   97.74
   MLMCI        125         1,444,594.52              0.21                   97.95
   GECA         75          1,400,000.00              0.20                   98.15          Cntl #30
   MLMCI        112         1,372,145.46              0.20                   98.35
   GECA         30          1,250,000.00              0.18                   98.53          Cntl # 75
   GECA         66          1,242,000.00              0.18                   98.71          Cntl #'s 65 & 67
   GECA         97          1,198,725.85              0.17                   98.89
   GECA         26          1,197,560.93              0.17                   99.06
   MLMCI        130         1,042,545.82              0.15                   99.22
   MLMCI        115          997,950.81               0.15                   99.36
   GECA         38           964,329.83               0.14                   99.50
   GECA         80           944,015.99               0.14                   99.64          Cntl #'s 78, 79                     Yes
   GECA         95           880,000.00               0.13                   99.77          Cntl #54
   GECA         54           800,000.00               0.12                   99.88          Cntl # 95
   GECA         57           800,000.00               0.12                   100.00         Cntl # 56


                                     Page 7

                                                                                                     STATED        ORIG        REM
 MTG.                                                                                   ORIG          REM         AMORT       AMORT
 LOAN        CONTROL          INTEREST ACCRUAL       MORTGAGE     ADMINISTRATIVE        TERM          TERM         TERM        TERM
SELLER         NO.                 METHOD               RATE         COST RATE         (MOS.)        (MOS.)       (MOS.)      (MOS.)
====================================================================================================================================
 MLMCI         138                 30/360              9.230%          0.105             240          238          240         238
 MLMCI         124                 30/360              9.240           0.105             240          236          240         236

 MLMCI         101                 30/360              8.640           0.105             120          117          300         297
 GECA           83                 30/360              8.030           0.075             252          250          252         250
 GECA           98                 30/360              7.860           0.075             120          119          360         359
 GECA           94               Actual/360            7.530           0.075             120          120          300         300
 GECA           74               Actual/360            7.830           0.075             120          120          300         300
 MLMCI         108               Actual/360            7.930           0.105             180          177          300         297
 GECA           73                 30/360              7.730           0.075             132          132          360         360
 MLMCI         151                 30/360              8.340           0.105             120          119          360         359
 GECA           64                 30/360              8.360           0.075             120          118          300         298
 GECA           17                 30/360              8.090           0.075             84            83          300         299
 GECA           88                 30/360              7.350           0.075             120          119          300         299
 MLMCI         123               Actual/360            7.820           0.105             120          118          360         358
 MLMCI         102                 30/360              8.010           0.105             120          117          360         357

 GECA           58                 30/360              8.230           0.075             120          116          348         344

 GECA           9                Actual/360            8.050           0.075             120          119          300         299
 MLMCI         137                 30/360              9.350           0.105             180          175          180         175
 MLMCI         131                 30/360              9.740           0.105             240          234          240         234
 GECA           12                 30/360              8.320           0.075             120          119          300         299
 MLMCI         150               Actual/360            8.170           0.415             120          117          300         297
 MLMCI         126                 30/360              8.670           0.105             120          114          300         294
 GECA           33                 30/360              8.090           0.075             84            81          360         357
 GECA           6                  30/360              8.260           0.075             120          118          300         298
 MLMCI         157                 30/360              8.775           1.027             120          114          360         354
 GECA           41                 30/360              8.330           0.075             120          117          360         357
 MLMCI         111                 30/360              7.840           0.105             120          118          300         298
 MLMCI         149               Actual/360            8.970           1.208             120          113          300         293
 GECA           56                 30/360              7.850           0.075             84            84          360         360
 GECA           67                 30/360              7.590           0.075             120          120          300         300
 GECA           51                 30/360              8.180           0.075             120          116          360         356
 GECA           36                 30/360              8.510           0.075             120          117          300         297
 MLMCI         106               Actual/360            8.375           0.105             120          117          300         297
 GECA           23                 30/360              8.700           0.075             120          114          360         354
 MLMCI         128                 30/360              8.050           0.105             120          116          300         296
 MLMCI         155                 30/360              8.090           0.345             120          116          360         356
 MLMCI         159                 30/360              7.650           0.105             120          119          360         359
 MLMCI         104                 30/360              8.020           0.105             60            57          300         297
 MLMCI         121                 30/360              8.875           0.105             240          236          240         236
 GECA           40                 30/360              8.120           0.075             120          116          300         296
 GECA           21                 30/360              7.510           0.075             240          239          240         239
 MLMCI         105               Actual/360            7.860           0.105             84            81          300         297
 MLMCI         125                 30/360              8.875           0.105             264          261          264         261
 GECA           75                 30/360              7.630           0.075             120          120          300         300
 MLMCI         112                 30/360              8.100           0.105             120          118          300         298
 GECA           30                 30/360              7.630           0.075             120          120          300         300
 GECA           66                 30/360              7.590           0.075             120          120          300         300
 GECA           97                 30/360              7.940           0.075             120          119          300         299
 GECA           26                 30/360              8.230           0.075             120          118          300         298
 MLMCI         130                 30/360              9.540           0.105             240          235          240         235
 MLMCI         115                 30/360              8.180           0.105             180          178          300         298
 GECA           38               Actual/360            7.830           0.075             120          119          360         359
 GECA           80                 30/360              8.060           0.075             120          119          300         299
 GECA           95                 30/360              8.100           0.075             120          120          300         300
 GECA           54                 30/360              8.100           0.075             120          120          300         300
 GECA           57                 30/360              7.850           0.075             84            84          360         360



 MTG.
 LOAN         CONTROL        ORIGINATION        REPAYMENT         BALLOON / REPAYMENT
SELLER          NO.             DATE              DATE                  BALANCE                  MATURITY TERM
==============================================================================================================
MLMCI           138           09/10/97         10/01/2017                 N/A                      Full Amort
MLMCI           124           07/03/97         08/01/2017                 N/A                      Full Amort

MLMCI           101           08/19/97         09/01/2007             $1,969,096                    Balloon
 GECA           83            09/11/97         10/01/2018                 N/A                      Full Amort
 GECA           98            10/31/97         11/01/2007              2,055,537                      ARD
 GECA           94            11/14/97         12/01/2007              1,869,480                      ARD
 GECA           74            11/14/97         12/01/2007              1,845,098                      ARD
MLMCI           108           08/22/97         09/01/2012              1,441,733                    Balloon
 GECA           73            11/03/97         12/01/2008              1,855,821                      ARD
MLMCI           151           10/03/97         11/01/2007              1,854,871                    Balloon
 GECA           64            09/30/97         10/01/2007              1,650,222                    Balloon
 GECA           17            10/09/97         11/01/2004              1,775,701                      ARD
 GECA           88            10/31/97         11/01/2007              1,587,926                      ARD
MLMCI           123           09/19/97         10/01/2007              1,751,901                    Balloon
MLMCI           102           08/01/97         09/01/2007              1,754,855                    Balloon

 GECA           58            08/01/97         08/01/2007              1,740,342                      ARD

 GECA            9            10/31/97         11/01/2007              1,609,017                      ARD
MLMCI           137           06/17/97         07/01/2012                 N/A                      Full Amort
MLMCI           131           05/28/97         06/01/2017                 N/A                      Full Amort
 GECA           12            10/31/97         11/01/2007              1,506,133                      ARD
MLMCI           150           08/25/97         09/01/2007              1,496,646                    Balloon
MLMCI           126           05/19/97         06/01/2007              1,510,718                    Balloon
 GECA           33            08/15/97         09/01/2004              1,666,598                      ARD
 GECA            6            09/11/97         10/01/2007              1,459,190                      ARD
MLMCI           157           05/05/97         06/01/2007              1,496,269                    Balloon
 GECA           41            08/18/97         09/01/2007              1,457,112                      ARD
MLMCI           111           09/10/97         10/01/2007              1,327,142                    Balloon
MLMCI           149           04/07/97         05/01/2007              1,367,844                    Balloon
 GECA           56            11/10/97         12/01/2004              1,476,622                    Balloon
 GECA           67            11/04/97         12/01/2007              1,278,537                      ARD
 GECA           51            07/02/97         08/01/2007              1,408,746                      ARD
 GECA           36            08/14/97         09/01/2007              1,308,645                      ARD
MLMCI           106           08/21/97         09/01/2007              1,311,497                    Balloon
 GECA           23            05/20/97         06/01/2007              1,407,911                      ARD
MLMCI           128           07/28/97         08/01/2007              1,253,419                    Balloon
MLMCI           155           07/29/97         08/01/2007              1,328,844                    Balloon
MLMCI           159           10/10/97         11/01/2007              1,306,191                    Balloon
MLMCI           104           08/22/97         09/01/2002              1,384,425                    Balloon
MLMCI           121           07/25/97         08/01/2017                 N/A                      Full Amort
 GECA           40            07/31/97         08/01/2007              1,200,142                      ARD
 GECA           21            10/31/97         11/01/2017                 N/A                      Full Amort
MLMCI           105           08/25/97         09/01/2004              1,281,079                    Balloon
MLMCI           125           08/06/97         09/01/2019                 N/A                      Full Amort
 GECA           75            11/05/97         12/01/2007              1,119,904                      ARD
MLMCI           112           09/11/97         10/01/2007              1,113,308                    Balloon
 GECA           30            11/05/97         12/01/2007               999,914                       ARD
 GECA           66            11/04/97         12/01/2007               992,465                       ARD
 GECA           97            10/17/97         11/01/2007               967,678                     Balloon
 GECA           26            09/25/97         10/01/2007               974,777                     Balloon
MLMCI           130           06/05/97         07/01/2017                 N/A                      Full Amort
MLMCI           115           09/12/97         10/01/2012               640,966                     Balloon
 GECA           38            10/31/97         11/01/2007               859,225                       ARD
 GECA           80            10/27/97         11/01/2007               764,375                       ARD
 GECA           95            11/17/97         12/01/2007               712,517                       ARD
 GECA           54            11/17/97         12/01/2007               647,743                       ARD
 GECA           57            11/10/97         12/01/2004               738,311                     Balloon



 MTG.                                                                                                          ANNUAL         UND
 LOAN   CONTROL                                                                                                DEBT          TOTAL
SELLER    NO.                                                       PREPAYMENT RESTRICTIONS                   SERVICE       REVENUE
====================================================================================================================================
 MLMCI    138   10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                                   $274,371    $1,185,891
 MLMCI    124   10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                                    274,566     1,062,255

 MLMCI    101   5 1/4 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                  234,629       398,132
 GECA     83    10 yr lock, > 1% or YM through yr 20 3/4, open last 3 months                                   236,829       411,185
 GECA     98    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     204,176       383,525
 GECA     94    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     204,500       594,216
 GECA     74    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     205,359       422,648
 MLMCI    108   8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                                     209,181       848,088
 GECA     73    6 yr lock, > 1% or YM through yr 10 3/4, open last 3 months                                    186,623       636,770
 MLMCI    151   5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     190,916       557,914
 GECA     64    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     193,383       573,651
 GECA     17    3 yr lock, Year 4 = 4%, Year 5 = 3%, Year 6 = 2%, 1% through Yr 6 3/4, open last 3 months      187,602       525,674
 GECA     88    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     175,023       421,103
 MLMCI    123   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      174,995       485,506
 MLMCI    102   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      176,271       358,400

 GECA     58    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     181,414       386,509

 GECA      9    Yr 1 = 6%, Yr 2 = 5%, Yr 3 = 4%, Yr 4 = 3%, Yr 5= 2%, Yrs 6-8 = 1%, Yrs 9&10 - Open            181,381       404,239
 MLMCI    137   8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                                     239,129       898,766
 MLMCI    131   10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                                    216,112     1,078,009
 GECA     12    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     176,076       590,112
 MLMCI    150   > 1% or YM through yr 9 1/2, open last 6 months                                                172,911       909,431
 MLMCI    126   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      180,330       418,138
 GECA     33    4 yr lock, > 1% or YM through yr 6 3/4, open last 3 months                                     159,850       350,113
 GECA      6    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     169,976       411,028
 MLMCI    157   > 1% or YM through yr 9 1/2, 1% in months 115-117, open last 3 months                          158,959       352,635
 GECA     41    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     149,866       295,304
 MLMCI    111   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      150,727       358,557
 MLMCI    149   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      165,754       425,196
 GECA     56    1 yr lock, Year 2 = 4%, Year 3 = 3%, Year 4 = 2%, Years 5-6 2/3 = 1%, open last 4 months       138,880       588,214
 GECA     67    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     143,012       365,365
 GECA     51    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     143,299       310,505
 GECA     36    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     154,733       287,797
 MLMCI    106   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      154,546       376,972
 GECA     23    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     148,764       314,942
 MLMCI    128   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      144,174       440,498
 MLMCI    155   > 1% or YM through yr 9 1/2, 1% in months 115-117, open last 3 months                          134,274       364,965
 MLMCI    159   5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     127,713       537,161
 MLMCI    104   3 1/4 yr lock, >1% or YM through yr 4 1/2, open last 6 months                                  139,165       285,884
 MLMCI    121   10 yr lock, >1% or YM through yr 19 3/4. open last 3 months                                    160,506       606,538
 GECA     40    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     138,630       328,863
 GECA     21    10 yr lock, > 1% or YM through yr 19 3/4, open last 3 months                                   141,634       173,644
 MLMCI    105   4 yr lock, >1% or YM through yr 6 1/2, open last 6 months                                      133,987       397,636
 MLMCI    125   11 yr lock, >1% or YM through yr 21 3/4, open last 3 months                                    150,150       535,384
 GECA     75    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     125,575       271,999
 MLMCI    112   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months                                      128,445       628,482
 GECA     30    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     112,120       261,679
 GECA     66    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     111,013       262,536
 GECA     97    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     110,570       409,160
 GECA     26    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                     113,344       272,084
 MLMCI    130   10 yr lock, >1% or YM through yr 19 3/4, open last 3 months                                    117,778       472,017
 MLMCI    115   8 yr lock, >1% or YM through yr 14 3/4, open last 3 months                                      94,053       714,911
 GECA     38    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                      83,602       217,165
 GECA     80    4 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                      87,975       216,077
 GECA     95    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                      82,205       212,728
 GECA     54    3 yr lock, > 1% or YM through yr 9 3/4, open last 3 months                                      74,731       224,745
 GECA     57    1 yr lock, Year 2 = 4%, Year 3 = 3%, Year 4 = 2%, Years 5-6 2/3 = 1%, open last 4 months        69,440       304,463



  MTG.                            UND.                               CUT-OFF
  LOAN          CONTROL          TOTAL                  UND.          DATE
 SELLER           NO.           EXPENSE                 NCF           DSCR
=============================================================================
 MLMCI            138          $738,902               $446,990        1.63x
 MLMCI            124           644,366                417,889        1.52

 MLMCI            101            85,708                295,433        1.26
  GECA            83            109,698                285,487        1.21
  GECA            98             86,896                275,935        1.35
  GECA            94            239,621                318,257        1.56
  GECA            74            122,046                265,192        1.29
 MLMCI            108           556,059                292,029        1.40
  GECA            73            366,743                236,896        1.27
 MLMCI            151           303,688                254,225        1.33
  GECA            64            177,111                368,971        1.91
  GECA            17            182,525                274,719        1.46
  GECA            88            127,655                267,678        1.53
 MLMCI            123           274,007                211,499        1.21
 MLMCI            102           105,241                240,834        1.37

  GECA            58            104,671                259,765        1.43

  GECA             9            142,416                261,823        1.44
 MLMCI            137           555,766                343,000        1.43
 MLMCI            131           765,304                312,705        1.45
  GECA            12            247,252                342,860        1.95
 MLMCI            150           693,918                215,512        1.25
 MLMCI            126           188,410                229,728        1.27
  GECA            33            144,527                205,586        1.29
  GECA             6            171,110                239,918        1.41
 MLMCI            157           145,886                206,749        1.30
  GECA            41             72,262                207,324        1.38
 MLMCI            111           150,000                208,558        1.38
 MLMCI            149           225,884                199,311        1.20
  GECA            56            302,629                285,585        2.06
  GECA            67            145,537                219,828        1.54
  GECA            51            113,337                197,168        1.38
  GECA            36             59,193                212,724        1.37
 MLMCI            106           119,026                257,947        1.67
  GECA            23            136,384                178,558        1.20
 MLMCI            128           252,729                187,769        1.30
 MLMCI            155           189,319                175,646        1.31
 MLMCI            159           359,248                177,912        1.39
 MLMCI            104           109,224                176,661        1.27
 MLMCI            121           386,413                220,125        1.37
  GECA            40            103,295                200,974        1.45
  GECA            21              9,582                164,062        1.16
 MLMCI            105           223,818                173,818        1.30
 MLMCI            125           326,403                208,981        1.39
  GECA            75             99,527                172,472        1.37
 MLMCI            112           461,690                166,792        1.30
  GECA            30            104,859                156,821        1.40
  GECA            66            101,009                161,527        1.46
  GECA            97            213,128                196,032        1.77
  GECA            26             87,891                177,761        1.57
 MLMCI            130           289,255                182,761        1.55
 MLMCI            115           553,443                161,468        1.72
  GECA            38             96,053                121,112        1.45
  GECA            80             93,221                122,856        1.40
  GECA            95             95,380                117,348        1.43
  GECA            54            118,496                106,248        1.42
  GECA            57            196,950                107,513        1.55


                                     Page 8


                                                                                                                       LOAN PER
  MTG.                                                        CUT-OFF                           SQ FT, UNITS,        SQ FT, UNIT,
  LOAN          CONTROL          APPRAISED       APPRAISAL      DATE     REPAYMENT     YEAR        PADS                  PAD
 SELLER           NO.              VALUE           YEAR         LTV        LTV        BUILT       OR ROOM              OR ROOM
====================================================================================================================================
 MLMCI            138           $3,750,000         1997        66.47%     0.00%        1970          96 rooms      $25,966 / room
 MLMCI            124            3,850,000         1997        64.55      0.00         1996          54 rooms       46,024/ room

 MLMCI            101            3,200,000         1997        74.79      61.53        1969      67,423 sq. ft.      35.49/ sq. ft.
  GECA            83             3,250,000         1997        73.62       0.00        1988      62,040 sq. ft.      38.57/ sq. ft.
  GECA            98             3,150,000         1997        74.55      65.26        1987      58,705 sq. ft.      40.00/ sq. ft.
  GECA            94             4,200,000         1997        54.76      44.51        1986      59,837 sq. ft.      38.44/ sq. ft.
  GECA            74             3,000,000         1997        75.00      61.50        1973      58,550 sq. ft.      38.43/ sq. ft.
 MLMCI            108            3,000,000         1997        74.76      48.06        1968         141 units       15,906/ unit
  GECA            73             3,000,000         1997        72.50      61.86        1972      68,000 sq. ft.      31.99/ sq. ft.
 MLMCI            151            2,800,000         1997        74.95      66.25        1967         142 units       14,779/ unit
  GECA            64             3,600,000         1997        56.14      45.84        1988      27,569 sq. ft.      73.31/ sq. ft.
  GECA            17             3,100,000         1997        64.77      57.28        1973      92,473 sq. ft.      21.71/ sq. ft.
  GECA            88             3,200,000         1997        62.43      49.62        1987      80,079 sq. ft.      24.95/ sq. ft.
 MLMCI            123            2,500,000         1997        79.89      70.08        1974          86 units       23,225/ unit
 MLMCI            102            2,700,000         1997        73.92      64.99        1981      40,800 sq. ft.      48.92/ sq. ft.

  GECA            58             2,800,000         1997        71.23      62.16        1994      23,542 sq. ft.      84.71/ sq. ft.

  GECA             9             2,600,000         1997        74.92      61.89        1987      75,650 sq. ft.      25.75/ sq. ft.
 MLMCI            137            2,750,000         1997        69.09       0.00        1991          60 rooms       31,666/ room
 MLMCI            131            2,865,000         1997        65.76       0.00        1963         117 rooms       15,572/ room
  GECA            12             2,925,000         1997        63.18      51.49        1988      80,025 sq. ft.      23.20/ sq. ft.
 MLMCI            150            2,500,000         1997        73.37      59.87        1963         168 units       10,919/ unit
 MLMCI            126            2,455,000         1997        74.52      61.54        1965          78 units       23,454/ unit
  GECA            33             2,400,000         1997        74.85      69.44        1983          60 units       29,940/ unit
  GECA             6             2,870,000         1997        62.42      50.84        1993      65,545 sq. ft.      27.33/ sq. ft.
 MLMCI            157            2,100,000         1997        79.72      71.25        1985          48 units       34,878/ unit
  GECA            41             2,300,000         1996        71.60      63.35        1987      25,200 sq. ft.      65.35/ sq. ft.
 MLMCI            111            2,200,000         1997        74.84      60.32        1985          50 units       32,929/ unit
 MLMCI            149            2,140,000         1996        76.61      63.92        1971         104 units       15,764/ unit
  GECA            56             2,800,000         1997        57.14      52.74        1960         183 pads         8,743/ pad
  GECA            67             2,458,000         1997        65.09      52.02        1988      79,035 sq. ft.      20.24/ sq. ft.
  GECA            51             2,160,000         1997        73.88      65.22        1963         117 pads        13,639/ pad
  GECA            36             2,400,000         1997        66.47      54.53        1966      13,260 sq. ft.     120.31/ sq. ft.
 MLMCI            106            2,200,000         1997        72.51      59.61        1995      42,975 sq. ft.      37.12/ sq. ft.
  GECA            23             2,300,000         1997        68.58      61.21        1983          60 units       26,290/ unit
 MLMCI            128            2,100,000         1997        73.50      59.69        1961          78 units       19,788/ unit
 MLMCI            155            2,000,000         1997        75.40      66.44        1939          45 units       33,511/ unit
 MLMCI            159            1,975,000         1997        75.89      66.14        1972         129 units       11,620/ unit
 MLMCI            104            2,150,000         1997        69.55      64.39        1972          34 units       43,978/ unit
 MLMCI            121            2,420,000         1997        61.60       0.00        1994          56 rooms       26,621/ room
  GECA            40             2,000,000         1997        73.77      60.01        1987      34,140 sq. ft.      43.21/ sq. ft.
  GECA            21             1,951,000         1997        74.90       0.00        1997      10,125 sq. ft.     144.33/ sq. ft.
 MLMCI            105            1,830,000         1997        78.98      70.00        1964          68 units       21,254/ unit
 MLMCI            125            2,150,000         1997        67.19       0.00        1964          53 rooms       26,752/ room
  GECA            75             1,960,000         1997        71.43      57.14        1975      40,400 sq. ft.      34.65/ sq. ft.
 MLMCI            112            1,720,000         1997        79.78      64.73        1980         182 units        7,539/ unit
  GECA            30             1,800,000         1997        69.44      55.55        1975      36,844 sq. ft.      33.93/ sq. ft.
  GECA            66             1,865,000         1997        66.60      53.22        1988      46,625 sq. ft.      26.64/ sq. ft.
  GECA            97             2,500,000         1997        47.95      38.71        1973         150 pads         7,992/ pad
  GECA            26             1,650,000         1997        72.58      59.08        1977      16,732 sq. ft.      71.57/ sq. ft.
 MLMCI            130            1,535,000         1997        67.92       0.00        1986          55 rooms       18,955/ room
 MLMCI            115            1,750,000         1997        57.03      36.63        1970         130 units        7,677/ unit
  GECA            38             1,370,000         1997        70.39      62.72        1986          45 units       21,430/ unit
  GECA            80             1,330,000         1997        70.98      57.47        1977      36,390 sq. ft.      25.94/ sq. ft.
  GECA            95             1,200,000         1997        73.33      59.38        1984      25,925 sq. ft.      33.94/ sq. ft.
  GECA            54             1,250,000         1997        64.00      51.82        1984      28,350 sq. ft.      28.22/ sq. ft.
  GECA            57             1,150,000         1997        69.57      64.20        1946         111 pads         7,207/ pad



  MTG.                                              INITIAL
  LOAN          CONTROL          OCCUPANCY         RESERVES           UNDERWRITING
 SELLER           NO.           PERCENTAGE        AT CLOSING           RESERVES
=====================================================================================
 MLMCI            138               N/A         $       -            4% of revenue
 MLMCI            124               N/A                 -            4% of revenue

 MLMCI            101              100%              45,038        0.16 per sq. ft.
  GECA            83                100              23,063        0.12 per sq. ft.
  GECA            98                100              26,750        0.15 per sq. ft.
  GECA            94                90               29,233        0.24 per sq. ft.
  GECA            74                100              23,953        0.36 per sq. ft.
 MLMCI            108               96                5,000         263 per unit
  GECA            73                98              145,500        0.20 per sq. ft.
 MLMCI            151               99                3,750         250 per unit
  GECA            64                100               1,500        0.18 per sq. ft.
  GECA            17                92               20,000        0.16 per sq. ft.
  GECA            88                100               3,500        0.16 per sq. ft.
 MLMCI            123               97                  -           225 per unit
 MLMCI            102               97                  -          0.16 per sq. ft.

  GECA            58                93                  -          0.20 per sq. ft.

  GECA             9                83                  -          0.15 per sq. ft.
 MLMCI            137               N/A                 -            4% of revenue
 MLMCI            131               N/A              29,125          4% of revenue
  GECA            12                88               29,313        0.15 per sq. ft.
 MLMCI            150               94              161,175         225 per unit
 MLMCI            126               95                  -           250 per unit
  GECA            33                100              32,438         301 per unit
  GECA             6                73                7,125        0.10 per sq. ft.
 MLMCI            157               96                6,624         225 per unit
  GECA            41                100              45,800        0.19 per sq. ft.
 MLMCI            111               100                 -           250 per unit
 MLMCI            149               95               32,325         228 per unit
  GECA            56                89               50,625          46 per pad
  GECA            67                93                1,563        0.15 per sq. ft.
  GECA            51                89               35,385          44 per pad
  GECA            36                100               7,500        0.23 per sq. ft.
 MLMCI            106               98                  -          0.15 per sq. ft.
  GECA            23                100              15,500         306 per unit
 MLMCI            128               86                  -           260 per unit
 MLMCI            155               100              34,500         225 per unit
 MLMCI            159               96               24,419         278 per unit
 MLMCI            104               100                 -           250 per unit
 MLMCI            121               N/A                 -            4% of revenue
  GECA            40                96               13,594        0.20 per sq. ft.
  GECA            21                100                 -          0.26 per sq. ft.
 MLMCI            105               99                  -           225 per unit
 MLMCI            125               N/A                 -            4% of revenue
  GECA            75                88                9,825        0.22 per sq. ft.
 MLMCI            112               98               95,000         261 per unit
  GECA            30                86               26,100        0.34 per sq. ft.
  GECA            66                96                1,313        0.15 per sq. ft.
  GECA            97                97               38,313          25 per pad
  GECA            26                94                2,000        0.15 per sq. ft.
 MLMCI            130               N/A                 -            4% of revenue
 MLMCI            115               98               91,500         250 per unit
  GECA            38                98               16,500         257 per unit
  GECA            80                90                  -          0.16 per sq. ft.
  GECA            95                100                 -          0.15 per sq. ft.
  GECA            54                95                  -          0.15 per sq. ft.
  GECA            57                75               13,125          45 per pad


                                                                 LARGEST RETAIL/COMMERCIAL TENANT
 MTG.                                             --------------------------------------------------------------
 LOAN           CONTROL                                                         AREA LEASED              LEASE           CONTROL
SELLER            NO.                             NAME                           (SQ. FT.)              EXP DATE           NO.
==================================================================================================================================
MLMCI             138                                                                                                      138
MLMCI             124                                                                                                      124

MLMCI             101       Reynolds, Inc.                                        67,423               12/31/1998          101
 GECA             83        Sports Authority                                      45,540               01/31/2013          83
 GECA             98        Lowes Food Stores, Inc                                27,360               05/31/2007          98
 GECA             94        A Nu You Salon & Spa                                   8,734               05/31/2002          94
 GECA             74        Goodwill Industries                                   10,200               11/30/2002          74
MLMCI             108                                                                                                      108
 GECA             73        Medical Control, Inc. (300 &   )                      28,421               09/10/2007          73
MLMCI             151                                                                                                      151
 GECA             64        Westport Mgmt - 202 Post Road                          2,680               04/30/1998          64
 GECA             17        Thrift Town                                           22,584               10/31/2003          17
 GECA             88        Artistic Stairs, Ltd.                                 14,196               01/31/1998          88
MLMCI             123                                                                                                      123
MLMCI             102       Pacificsport Print                                     3,836               05/19/1999          102

 GECA             58        OneCare                                                6,445               10/31/2001          58

 GECA              9                                                                                                        9
MLMCI             137                                                                                                      137
MLMCI             131                                                                                                      131
 GECA             12                                                                                                       12
MLMCI             150                                                                                                      150
MLMCI             126                                                                                                      126
 GECA             33                                                                                                       33
 GECA              6                                                                                                        6
MLMCI             157                                                                                                      157
 GECA             41        Prudential Ballard                                     6,000               10/31/1998          41
MLMCI             111                                                                                                      111
MLMCI             149                                                                                                      149
 GECA             56                                                                                                       56
 GECA             67                                                                                                       67
 GECA             51                                                                                                       51
 GECA             36        7-Eleven                                               2,400               08/31/2001          36
MLMCI             106                                                                                                      106
 GECA             23                                                                                                       23
MLMCI             128                                                                                                      128
MLMCI             155                                                                                                      155
MLMCI             159                                                                                                      159
MLMCI             104                                                                                                      104
MLMCI             121                                                                                                      121
 GECA             40        Blockbuster Video                                      6,000               09/01/1999          40
 GECA             21        College Street CVS, Inc                               10,125               10/14/2017          21
MLMCI             105                                                                                                      105
MLMCI             125                                                                                                      125
 GECA             75                                                                                                       75
MLMCI             112                                                                                                      112
 GECA             30                                                                                                       30
 GECA             66                                                                                                       66
 GECA             97                                                                                                       97
 GECA             26        Kenny Rogers Roasters                                  2,400               05/31/2002          26
MLMCI             130                                                                                                      130
MLMCI             115                                                                                                      115
 GECA             38                                                                                                       38
 GECA             80                                                                                                       80
 GECA             95                                                                                                       95
 GECA             54                                                                                                       54
 GECA             57                                                                                                       57

                                                                                                                             ANNEX B

------------------------------------------------------------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                               DECEMBER 18, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                                     $609,129,000 (APPROXIMATE)

                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                             (DEPOSITOR)

                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                                    TOTAL POOL SIZE = $686.3 MILLION (147 LOANS / 154 PROPERTIES)
------------------------------------------------------------------------------------------------------------------------------------
             Moody's/S&P/         Initial       % of                                         Pass-       Weighted       Cash Flow or
                Fitch           Certificate    Initial      Credit                         Through       Average         Principal
  Class       Rating(1)         Balances(2)    Pool(2)      Support        Bond Type         Rate     Life (years)(3)     Window(3)
  -----      ------------       -----------    -------      -------        ---------       -------    ---------------   ------------
Offered Certificates:

   A-1       Aaa/AAA/AAA       $121,657,000     17.7%        28.0%       Fixed Coupon       6.46%           5.0          01/98-03/05
   A-2       Aaa/AAA/AAA        372,509,000     54.3         28.0        Fixed Coupon       6.54%           9.7          03/05-12/07
    B         Aa2/AA/AA          27,454,000      4.0         24.0       Net WAC Coupon       (7)           10.0          12/07-12/07
    C           A2/A/A           41,181,000      6.0         18.0       Net WAC Coupon       (7)           10.5          12/07-11/09
    D        Baa2/BBB/BBB        34,317,000      5.0         13.0       Net WAC Coupon       (7)           12.5          11/09-08/11
    E        Baa3/BBB-/NR        12,011,000      1.7         11.3       Net WAC Coupon       (7)           13.8          08/11-07/12


Private Certificates:

    F            (6)             37,749,000      5.5          5.8        Fixed Coupon       6.25%          15.4          07/12-12/15
    G            (6)              6,863,000      1.0          4.8        Fixed Coupon       6.25%          18.6          12/15-03/17
    H            (6)             12,011,000      1.7          3.0        Fixed Coupon       6.25%          19.9          03/17-03/19
    J            (6)              6,864,000      1.0          2.0        Fixed Coupon       6.25%          22.2          03/19-02/21
    K            (6)             13,726,931      2.0            0        Fixed Coupon       6.25%          24.5          02/21-12/22
   IO         Aaa/NR/AAA            (4)          N/A          N/A      Variable I/O Strip    (5)           10.1          01/98-12/22

----------------

(1)  By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services (except with respect to the Class IO
     Certificates) and Fitch IBCA, Inc.(except with respect to the Class E Certificate).

(2)  Subject to a permitted variance of plus or minus 5%.

(3)  Based on Scenario (1) set forth under "YIELD AND MATURITY CONSIDERATIONS-Weighted Average Life" in the Prospectus Supplement.

(4)  The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal.

(5)  Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of its Components, as described in the prospectus supplement.

(6)  Not offered hereby. Accordingly, any information regarding the terms of any such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

(7)  The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net
     Mortgage Rate minus 1.14%, 1.11%, 0.77% and 0.57%, respectively.

------------------------------------------------------------------------------------------------------------------------------------

KEY FEATURES:

  o  PASS-THROUGH STRUCTURE: Senior/subordinated, sequential pay pass-through bonds.

  o  UNDERWRITER: Merrill Lynch & Co.

  o  DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.

  o  MASTER SERVICER: GE Capital Loan Services, Inc. (formerly GE Capital Asset Management Corporation)

  o  SPECIAL SERVICER: CRIIMI MAE Services Limited Partnership.

  o  TRUSTEE: State Street Bank and Trust Company

  o  MORTGAGE LOAN SELLERS: GE Capital Access, Inc. (73%) ("GECA"), Merrill Lynch Mortgage Capital, Inc. (27%) ("MLMCI").

  o  INTEREST ACCRUAL PERIOD: 1st to the 1st.

  o  DISTRIBUTION: The latter of the 10th day of the month or the 4th business day after the Determination Date.

  o  DETERMINATION DATE: The 5th business day of the month.

  o  DELIVERY: The Depository Trust Company ("DTC") through Cede & Co.

  o  ERISA: Only Classes A-1, A-2 and Class IO Certificates are ERISA eligible subject to certain conditions for eligibility.

  o  SMMEA: None of the Offered Securities is SMMEA eligible.

  o  TAX TREATMENT: REMIC.

  o  OPTIONAL TERMINATION: 1% clean up call.

------------------------------------------------------------------------------------------------------------------------------------
                               |       THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND
    [LOGO]  MERRILL LYNCH      |       PRELIMINARY PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH
           (212) 449-3860      |       SECURITIES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON THE DETAILED INFORMATION
                               |       APPEARING IN THE PROSPECTUS AND PRELIMINARY PROSPECTUS SUPPLEMENT. THIS ANNEX B DOES NOT
                               |       INCLUDE ALL RELEVANT INFORMATION RELATING TO THE SECURITIES AND UNDERLYING ASSETS DESCRIBED
                               |       HEREIN, PARTICULARLY WITH RESPECT TO THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED WITH AN
                               |       INVESTMENT IN SUCH SECURITIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED
                               |       INFORMATION SET FORTH IN THE PROSPECTUS AND PRELIMINARY PROSPECTUS SUPPLEMENT. CERTAIN
                               |       CAPITALIZED TERMS USED HEREIN MAY BE DEFINED IN THE PROSPECTUS OR PRELIMINARY PROSPECTUS
                               |       SUPPLEMENT.
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                             ANNEX B

------------------------------------------------------------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                               DECEMBER 18, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                                     $609,129,000 (APPROXIMATE)

                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                             (DEPOSITOR)

                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                                    TOTAL POOL SIZE = $686.3 MILLION (147 LOANS / 154 PROPERTIES)

OVERVIEW

  o  The transaction is collateralized by 147 multifamily and commercial loans with an aggregate principal balance of approximately
     $686.3 million located throughout 32 states.

  o  94 of the loans, or 73% of the pool balance, were originated or acquired through GECA. Merrill Lynch's Commercial and
     Multifamily Conduit Program originated or acquired fifty-three (53) of the mortgage loans, making up 27% of the total pool balance.

  o  Except where otherwise indicated, percentages (%) represent principal amount of loan or loans compared to the Initial Pool
     Balance.

--------------------------------------------------------------------------      ----------------------------------------------
|                           LOAN INFORMATION                             |      |        PROPERTY TYPE DISTRIBUTION          |
|                                                                        |      |                                            |
| INITIAL POOL BALANCE:       $686.3 million (147 loans / 154            |      |                   # of     % of            |
|                                properties)                             |      |     Type         Props.    Pool     DSCR   |
| AVG./MAX BALANCE:           $4.5 million/$17.6 million                 |      |     ----         ------    ----     ----   |
| Loan Types(1):              All fixed rate; 30% balloons,              |      |                                            |
|                               59% ARD, 12% fully amortizing            |      | Multifamily:       50      35.9%    1.32x  |
| GROSS WAC:                  7.868% (RANGE = 6.97% - 9.74%)             |      | Retail:            37      30.0     1.39x  |
| NET WAC:                    7.775%                                     |      | Self Storage:      29      10.3     1.46x  |
| WTD. AVG. SEASONING:        2 MONTHS (99% ORIGINATED IN 1997)          |      | Man. Housing:      10       8.6     1.33x  |
| WTD. AVG. RTM:              11.75 YEARS                                |      | Hospitality:       15       6.5     1.49x  |
| WTD. AVG. REM. AMORT:       27.33 YEARS                                |      | Industrial:         8       6.2     1.40x  |
| WTD. AVG. DSCR:             1.37X                                      |      | Office:             3       1.7     1.40x  |
| CALL PROTECTION:            Generally, all loans are currently         |      | Med. Office:        2       1.0     1.45x  |
|                               locked out or have yield maintenance.    |      |                   ---     -----     -----  |
| BORROWER CONCENTRATION:     None greater than 5% of the pool           |      | Tot/Avg.          154     100.0%    1.37x  |
| CROSS COLLATERALIZATION:    Three of the mortgage loans (1%), are      |      |                                            |
|                              cross-collateralized or cross-defaulted   |      |                                            |
|                              with one or more Mortgage Loans in the    |      |                                            |
|                              Mortgage Pool.                            |      |                                            |
|                                                                        |      |                                            |
| WAC = WEIGHTED AVERAGE MORTGAGE RATE                                   |      |                                            |
| RTM = REMAINING TERM TO MATURITY                                       |      |                                            |
| (1) PERCENTAGES REFLECT ROUNDING TO THE NEAREST WHOLE NUMBER.          |      |                                            |
--------------------------------------------------------------------------      ----------------------------------------------


------------------------------------------------            -------------------------------------------------------------
|               STATE DISTRIBUTION             |            |                        CUT-OFF LTV's                      |
|              (Total of 32 States)            |            |                                                           |
|                                              |            |                       # of        % of        Cumulative  |
|                             # of      % of   |            |  LTV Range            Loans       Pool         % of Pool  |
|      State                 Props.     Pool   |            |  ---------            -----       -----       ----------  |
|      -----                 ------     -----  |            |  Credit Lease           1           .21            .21    |
| California:                  26       14.4%  |            |  47.95% - 50.00%        1           .17            .39    |
| Texas:                       31       13.3   |            |  50.01% - 60.00%        8          3.75           4.14    |
| Pennsylvania:                 8        8.2   |            |  60.01% - 70.00%       39         19.56          23.70    |
| Florida:                      9        7.3   |            |  70.01% - 80.00%       94         68.79          92.49    |
| All others less than 5%:     80       56.8   |            |  80.01% - 81.01%        5          7.51         100.00    |
|                             ---      -----   |            |                       ---        ------         ------    |
|        Totals               154      100.0%  |            |  Totals               147        100.00%        100.00%   |
|                                              |            |                                                           |
|                                              |            |                                                           |
|                                              |            |  WEIGHTED AVERAGE CUT-OFF LTV = 73.70%.                   |
------------------------------------------------            -------------------------------------------------------------


------------------------------------------------------------       ----------------------------------------------------
|              DEBT SERVICE COVERAGE RATIOS                |       |                   ORIGINAL TERM                  |
|                                                          |       |                                                  |
|                    # of         % of         Cumulative  |       |                              % of          % of  |
| DSCR Range         Loans        Pool         % of Pool   |       |                              Loans         Pool  |
| ----------         -----        ----         ---------   |       |                              -----        -----  |
| Credit Lease          1           .21            .21     |       |  5 Yr Balloon                   1           .22  |
| 1.20x - 1.29x        38         32.85          33.07     |       |  6 to 9 Yr Balloon / ARD       10          7.84  |
| 1.30x - 1.39x        48         30.33          63.39     |       | 10 Yr Balloon / ARD           100         65.58  |
| 1.40x - 1.49x        33         23.43          86.82     |       | 11 to 14 Yr Balloon / ARD       6          7.91  |
| 1.50x - 1.59x        13          5.61          92.44     |       | 15 Yr Balloon / ARD             7          4.16  |
| 1.60x - 1.69x         7          5.61          98.05     |       | 16 to 20 Yr Balloon             2          1.04  |
| 1.70x - 1.79x         4          1.16          99.20     |       | 21 to 25 Yr Balloon             2          1.45  |
| 1.90x - 1.99x         2          0.56          99.77     |       |                                                  |
| 2.00x - 2.06x         1          0.23         100.00     |       | Fully Amortizing               19         11.79  |
|                     ---        ------         ------     |       |                               ---        ------  |
| Totals              147        100.00%        100.00%    |       |   Totals                      147        100.00% |
|                                                          |       |                                                  |
| WEIGHTED AVERAGE DSCR = 1.37X                            |       |                                                  |
------------------------------------------------------------       ----------------------------------------------------


                                                                                                                             ANNEX B

------------------------------------------------------------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                               DECEMBER 18, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                                     $609,129,000 (APPROXIMATE)
                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                             (DEPOSITOR)

                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                                    TOTAL POOL SIZE = $686.3 MILLION (147 LOANS / 154 PROPERTIES)

DESCRIPTION OF PROPERTY TYPES

                                           LOAN/CREDIT CHARACTERISTICS BY PROPERTY TYPE

------------------------------------------------------------------------------------------------------------------------------------
                                                             Wtd.                 Avg.     Highest
                       Initial  Number    % of               Avg.                Initial    Cut-Off                        Loan per
                         Pool     of     Initial   Wtd.    Cut-Off   Wtd. Avg.    Pool      Date       Avg.        Occu-   Sq. Ft.
                       Balance Mortgage    Pool    Avg.     Date     Repayment   Balance    Balance   Property     pancy  Unit, Pad,
  Property Types        (MM)    Props.   Balance   DSCR    LTV (%)    LTV (%)     (MM)      (MM)       Size         (%)    or Room
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY           $246.3      50      35.88    1.32x    77.77%   54.68%     $4.9      $15.8      271 units       96.9%   31,237

RETAIL

 Anchored              179.4      24      26.14    1.38x    72.71    57.53       7.5       17.6    191,909 sq. ft.   96.7      60
 Unanchored             25.2      12       3.67    1.41x    69.30    58.64       2.1        3.4     43,082 sq. ft.   96.8      63
 Credit Net Lease        1.5       1       0.21    1.16x    74.90     0.00       1.5        1.5     10,125 sq. ft.  100.0      144
                       -----      --      -----    -----    -----    -----       ---       ----    ---------------  -----      ----
Retail Subtotals       206.1      37      30.02    1.39x    72.29    57.67       5.6       17.6    172,423 sq. ft.   96.7      61

SELF STORAGE            70.7      29      10.30    1.46x    68.73    51.65       2.4        6.1     80,336 sq. ft.   88.2      42

MAN. HOUSING            58.7      10       8.55    1.33x    74.20    66.67       5.9       15.2       441 pads       96.9    23,184

HOSPITALITY             44.4      15       6.48    1.49x    66.15    20.40       3.0        8.8       112 rooms      NAP     35,179

INDUSTRIAL              42.2       8       6.15    1.40x    72.66    59.30       5.3        9.4    183,557 sq. ft.   96.5      41


OFFICE                  11.3       3       1.65    1.40x    70.35    61.26       3.8        7.2     81,035 sq. ft.  95.84      64

MED. OFFICE              6.6       2        .96    1.45x    77.76    65.47       3.3        3.9     39,368 sq. ft.  96.36      87

------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg./
  Averages            $686.3     154      100.00%  1.37x    73.70%   54.56%     $4.5      $17.6        73,192       89.6%    $15,496
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                             ANNEX B

------------------------------------------------------------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                               DECEMBER 18, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                                     $609,129,000 (APPROXIMATE)

                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                             (DEPOSITOR)

                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                                    TOTAL POOL SIZE = $686.3 MILLION (147 LOANS / 154 PROPERTIES)


PREPAYMENT PROTECTION

  o  Currently 95% of the loans are locked out and 4% are subject to yield maintenance charges.

  o  As described further, 93% of the loans are currently locked out, followed by yield maintenance charges.

  o  All of the loans have yield maintenance charges which are calculated at flat-to-treasuries.


------------------------------------------------------------------------------------------------------------------------------------
                                                               TABLE 1
                                                    PREPAYMENT PREMIUM CATEGORIES
------------------------------------------------------------------------------------------------------------------------------------
                                  Number     Initial       % of      Wtd. Avg.                 % of Wtd. Avg/      Average # of
                                    of         Pool      Initial      Stated      Lockout     Stated Remaining    Months Open to
                                 Mortgage    Balance       Pool      Remaining     Term            Term of          Prepayment
  Prepayment Restriction (A)      Loans        (mm)      Balance     Term(mo.)     (mo.)           Lockout       Prior to Maturity
------------------------------------------------------------------------------------------------------------------------------------
Lockout, then Yield Maintenance    133       $637.7       92.9%         142          54              38%                 9
Yield Maintenance,
  then Percentage Premium            5         20.2        3.0          118           0               0                 11
Lockout, then Percentage Premium     4          9.7        1.4          200          74              37                 34
Lockout, then Defeasance             1          7.2        1.0          120         117              98                  3
Yield Maintenance Only               2          6.9        1.0          116           0               0                  6
Percentage Premium Only              2          4.7        0.7          118           0               0                 24
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTD. AVG./AVG.              147       $686.3      100.0%         141          52              37%                 9
------------------------------------------------------------------------------------------------------------------------------------
                                         Weighted Average Term to End of Lockout: 52 months
              Weighted Average Number of Months Loans are Open to Prepayment Prior to Maturity: 9 months
------------------------------------------------------------------------------------------------------------------------------------


ALLOCATION OF PREPAYMENT PREMIUMS

Prepayment premiums will be allocated between the REMIC Regular Certificates as follows:

     o    Any yield maintenance charges and percentage prepayment premiums will be allocated between the REMIC Regular Certificates based upon a formula which is based, in part, on the relationship between the Pass- Through Rate of the Class currently receiving principal, the mortgage rate of the loan that has prepaid, and the discount rate.

                            =================================================================================
                            ||       % of Prepayment Premium          (Pass-Through Rate - Discount Rate)  ||
                            ||                                     =  -----------------------------------  ||
                            ||   Allocated to Non-IO Certificates       (Mortgage Rate - Discount Rate)    ||
                            =================================================================================

     o    Remainder distributed to Class IO.

     o    In general, this formula provides for an increase in the allocation of prepayment premiums to the Sequential Pay
          Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.

     o    The "Discount Rate" applicable to any Class of Certificates will be equal to the yield (when compounded monthly) on the
          U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.


                                                                                                                             ANNEX B

------------------------------------------------------------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                               DECEMBER 18, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                     $609,129,000 (APPROXIMATE)
                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                            (DEPOSITOR)
                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                                    TOTAL POOL SIZE = $686.3 MILLION (147 LOANS / 154 PROPERTIES)


---------------------------------------------------------------------------------------------------------------
                                           Prepayment Lock-Out /Premium Analysis
---------------------------------------------------------------------------------------------------------------
                           Percentage of Mortgage Pool by Prepayment Restriction Assuming No Prepayment
                   --------------------------------------------------------------------------------------------
                     Current      12 Mo.      24 Mo.     36 Mo.      48 Mo.      60 Mo.    72 Mo.      84 Mo.
    Prepayment         Dec          Dec        Dec         Dec        Dec         Dec        Dec         Dec
    Restriction       1997         1998        1999       2000        2001        2002      2003        2004
---------------------------------------------------------------------------------------------------------------
Locked Out             95.4%       95.0%      91.1%         58.2%    33.4%         18.2%    17.7%      19.1%
Yield Maintenance       3.9         4.0        7.9          40.5     65.3          79.3     77.3       80.1
---------------------------------------------------------------------------------------------------------------

%  Premium
   5.00% - greater      0.7         0.7        0.4           0.4      0.0           0.0      0.0        0.0
   4.00 - 4.99%         0.0         0.4        0.3           0.3      0.4           0.0      0.0        0.0
   3.00 - 3.99%         0.0         0.0        0.4           0.3      0.3           0.4      0.0        0.0
   2.00 - 2.99%         0.0         0.0        0.0           0.4      0.3           0.3      0.4        0.0
   1.00 - 1.99%         0.0         0.0        0.0           0.0      0.4           0.6      0.9        0.8
Open                    0.0         0.0        0.0           0.0      0.0           1.2      3.6        0.0
---------------------------------------------------------------------------------------------------------------
Totals                100.0%      100.0%     100.0%        100.0%   100.0%        100.0%   100.0%     100.0%
Mortgage Pool
Balance ($ millions) $686.3      $678.7     $670.5        $661.6   $651.9        $640.1   $628.8     $567.5
% of Initial Pool
Balance              100.00%       98.9%      97.7%         96.4%    95.0%         93.3%    91.6%      82.7%

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                            Prepayment Lock-Out/Premium Analysis
---------------------------------------------------------------------------------------------------------------
                    Percentage Of Mortgage Pool by Prepayment Restriction Assuming No Prepayment
                   --------------------------------------------------------------------------------------------
                       96 Mo.       108 Mo.   120 Mo.     132 Mo.    144 Mo.    156 Mo.    168 Mo.    180 Mo.
    Prepayment           Dec         Dec       Dec         Dec        Dec        Dec        Dec        Dec
    Restriction         2005        2006       2007       2008       2009        2010      2011        2012
--------------------------------------------------------------------------------------------------------------
Locked Out              13.0%       12.2%      2.2%        0.0%       0.0%       0.0%       0.0%       0.0%
Yield Maintenance       83.4        83.3      88.3        89.8       93.7       96.0       95.4       76.0
--------------------------------------------------------------------------------------------------------------

%  Premium
   5.00% - greater       0.0         0.0       0.0         0.0        0.0        0.0        0.0        0.0
   4.00 - 4.99%          0.0         0.0       3.0         3.2        0.0        0.0        0.0        0.0
   3.00 - 3.99%          2.8         0.0       0.0         0.0        3.9        4.0        4.6        6.4
   2.00 - 2.99%          0.0         0.0       0.0         0.0        0.0        0.0        0.0        0.0
   1.00 - 1.99%          0.0         0.3       0.0         0.0        0.0        0.0        0.0        0.0
Open                     0.8         4.2       6.5         7.0        2.4        0.0        0.0       17.6
--------------------------------------------------------------------------------------------------------------
Totals                 100.0%      100.0%    100.0%      100.0%     100.0%     100.0%     100.0%     100.0%
Mortgage Pool
Balance ($ millions)  $555.2      $541.9    $145.7      $131.1     $104.7      $97.0      $80.4      $54.4
% of Initial Pool
Balance                 80.9%       79.0%     21.2%       19.1%      15.3%      14.1%      11.7%       7.9%

--------------------------------------------------------------------------------------------------------------


                                                                         ANNEX B

-------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]  MORTGAGE SECURITY NEW ISSUE TERM SHEET  DECEMBER 18, 1997
--------------------------------------------------------------------------------
                           $609,129,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
          TOTAL POOL SIZE = $686.3 MILLION (147 LOANS / 154 PROPERTIES)


SPECIAL SERVICER/LOAN MODIFICATIONS

The initial Special Servicer will be CRIIMI MAE Services Limited Partnership. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may modify such loans, if among other things, such modification, in the sole good faith of the Special Servicer, increases the recovery to Certificateholders on a present value basis.

The Special Servicer will be permitted to extend the date on which any Balloon Payment is scheduled to be due.

REMOVAL OF THE SPECIAL SERVICER/CONTROLLING CLASS REPRESENTATIVE

The Pooling and Servicing Agreement permits the holder (or holders) or the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates to replace the Special Servicer. The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its initial Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates (or if no Class of Sequential Pay Certificates has a certificate Balance that is greater than 20% of its initial Certificate Balance and 1% of the aggregate certificate Balance of all Sequential Pay Certificates, the Class of Sequential Pay Certificates with the latest alphabetical class designation). The Class A-1 and Class A-2 Certificates will be treated as one Class.

APPRAISAL REDUCTION

Upon the earliest of the date (each such date, a "Required Appraisal Date") that
(1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgage Property.

As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal.

If any Required Appraisal Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero.

                                                         COMPUTATIONAL MATERIALS
                          MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                         ------------------------------------------------------------------------------------------
                                                       Price/Yield to Maturity Table
                                                             Bond Sensitivities
                                                                 Class A-1
                                                              Bond Type - Fixed

Settlement Date: 12/23/97                                                                 Current Balance:              $121,657,000
Next Payment:     1/10/98                                                                 Current Coupon:                     6.460%

                                                         *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                    Otherwise at Indicated CPR Percentage
                                        --------------------------------------------------------------------------------------------
                   0.00 CPR              5.00 CPR          10.00 CPR          15.00 CPR          25.00 CPR            50.00 CPR
   Price            Yield   Dur         Yield   Dur        Yield   Dur        Yield   Dur        Yield   Dur          Yield   Dur
   -----           ------  ----         ------  ----      -------  ----      -------  ---       -------- ---         -------- -----

   99-00           6.76    4.03         6.76    3.98       6.77    3.93       6.77    3.90       6.78    3.84         6.79    3.74
   99-04           6.72                 6.73               6.74               6.74               6.75                 6.76
   99-08           6.69                 6.70               6.70               6.71               6.72                 6.73
   99-12           6.66                 6.67               6.67               6.68               6.68                 6.69

   99-16           6.63    4.04         6.64    3.99       6.64    3.94       6.64    3.91       6.65    3.85         6.66    3.75
   99-20           6.60                 6.61               6.61               6.61               6.62                 6.63
   99-24           6.57                 6.57               6.58               6.58               6.59                 6.59
   99-28           6.54                 6.54               6.55               6.55               6.55                 6.56

  100-00           6.51    4.04         6.51    3.99       6.51    3.95       6.52    3.91       6.52    3.85         6.53    3.76
  100-04           6.48                 6.48               6.48               6.49               6.49                 6.49
  100-08           6.45                 6.45               6.45               6.45               6.46                 6.46
  100-12           6.42                 6.42               6.42               6.42               6.42                 6.43

  100-16           6.38    4.05         6.39    4.00       6.39    3.96       6.39    3.92       6.39    3.86         6.40    3.76
  100-20           6.35                 6.36               6.36               6.36               6.36                 6.36
  100-24           6.32                 6.33               6.33               6.33               6.33                 6.33
  100-28           6.29                 6.29               6.30               6.30               6.30                 6.30

  101-00           6.26    4.06         6.26    4.01       6.26    3.97       6.26    3.93       6.26    3.87         6.26    3.77
  101-04           6.23                 6.23               6.23               6.23               6.23                 6.23
  101-08           6.20                 6.20               6.20               6.20               6.20                 6.20
  101-12           6.17                 6.17               6.17               6.17               6.17                 6.17

  101-16           6.14    4.07         6.14    4.02       6.14    3.98       6.14    3.94       6.14    3.88         6.13    3.78
  101-20           6.11                 6.11               6.11               6.11               6.11                 6.10
  101-24           6.08                 6.08               6.08               6.08               6.07                 6.07
  101-28           6.05                 6.05               6.05               6.05               6.04                 6.04

  102-00           6.02    4.08         6.02    4.03       6.02    3.98       6.02    3.95       6.01    3.89         6.00    3.79

     WAL            5.0                  4.9                4.9                4.8                4.7                  4.6

1st Prin        1/10/98              1/10/98            1/10/98            1/10/98            1/10/98              1/10/98
    Mat.        3/10/05              2/10/05             1/1/05           12/10/04           12/10/04             11/10/04




* Assumes required application of prepayment penalties allocated to bondholders

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                              COMPUTATIONAL MATERIALS
                               MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                              ------------------------------------------------------------------------------------------
                                                           Price/Yield to Maturity Table
                                                                Bond Sensitivities
                                                                     Class A-2
                                                                 Bond Type - Fixed

Settlement Date:    12/23/97                                                                        Current Balance:    $372,509,000
Next Payment:        1/10/98                                                                        Current Coupon:           6.540%

                                                         *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                    Otherwise at Indicated CPR Percentage
                                      ---------------------------------------------------------------------------------------------
                  0.00 CPR             5.00 CPR           10.00 CPR             15.00 CPR        25.00 CPR          50.00 CPR
   Price          Yield   Dur          Yield     Dur       Yield      Dur        Yield   Dur       Yield   Dur        Yield    Dur
   -----          -----   ---         -------   -----     -------     ----      -------  ----     -------  ---      --------   ----


   99-00          6.75    6.93          6.75    6.92       6.75       6.91       6.75    6.91      6.75    6.90        6.75    6.88
   99-04          6.73                  6.73               6.73                  6.73              6.73                6.74
   99-08          6.71                  6.71               6.72                  6.72              6.72                6.72
   99-12          6.70                  6.70               6.70                  6.70              6.70                6.70

   99-16          6.68    6.94          6.68    6.93       6.68       6.92       6.68    6.92      6.68    6.91        6.68    6.89
   99-20          6.66                  6.66               6.66                  6.66              6.66                6.66
   99-24          6.64                  6.64               6.64                  6.64              6.64                6.65
   99-28          6.62                  6.62               6.62                  6.63              6.63                6.63

  100-00          6.61    6.95          6.61    6.94       6.61       6.93       6.61    6.93      6.61    6.92        6.61    6.90
  100-04          6.59                  6.59               6.59                  6.59              6.59                6.59
  100-08          6.57                  6.57               6.57                  6.57              6.57                6.57
  100-12          6.55                  6.55               6.55                  6.55              6.55                6.55

  100-16          6.53    6.96          6.53    6.95       6.54       6.94       6.54    6.94      6.54    6.93        6.54    6.91
  100-20          6.52                  6.52               6.52                  6.52              6.52                6.52
  100-24          6.50                  6.50               6.50                  6.50              6.50                6.50
  100-28          6.48                  6.48               6.48                  6.48              6.48                6.48

  101-00          6.46    6.97          6.46    6.96       6.46       6.95       6.46    6.95      6.46    6.94        6.47    6.92
  101-04          6.45                  6.45               6.45                  6.45              6.45                6.45
  101-08          6.43                  6.43               6.43                  6.43              6.43                6.43
  101-12          6.41                  6.41               6.41                  6.41              6.41                6.41

  101-16          6.39    6.98          6.39    6.97       6.39       6.96       6.39    6.96      6.39    6.95        6.39    6.93
  101-20          6.38                  6.38               6.38                  6.38              6.38                6.38
  101-24          6.36                  6.36               6.36                  6.36              6.36                6.36
  101-28          6.34                  6.34               6.34                  6.34              6.34                6.34

  102-00          6.32    6.99          6.32    6.98       6.32       6.97       6.32    6.97      6.32    6.96        6.32    6.94

     WAL           9.7                   9.7                9.7                   9.6               9.6                 9.6

1st Prin       3/10/05               2/10/05            1/10/05              12/10/04          12/10/04            11/10/04
    Mat.      12/10/07              12/10/07           12/10/07              12/10/07          12/10/07            12/10/07


* Assumes required application of prepayment penalties allocated to bondholders

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                             COMPUTATIONAL MATERIALS
                            MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                            -----------------------------------------------------------------------------------------
                                                           Price/Yield to Maturity Table
                                                               Bond Sensitivities
                                                                    Class B
                                                               Bond Type - NET WAC

Settlement Date:      12/23/97                                                                    Current Balance:      $27,454,000
Next Payment:          1/10/98                                                                    Current Coupon:            6.705%

                                                   *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                Otherwise at Indicated CPR Percentage
                                      ----------------------------------------------------------------------------------------------
                   0.00 CPR            5.00 CPR           10.00 CPR           15.00 CPR           25.00 CPR           50.00 CPR
   Price         Yield     Dur        Yield     Dur       Yield     Dur       Yield     Dur      Yield     Dur      Yield     Dur
   -----         -----     ---        -----     ---       -----     ---       -----     ---      ------    ---      ------    ---

   99-00           6.86    7.04         6.86    7.04        6.86    7.04        6.86    7.04       6.86    7.04       6.86    7.04
   99-04           6.85                 6.85                6.84                6.84               6.84               6.84
   99-08           6.83                 6.83                6.83                6.83               6.83               6.83
   99-12           6.81                 6.81                6.81                6.81               6.81               6.81

   99-16           6.79    7.05         6.79    7.05        6.79    7.05        6.79    7.05       6.79    7.05       6.79    7.05
   99-20           6.77                 6.77                6.77                6.77               6.77               6.77
   99-24           6.76                 6.76                6.76                6.76               6.76               6.75
   99-28           6.74                 6.74                6.74                6.74               6.74               6.74

  100-00           6.72    7.06         6.72    7.06        6.72    7.06        6.72    7.06       6.72    7.06       6.72    7.06
  100-04           6.70                 6.70                6.70                6.70               6.70               6.70
  100-08           6.69                 6.69                6.69                6.69               6.68               6.68
  100-12           6.67                 6.67                6.67                6.67               6.67               6.67

  100-16           6.65    7.07         6.65    7.07        6.65    7.07        6.65    7.07       6.65    7.07       6.65    7.07
  100-20           6.63                 6.63                6.63                6.63               6.63               6.63
  100-24           6.62                 6.62                6.62                6.61               6.61               6.61
  100-28           6.60                 6.60                6.60                6.60               6.60               6.60

  101-00           6.58    7.08         6.58    7.08        6.58    7.08        6.58    7.08       6.58    7.08       6.58    7.08
  101-04           6.56                 6.56                6.56                6.56               6.56               6.56
  101-08           6.55                 6.55                6.55                6.55               6.54               6.54
  101-12           6.53                 6.53                6.53                6.53               6.53               6.53

  101-16           6.51    7.09         6.51    7.09        6.51    7.09        6.51    7.09       6.51    7.09       6.51    7.09
  101-20           6.49                 6.49                6.49                6.49               6.49               6.49
  101-24           6.48                 6.48                6.48                6.48               6.48               6.48
  101-28           6.46                 6.46                6.46                6.46               6.46               6.46

  102-00           6.44    7.10         6.44    7.10        6.44    7.10        6.44    7.10       6.44    7.10       6.44    7.10

     WAL           10.0                 10.0                10.0                10.0               10.0               10.0

1st Prin       12/10/07             12/10/07            12/10/07            12/10/07           12/10/07           12/10/07
    Mat.       12/10/07             12/10/07            12/10/07            12/10/07           12/10/07           12/10/07


* Assumes required application of prepayment penalties allocated to bondholders

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                      COMPUTATIONAL MATERIALS
                        MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                        -----------------------------------------------------------------------------------------
                                                   Price/Yield to Maturity Table
                                                         Bond Sensitivities
                                                              Class C
                                                         Bond Type - NET WAC

Settlement Date:      12/23/97                                                                    Current Balance:       $41,181,000
Next Payment:          1/10/98                                                                    Current Coupon:             6.735%

                                                      *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                  Otherwise at Indicated CPR Percentage
                                         -----------------------------------------------------------------------------------------
                  0.00 CPR                 5.00 CPR           10.00 CPR          15.00 CPR           25.00 CPR         50.00 CPR
   Price          Yield    Dur           Yield     Dur      Yield     Dur     Yield    Dur       Yield    Dur       Yield     Dur
   -----          -----    ---           -----     ---      -----     ---     -----    ---       -----    ---       -----     ---

   98-16          6.96    7.26            6.96    7.24       6.97    7.23      6.97    7.21       6.97    7.18       6.97    7.14
   98-20          6.95                    6.95               6.95              6.95               6.95               6.95
   98-24          6.93                    6.93               6.93              6.93               6.93               6.93
   98-28          6.91                    6.91               6.91              6.91               6.91               6.91

   99-00          6.90    7.27            6.90    7.25       6.90    7.24      6.90    7.22       6.90    7.19       6.90    7.15
   99-04          6.88                    6.88               6.88              6.88               6.88               6.88
   99-08          6.86                    6.86               6.86              6.86               6.86               6.86
   99-12          6.84                    6.84               6.84              6.84               6.84               6.84

   99-16          6.83    7.28            6.83    7.27       6.83    7.25      6.83    7.23       6.83    7.20       6.83    7.16
   99-20          6.81                    6.81               6.81              6.81               6.81               6.81
   99-24          6.79                    6.79               6.79              6.79               6.79               6.79
   99-28          6.77                    6.77               6.77              6.77               6.77               6.77

  100-00          6.76    7.30            6.76    7.28       6.76    7.26      6.76    7.24       6.76    7.21       6.76    7.17
  100-04          6.74                    6.74               6.74              6.74               6.74               6.74
  100-08          6.72                    6.72               6.72              6.72               6.72               6.72
  100-12          6.71                    6.71               6.71              6.71               6.71               6.70

  100-16          6.69    7.31            6.69    7.29       6.69    7.27      6.69    7.25       6.69    7.23       6.69    7.18
  100-20          6.67                    6.67               6.67              6.67               6.67               6.67
  100-24          6.66                    6.66               6.66              6.65               6.65               6.65
  100-28          6.64                    6.64               6.64              6.64               6.64               6.64

  101-00          6.62    7.32            6.62    7.30       6.62    7.28      6.62    7.26       6.62    7.24       6.62    7.19
  101-04          6.61                    6.60               6.60              6.60               6.60               6.60
  101-08          6.59                    6.59               6.59              6.59               6.59               6.58
  101-12          6.57                    6.57               6.57              6.57               6.57               6.57

  101-16          6.56    7.33            6.55    7.31       6.55    7.29      6.55    7.27       6.55    7.25       6.55    7.20

     WAL          10.5                    10.4               10.4              10.4               10.3               10.2

1st Prin      12/10/07                12/10/07           12/10/07          12/10/07           12/10/07           12/10/07
    Mat.      11/10/09                11/10/09           11/10/09           9/10/09            5/10/09           12/10/08


* Assumes required application of prepayment penalties allocated to bondholders

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                   COMPUTATIONAL MATERIALS
                   MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                   -----------------------------------------------------------------------------------------
                                                 Price/Yield to Maturity Table
                                                     Bond Sensitivities
                                                           Class D
                                                      Bond Type - NET WAC

Settlement Date:   12/23/97                                                                       Current Balance:       $34,317,000
Next Payment:       1/10/98                                                                       Current Coupon:             7.075%

                                                      *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                  Otherwise at Indicated CPR Percentage
                                       ------------------------------------------------------------------------------------------
                 0.00 CPR              5.00 CPR           10.00 CPR          15.00 CPR           25.00 CPR         50.00 CPR
   Price         Yield     Dur         Yield     Dur      Yield     Dur      Yield     Dur      Yield     Dur      Yield     Dur
   -----         -----     ---         -----     ---      -----     ----     ------    ----     ------    ---      -----     ---

   98-16           7.31    7.98          7.31    7.97       7.31    7.95       7.31    7.94       7.31    7.91       7.31    7.84
   98-20           7.30                  7.29               7.29               7.29               7.29               7.29
   98-24           7.28                  7.28               7.28               7.28               7.28               7.28
   98-28           7.26                  7.26               7.26               7.26               7.26               7.26

   99-00           7.25    8.00          7.25    7.98       7.25    7.97       7.25    7.95       7.25    7.92       7.25    7.85
   99-04           7.23                  7.23               7.23               7.23               7.23               7.23
   99-08           7.22                  7.22               7.22               7.22               7.22               7.21
   99-12           7.20                  7.20               7.20               7.20               7.20               7.20

   99-16           7.19    8.01          7.18    8.00       7.18    7.98       7.18    7.97       7.18    7.94       7.18    7.86
   99-20           7.17                  7.17               7.17               7.17               7.17               7.17
   99-24           7.15                  7.15               7.15               7.15               7.15               7.15
   99-28           7.14                  7.14               7.14               7.14               7.14               7.14

  100-00           7.12    8.02          7.12    8.01       7.12    7.99       7.12    7.98       7.12    7.95       7.12    7.88
  100-04           7.11                  7.11               7.11               7.11               7.11               7.10
  100-08           7.09                  7.09               7.09               7.09               7.09               7.09
  100-12           7.08                  7.08               7.08               7.07               7.07               7.07

  100-16           7.06    8.04          7.06    8.02       7.06    8.01       7.06    7.99       7.06    7.96       7.06    7.89
  100-20           7.05                  7.04               7.04               7.04               7.04               7.04
  100-24           7.03                  7.03               7.03               7.03               7.03               7.02
  100-28           7.01                  7.01               7.01               7.01               7.01               7.01

  101-00           7.00    8.05          7.00    8.04       7.00    8.02       7.00    8.01       7.00    7.98       6.99    7.90
  101-04           6.98                  6.98               6.98               6.98               6.98               6.98
  101-08           6.97                  6.97               6.97               6.97               6.97               6.96
  101-12           6.95                  6.95               6.95               6.95               6.95               6.95

  101-16           6.94    8.07          6.94    8.05       6.94    8.04       6.94    8.02       6.93    7.99       6.93    7.92

     WAL           12.5                  12.4               12.4               12.3               12.3               12.1

1st Prin       11/10/09              11/10/09           11/10/09            9/10/09            5/10/09           12/10/08
    Mat.        8/10/11               8/10/11            8/10/11            8/10/11            8/10/11            7/10/11


* Assumes required application of prepayment penalties allocated to bondholders

These tables have been based upon the assumptions described above.
These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                  COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                     -----------------------------------------------------------------------------------------
                                               Price/Yield to Maturity Table
                                                  Bond Sensitivities
                                                        Class E
                                                  Bond Type - NET WAC

Settlement Date:     12/23/97                                                                   Current Balance:         $12,011,000
Next Payment:         1/10/98                                                                   Current Coupon:               7.275%

                                                       *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                                 Otherwise at Indicated CPR Percentage
                                      ----------------------------------------------------------------------------------------------
                0.00 CPR               5.00 CPR             10.00 CPR          15.00 CPR           25.00 CPR           50.00 CPR
   Price        Yield    Dur           Yield   Dur          Yield   Dur        Yield   Dur         Yield   Dur          Yield   Dur
   -----        -----    ---           -----   ---          -----   ---        -----   ---         -----   ---          ------  ---

   98-16        7.52    8.41           7.52    8.39         7.52    8.38       7.51    8.37        7.51    8.35         7.51    8.34
   98-20        7.50                   7.50                 7.50               7.50                7.50                 7.50
   98-24        7.49                   7.49                 7.49               7.48                7.48                 7.48
   98-28        7.47                   7.47                 7.47               7.47                7.47                 7.47

   99-00        7.46    8.42           7.46    8.40         7.46    8.39       7.45    8.38        7.45    8.37         7.45    8.36
   99-04        7.44                   7.44                 7.44               7.44                7.44                 7.44
   99-08        7.43                   7.43                 7.43               7.42                7.42                 7.42
   99-12        7.41                   7.41                 7.41               7.41                7.41                 7.41

   99-16        7.40    8.44           7.40    8.42         7.40    8.41       7.39    8.40        7.39    8.39         7.39    8.37
   99-20        7.38                   7.38                 7.38               7.38                7.38                 7.38
   99-24        7.37                   7.37                 7.37               7.37                7.36                 7.36
   99-28        7.35                   7.35                 7.35               7.35                7.35                 7.35

  100-00        7.34    8.46           7.34    8.44         7.34    8.42       7.34    8.41        7.33    8.40         7.33    8.39
  100-04        7.32                   7.32                 7.32               7.32                7.32                 7.32
  100-08        7.31                   7.31                 7.31               7.31                7.30                 7.30
  100-12        7.29                   7.29                 7.29               7.29                7.29                 7.29

  100-16        7.28    8.47           7.28    8.45         7.28    8.44       7.28    8.43        7.27    8.42         7.27    8.41
  100-20        7.27                   7.26                 7.26               7.26                7.26                 7.26
  100-24        7.25                   7.25                 7.25               7.25                7.25                 7.24
  100-28        7.24                   7.23                 7.23               7.23                7.23                 7.23

  101-00        7.22    8.49           7.22    8.47         7.22    8.45       7.22    8.44        7.22    8.43         7.21    8.42
  101-04        7.21                   7.21                 7.20               7.20                7.20                 7.20
  101-08        7.19                   7.19                 7.19               7.19                7.19                 7.18
  101-12        7.18                   7.18                 7.18               7.17                7.17                 7.17

  101-16        7.16    8.50           7.16    8.48         7.16    8.47       7.16    8.46        7.16    8.45         7.15    8.44

     WAL        13.8                   13.8                 13.7               13.7                13.7                 13.7

1st Prin     8/10/11                8/10/11              8/10/11            8/10/11             8/10/11              7/10/11
    Mat.     7/10/12                6/10/12              4/10/12            3/10/12             2/10/12             12/10/11


* Assumes required application of prepayment penalties allocated to bondholders

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.



                                                                MULTIFAMILY SCHEDULE

                                                                                                             No. Studios
                                                                                                                      Wtg. Avg.
  Control No.  Property Name                              Current Balance    Utilites Tenant pays        # Units     rent/month
 -----------------------------------------------------------------------------------------------------------------------------------
      104      South Madison Apartments                     1,495,252.04            Electric
      105      Establishment Apartments                     1,445,281.29            Electric
      108      Moulin Rouge Apartments                      2,242,758.50           All Bills
      111      Lamar Springs Court Apartments               1,646,427.21         Gas / Electric
      112      Spring Rose Apartments                       1,372,145.46            Electric               32        $255.00
      114      Crossview Courts Apartments                  2,693,920.78            Electric                2        $325.00
      115      Graycliff Apartments                           997,950.81         Gas / Electric
      117      Autumn Sunrise Apartments                    2,538,559.20            Electric
      119      Fountains of Jupiter Apartments              2,494,799.36            Electric               30        $410.00
      120      Fountains of Woodmeadow Apartments           5,588,350.57            Electric
      123      Tanglewood Place Apartments                  1,997,327.95            Electric
      126      Entrada Apartments                           1,829,403.74            Electric                9        $330.00
      127      Oaks at Centreport                          15,494,443.57            Electric               144       $420.00
      128      Seabreeze Apartments                         1,543,468.16             Water
      149      Archways Apartments                          1,639,411.13            Electric               102       $334.00
      150      Britain Way Apartments                       1,834,315.72           All Bills
      151      Tiffanywood/Harmonyrick Apartments           2,098,685.34            Electric
      152      Brandywine Apartments                        5,343,242.53            Electric
      153      Country Hollow Apartments                    4,594,189.84            Electric
      154      Windsail Apartments                          7,116,115.23            Electric
      155      91-61 193rd Street Apts.                     1,507,974.94            Electric                3        $560.00
      156      Rolling Ridge Apartments                     5,026,825.40    Water/Sewer/Gas/Electric
      157      Stonywood Terrace Apartments                 1,674,124.65         Gas / Electric
      158      Village at Lakeside                          2,498,288.20            Electric
      159      Tidwell Park Apartments                      1,498,919.79            Electric
       8       Amber Ridge                                  6,272,148.77            Electric
      10       Bay Pointe North Apartments                  4,544,238.25            Electric
      14       Canyon Point Apartments                      5,320,035.24            Electric
      18       Citrus Creek Apartments                     14,987,631.66      Electric/Water/Sewer
      22       Cypress Pointe Apartments                    7,189,555.06            Electric
      23       Decatur Pines                                1,577,377.57            Electric
      24       Del Pine Terrace                             2,876,604.89          Electric/Gas             28        $373.00
      27       Dogwood Lakes Apartments                     8,981,410.39         Electric/Water
      28       Dover Farms Apartments                      11,783,982.91          Electric/Gas
      33       Forrest Apartments                           1,796,418.35            Electric
      38       Gazebo Apartments                              964,329.83            Electric
      46       Harbor Pointe Apartments                    14,874,000.00          Electric/Gas
      48       Hidden Lake Apartments                       3,295,047.13            Electric
      49       Hunt Club                                    6,445,126.24            Electric
      68       Park Chateau                                 3,117,527.13            Electric
      70       Polo Club Apartments                        14,875,000.00          Electric/Gas
      72       Raintree Apartments                          5,200,000.00            Electric
     85.1      Stone Creek Apts                             3,955,985.92            Electric               32        $600.00
      87       Summer Lake                                  6,600,000.00          Electric/Gas              1        $357.00
      89       The Atriums                                  4,894,137.94            Electric
      90       The Bluffs at Northwoods                     5,641,570.73            Electric
      91       The Links at Joneboro                       15,750,000.00      Electric/Water/Trash
      99       Westwood Village                             5,440,000.00            Electric
      200      Willow Pond Apartments                       6,490,475.59            Electric
      201      Willow Spring Apartments                     5,200,000.00            Electric




                       No. 1 Bedrooms         No. 2 Bedrooms           No. 3 Bedrooms               No. 4 Bedrooms
                              Wtg. Avg.                Wtg. Avg.                 Wtg. Avg.                    Wtg. Avg.
  Control No.     # Units    rent/month     # Units   rent/month     # Units    rent/month        # Units    rent/month
--------------------------------------------------------------------------------------------------------------------------

      104           26        $706.00         8        $818.00
      105           35        $404.29        33        $568.64
      108           59        $413.03        82        $524.80
      111                                    50        $635.74
      112           102       $290.29        48        $375.00
      114           132       $413.64        32        $567.50
      115           70        $371.86        58        $489.31         2        $615.00
      117           113       $418.36        29        $548.10
      119           77        $459.35         1        $650.00
      120           240       $457.79         1        $745.00
      123           73        $474.45        13        $617.31
      126           50        $435.00        19        $575.00
      127           504       $470.54        78        $610.00
      128           24        $445.00        54        $540.00
      149                                                              2        $938.00
      150           44        $398.00        80        $495.00        44        $569.00
      151           28        $306.00        86        $389.42        28        $450.00
      152           232       $325.03        64        $469.00
      153           280       $361.00
      154           200       $398.76        97        $550.55
      155           24        $710.00        18        $744.00
      156           31        $341.00         7        $541.00        76        $602.00
      157                                    48        $644.00
      158           100       $444.20
      159           64        $330.00        57        $425.18         8        $515.00
       8                                     108       $758.61        28        $902.50
      10            80        $375.00        149       $447.65         1        $500.00
      14            60        $464.67        154       $609.58
      18            90        $693.33        156       $848.33
      22            36        $570.00        156       $638.46
      23            44        $440.00        16        $560.00
      24            36        $449.00        48        $505.00
      27            92        $405.43        184       $510.87
      28            164       $627.02        136       $798.66
      33            38        $475.00        22        $575.00
      38             3        $416.00        41        $430.98                                     1         $726.00
      46            96        $600.67        248       $707.58
      48            96        $439.50        42        $573.00         6        $647.00
      49            232       $323.37        163       $397.25
      68            32        $363.88        90        $463.43        38        $553.84
      70            58        $739.84        223       $842.10
      72            128       $480.94        104       $587.69        16        $710.00
     85.1           32        $700.00        56        $834.29
      87            95        $386.00        174       $474.68        18        $606.00
      89            108       $477.22        92        $621.09
      90            42        $570.00        134       $664.12
      91            144       $421.25        288       $555.00
      99            144       $406.00        104       $578.85
      200           96        $430.99        180       $550.42        48        $701.25
      201           160       $470.00        68        $598.09        24        $727.50



                                                                         ANNEX C


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-C2

[LOGO STATE STREET]

REPORT TO CERTIFICATEHOLDERS FOR PAYMENT DATE:
PAYMENT SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                     Pass-Through   Interest      Original    Beginning        Principal       Class Interest    Total P&I    Ending
   Class    CUSIP       Rate         Type         Balance      Balance      Distrib. Amount    Distribution Amt   Payable    Balance
------------------------------------------------------------------------------------------------------------------------------------













                                    Totals:
------------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS PER CERTIFICATE

            -----------------------------------------------------------------------------------------
                          Beginning             Principal          Interest              Ending
            Class     Certificate Factor     Distribution(1)    Distribution(1)    Certificate Factor
            -----------------------------------------------------------------------------------------







            -----------------------------------------------------------------------------------------




                   -------------------------------------------------------------
                   For additional information or with questions, please contact:
                   -------------------------------------------------------------
                                   STATE STREET CORPORATE TRUST
                   -------------------------------------------------------------
                   Bond Analyst:
                   Account Officer:
                   Street Connection:(factor and rate by cusip) (617)664-5500 Street Fax: (617) 664-5600
                   Web Site:  corporatetrust.statestreet.com
                   -------------------------------------------------------------


Disclaimer Notice: This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g., Servicer, Master Servicer, etc.). State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-C2

[LOGO STATE STREET]

REPORT TO CERTIFICATEHOLDERS FOR   PAYMENT DATE:
PAYMENT DETAILS
PRINCIPAL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                         Beginning            Principal        Realized          Appraisal          Reimbrs Add Trust         Ending
      Class               Balance            Distribution       Losses         Reduction Amts       Exp/Realzd Losses        Balance
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
          TOTALS:
          --------------------------------------------------------------------------------------------------------------------------


INTEREST DETAIL


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Ending
           Accrued                                                                                                Prepymt  Balance
         Certificate     Excess Prepaymt       Distributable     Current Unpaid    Payment to    Class Interest   Prems/   Unpaid
Class     Interest     Interest Shortfalls  Certifcate Interest     Interest     Unpaid Interest  Dist  Amount     YMC     Interest
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
          TOTALS:
          --------------------------------------------------------------------------------------------------------------------------


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-C2

[LOGO STATE STREET]

REPORT TO CERTIFICATEHOLDERS FOR  PAYMENT DATE:


ADDITIONAL REPORTING INFORMATION
MORTGAGE LOAN ACTIVITY FOR RELATED PAYMENT DATE:
------------------------------------------------------------------------------------------------------------------------------------
                                                              Beginning
                                                             Agg Stated
  # of Mortgage     Weighted Average Re-   Weighted Average   Principal      Ending Agg Stated    Ending Unpaid        Available
    Loans Outs    maining Term to Maturity   Mortgage Rate     Balance       Principal Balance  Principal Balance   Distribution Amt

------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------
     Current         Current Additional                        Principal
 Realized Losses       Trust Fund Exp         # of Payoffs    Prepayments
--------------------------------------------------------------------------

APPRAISAL REDUCTION INFORMATION:
--------------------------------------------------------------------------------------------------
      Loan #        SPB of Apr Red Loan   All Unpd Int & Fees   Appraised Val  P&I Advance on Loan
--------------------------------------------------------------------------------------------------



AGGREGATE DELINQUENCY INFORMATION FOR RELATED PAYMENT DATE:
                         ----------------------------------------------------------------------
                         One Month            Two Months      3 Months +        Foreclosures
-----------------------------------------------------------------------------------------------
    # of Loans
-----------------------------------------------------------------------------------------------
 Agg Prin Balance
-----------------------------------------------------------------------------------------------




REO PROPERTY WITH FINAL RECOVERY DETERMINATION:
-----------------------------------------------------------------------------------------------
     Mortgage         Basis for Final        All Proceeds    Portion Proceeds    Amount of
      Loan #       Recovery Determination      Received        to Certificat   Realized Loss
-----------------------------------------------------------------------------------------------




LIQUIDATED MORTGAGE LOANS: (OTHER THAN PREPAYMENTS IN FULL)
-----------------------------------------------------------------------------------------------
      Loan               Nature of        Liquidation    Portion of Proceeds        Amount of
        #            Liquidation Event      Proceeds    Payable to Certificate   Realized Loss
-----------------------------------------------------------------------------------------------






                                                  P&I ADVANCE & FEE INFORMATION:
                                                  ADVANCES:
                                                  ------------------------------
                                                   -  Current P&I
                                                   -  Outstanding P&I
                                                   -  Servicing
                                                   -  Nonrecoverable P&I
                                                  Interest on:
                                                   -  P&I Advances
                                                   -  Servicing Advances
                                                  Servicing Compensation:
                                                   -  to Master Servicer
                                                   -  to Special Servicer
                                                  ------------------------------
                                                  LOAN PREPAYMENT INFORMATION:
                                                  ------------------------------
                                                  Loan   #  Amount of Prepayment
                                                  ------------------------------




                                                      Total            0.00
                                                  ------------------------------
                                     PAGE 3

                                                                                                 STATE STREET CORPORATE TRUST
 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                                   WEB: CORPORATETRUST.STATESTREET.COM
 SERIES 1997-C2                                                                                  PAYMENT DATE:
 UNDERWRITER:                                                                                    REPORT

          DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                   Current                                                                     Weighted Averages
                 Scheduled        # of               Aggregate              % Tot    -----------------------------------------------
                 Principal         Mtg              Sched Prin              Sched                       Mnths       Mort
                   Balance        Loans               Balance                Bal     DSCR              to Mat       Rate
------------------------------------------------------------------------------------------------------------------------------------

 less than $1,000,000.00
           $1,000,000.00+
           $2,000,000.00+
           $3,000,000.00+
           $4,000,000.00+
           $5,000,000.00+
           $6,000,000.00+
           $7,000,000.00+
           $8,000,000.00+
          $10,000,000.00+
          $15,000,000.00+
          $20,000,000.00+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES
------------------------------------------------------------------------------------------------------------------------------------

                   Current                                                                     Weighted Averages
                  Mortgage        # of               Aggregate              % Tot    -----------------------------------------------
                  Interest         Mtg              Sched Prin              Sched                      Mnths       Mort
                      Rate        Loans               Balance                Bal     DSCR             to Mat       Rate
------------------------------------------------------------------------------------------------------------------------------------
        less than 8.000%
                  8.000% +
                  8.250% +
                  8.500% +
                  8.750% +
                  9.000% +
                  9.250% +
                  9.500% +
                 10.000% +
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING STATED TERM (BALLOON LOANS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
                 Remaining                                                                     Weighted Averages
                    Stated        # of               Aggregate              % Tot      ---------------------------------------------
                      Term         Mtg              Sched Prin              Sched                    Mnths         Mort
                  (Months)        Loans               Balance                Bal       DSCR          to Mat        Rate
------------------------------------------------------------------------------------------------------------------------------------
              less than 13
                     13-24
                     25-36
                     37-48
                     49-60
                     61-72
                       73+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
                 Remaining                                                                     Weighted Averages
                    Stated        # of              Aggregate             % Tot     ------------------------------------------------
                      Term         Mtg             Sched Prin             Sched                       Mnths       Mort
                  (Months)        Loans              Balance               Bal      DSCR             to Mat       Rate
------------------------------------------------------------------------------------------------------------------------------------
              less than 13
                     13-24
                     25-36
                     37-60
                    61-120
                   121-180
                   181-240
                      241+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             STATE STREET CORPORATE TRUST
 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                               WEB: CORPORATETRUST.STATESTREET.COM
 SERIES 1997-C2                                                                              PAYMENT DATE:
 UNDERWRITER:                                                                                REPORT

DISTRIBUTION BY STATE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted Averages
                                  # of              Aggregate             % Tot    -------------------------------------------------
                                   Mtg              Sched Prin             Sched                  Mnths      Mort
                    States        Loans              Balance               Bal     DSCR           to Mat     Rate
------------------------------------------------------------------------------------------------------------------------------------
Texas
Florida
California
Pennsylvania
Maryland
Arizona
Georgia
New Jersey
Illinois
Massachusetts
Other
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------


DISTRIBUTION OF PROPERTY TYPE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted Averages
                                  # of               Aggregate         % Tot    ----------------------------------------------------
                  Property         Mtg              Sched Prin         Sched                     Mnths        Mort
                     Types        Loans               Balance           Bal     DSCR             to Mat       Rate
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Multifamily
Retail
Hotel
Office
Industrial
Self-Storage
Health Care
Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF SEASONING

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted Averages
                                  # of              Aggregate         % Tot    -----------------------------------------------------
                 Seasoning         Mtg             Sched Prin         Sched                       Mnths       Mort
                  (months)        Loans              Balance           Bal     DSCR               to Mat      Rate
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
              less than 13
                     13-24
                     25-36
                     37-48
                     49-60
                     61-72
                       73+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted Averages
                                  # of             Aggregate          % Tot    -----------------------------------------------------
                                   Mtg            Sched Prin          Sched                      Mnths        Mort
                      DSCR        Loans             Balance            Bal     DSCR              to Mat       Rate
------------------------------------------------------------------------------------------------------------------------------------

                         0
            less than 1.01
              1.01 - 1.109
                1.11-1.209
                1.21-1.309
                1.31-1.409
                1.41-1.509
                1.51-2.009
                     2.01+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------


                                                                                             STATE STREET CORPORATE TRUST
 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                               WEB: CORPORATETRUST.STATESTREET.COM
 SERIES 1997-C2                                                                              PAYMENT DATE:
 UNDERWRITER:                                                                                REPORT


DISTRIBUTION OF LOAN TO VALUE RATIO
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Averages
                      Most                   # of             Aggregate         % Tot     ------------------------------------------
                    Recent                    Mtg            Sched Prin         Sched                        Mnths        Mort
                       LTV                  Loans               Balance           Bal     DSCR              to Mat        Rate
------------------------------------------------------------------------------------------------------------------------------------
                        0
          less than 50.00
                    50.00+
                    60.00+
                    70.00+
                    80.00+
                    90.00+
                   100.00+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF AMORTIZATION TYPE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Weighted Averages
                                             # of             Aggregate         % Tot     ------------------------------------------
              Amortization                    Mtg            Sched Prin         Sched                        Mnths        Mort
                      Type                  Loans               Balance           Bal     DSCR              to Mat        Rate
------------------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon
Fully Amortizing
Other



------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



DISTRIBUTION OF REMAINING AMORTIZATION TERM
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Weighted Averages
                  Original                   # of             Aggregate         % Tot     ------------------------------------------
              Amortization                    Mtg            Sched Prin         Sched                        Mnths        Mort
                      Term                  Loans               Balance           Bal     DSCR              to Mat        Rate
------------------------------------------------------------------------------------------------------------------------------------

0+
120+
240+
270+
300+
330+
370+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------


DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Weighted Averages
                  Original                   # of             Aggregate         % Tot     ------------------------------------------
                   Term to                    Mtg            Sched Prin         Sched                        Mnths        Mort
                  Maturity                  Loans               Balance           Bal     DSCR              to Mat        Rate
------------------------------------------------------------------------------------------------------------------------------------

                        0+
                       72+
                       89+
                      109+
                      121+
                      241+
                      275+
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 STATE STREET CORPORATE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                                    WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1997-C2                                                                                   PAYMENT DATE:
UNDERWRITER:                                                                                     REPORT ID


LOAN LEVEL DETAIL
------------------------------------------------------------------------------------------------------------------------------------
   Offer  Property  Transfer          Maturity  Neg Am        Beg    Note    Sched   Prepay/   Prepay  Paid Thru    Prepmt      Loan
Control#      Type      Date   State      Date   (Y/N)  Sched Bal    Rate      P&I    Liquid     Date       Date   Premium    Status
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------
If state field is blank loan has properties in multiple states.
------------------------------------------------------------------------------------------------------------------------------------
Loan Status:
A= Payment not rec'd. but still in grace period, B= Late payment, but less than 1mo., 0= Current, 1= 1 mo. delinquent,
2= 2mo. delinquent, 3= Three or more mo. delinquent 4= Assumed scheduled payment (performing matured balloon), 7= Foreclosure, 9=REO
------------------------------------------------------------------------------------------------------------------------------------

                                      CSSA
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                         DELINQUENT LOAN STATUS REPORT

                            AS OF ___________________



------------------------------------------------------------------------------------------------------------------------------------
             S4                    S55             S61           S57        S58   S62 or S63      P8           P7           P37
                                                                                                         (a)           (b)
------------------------------------------------------------------------------------------------------------------------------------
                              Short Name                                                                   Scheduled      Total P&I
                                 (When         Property                            Sq. Ft or   Paid Thru     Loan        Advances to
     Prospectus ID            Appropriate)       Type          City        State     Units        Date      Balance         Date
====================================================================================================================================

90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
             P39                   P38                          P25        P10       P11         P58          P54
      (c)                   (d)               (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------------------------------
          Total             Other Advances
       Expenses To            (Taxes &           Total         Current    Current   Monthly     LTM NOI
          Date                 Escrow)         Exposure      Monthly P&I  Interest   Date        Date        LTM NOI
====================================================================================================================================

90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined. It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                                      CSSA
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                         DELINQUENT LOAN STATUS REPORT

                            AS OF ___________________


------------------------------------------------------------------------------------------------------------------------------------
             S4                    S55             S61           S57        S58       P55         P81                       P74
                                                                                                          (f)=P38/P81
------------------------------------------------------------------------------------------------------------------------------------
                              Short Name                                                                   Value using
                                 (When         Property                              LTM      ***Cap Rate   NOI & Cap     Valuation
     Prospectus ID            Appropriate)       Type          City        State    DSCR       Assigned       Rate          Date
====================================================================================================================================

90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
             P75                                                P35        P77       P79         P42          P82
                           (g)=(.92*f)-e       (h)=(g/e)
------------------------------------------------------------------------------------------------------------------------------------
         Appraisal                                             Total
          BPO or             Loss using                      Appraisal                                      Expected
        Internal            90% Appr. or      Estimated      Reduction  Transfer  Resolution   FCL Start    FCL Sale
          Value**            BPO (f)          Recover %      Realized     Date       Date        Date         Date
====================================================================================================================================

90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined. It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                                      CSSA
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                         DELINQUENT LOAN STATUS REPORT

                            AS OF ___________________

------------------------------------------------------------------------------------------------------------------------------------
             S4                    S55             S61           S57        S58       P76

------------------------------------------------------------------------------------------------------------------------------------
                              Short Name
                                 (When         Property                            Workout
     Prospectus ID            Appropriate)       Type          City        State   Strategy   Comments
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------


FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined. It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                                      CSSA
         COMMERICIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                               REO STATUS REPORT
                             AS OF _______________

-----------------------------------------------------------------------------------------------------------------------------------
     S4        S55       S61       S57       S58     S62 or S63       P8       P7        P37       P39       P38
                                                                            (a)        (b)        (c)       (d)      (e)=a+b+c+d
                                                                                                            Other
   Pro-    Short Name   Proper-                                      Paid   Scheduled  Total P&I  Total    Advances
 spectus     (When        ty      City      State    Sq. Ft. or      Thru    Loan      Advances  Expenses  (Taxes &     Total
   ID     Appropriate)   Type                           Unit         Date    Balance    To Date   To Date   Escrow)    Exposure
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
   P25         P11       P58        P54       P81       P74                      P75                                     P35
                               (k)        (j)                     (f)=(k    (g)           (h)=(.92*g)     (i)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Value      Appraisal                                   Total
  Current                LTM       LTM      Cap Rate             using NOI     BPO or     Loss using                    Appraisal
  Monthly    Maturity    NOI       NOI/      Assign   Valuation   As Cap      Internal   92% Appr. or     Estimated    Reduction
    P&I        Date      Date      DSC        ***       Date      Rate        Value**      BFO (f)        Recovery %    Realized
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
--------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.
--------------------------------------------------------------------------------

                                      CSSA
         COMMERICIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                               REO STATUS REPORT
                             AS OF _______________

--------------------------------------------------------------------------------------------------
     S4        S55       S61       S57       S58       S77            P82       P79
   Pro-    Short Name   Proper-                                      REO      Pending
 spectus     (When        ty      City      State    Tranfer      Acquisition  Resolu-
   ID     Appropriate)   Type                          Date          Date     tion Date   Comments
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
--------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.
--------------------------------------------------------------------------------

                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1997-C2
                              Servicer Watch List
                        as of _________________________

------------------------------------------------------------------------------------------------------------------------------------
   S4             S55               S61            S58            P7             P8             P10           P11           P54
------------------------------------------------------------------------------------------------------------------------------------
Prospectus     Short Name       Property Type      State        Scheduled      Paid Thru        Current       Maturity     LTM* DSCR
   ID       (When Appropriate)                                  Loan Balance     Date         Interest Rate    Date
------------------------------------------------------------------------------------------------------------------------------------

List all loans on watch list and reason sorted in decending balance order.












------------------------------------------------------------------------------------------------------------------------------------
Total:                                                                      $
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                      CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1997-C2
                              Servicer Watch List
                        as of _________________________


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                         Comment / Reason on Watch List


--------------------------------------------------------------------------------



























--------------------------------------------------------------------------------

                                     CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1997-C2
                       Historical Loan Modification Report
                        as of _________________________


------------------------------------------------------------------------------------------------------------------------------------
 S4          S57     S58      P49      P48       P7*        P7*            P50*                   P50*         P25*          P25*
------------------------------------------------------------------------------------------------------------------------------------
                                                           Balance
                                               Balance     at  the
                             Mod/             When Sent   Effective                   # Mths
Prospectus                 Extension Effect  to Special    Date of                   for Rate
   ID        City   State   Flag      Date    Servicer   Rehabilitation   Old Rate    Change    New Rate      Old P&I       New P&I
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.


------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:

Total For Loans in Current Month:

                                    # of Loans            $ Balance
Modifications:
Maturity Date Extentions: _____________________________
Total:






------------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
              P11*                  P11*                             P47
--------------------------------------------------------------------------------


                                                  Total #
                                                  Mths for       (1) Realized
                                                 Change of          Loss to
           Old Maturity         New Maturity        Mod             Trust $
--------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.


-------------------------------------------------------------------------------
Total For All Loans:

Total For Loans in Current Month:

                                    # of Loans            $ Balance
Modifications:
Maturity Date Extentions:
Total:


* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
--------------------------------------------------------------------------------

                                     CSSA
         Commercial Mortgage Pass-Through Certificates, Series 1997-C2
                        Loan Payment Modification Report
                        as of _________________________


------------------------------------------------------------------------
 S4          S57
------------------------------------------------------------------------
                        (2) Est.
                         Future
                       Interest Loss
Prospectus               to Trust $
   ID        City    (Rate Reduction)            COMMENT
------------------------------------------------------------------------



THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.


------------------------------------------------------------------------
Total For All Loans:

Total For Loans in Current Month:

                                    # of Loans            $ Balance
Modifications:
Maturity Date Extentions:
Total:

* The information in these columns is from a particular point in time and should not change on this report once assigned.

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                      CSSA
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-C2
                  Historical Loss Estimate Report (REO-Sold or
                               Discounted Payoff)
                         as of _________________________


-----------------------------------------------------------------------------------------------------------------------------------
   S4             S55           S61            S57          S58           P45/P7          P75                               P45
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         (c)=b/a          (a)                  (b)          (d)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                        Latest
Prospectus     Short Name    Property         City         State            %         Appraisal or    Effect               Net Amt
  ID            (When          Type                                      Received       Brokers       Date of  Sales      Received
               Appropriate                                               From Sale      Opinion        Sale    Price      from Sale
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------
  P7            P37          P39+P38
-------------------------------------------------------------------------------------------------------------
 (e)            (f)           (g)          (h)          (i)=d-(f+g+h)      (k)=i-e                 (m)
-------------------------------------------------------------------------------------------------------------

                                                                                         Date
                                                                                         Loss
Scheduled    Total P&I      Total     Servicing Fees                    Actual Losses   Passed  Minor Adj to
 Balance     Advanced      Expenses      Expense         Net Proceeds    Passed thru     thru      Trust
-------------------------------------------------------------------------------------------------------------




---------------------------------------

---------------------------------------
              (n)=k+m         (o)=n/e
---------------------------------------
   Minor
    Adj        Total         Loss % of
   Passed    Loss  with      Scheduled
    thru     Adjustment        Balance
---------------------------------------


                                                                 CSSA
                                      Commercial Mortgage Pass-Through Certificates, Series 1997-C2
                                                 Comparative Financial Status Report
                                                       as of _________________


------------------------------------------------------------------------------------------------------------------------------------
     S4       S57      S58                     P7           P8                    S72         S69      S70       S65        S66
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          ORIGINAL UNDERWRITING
                                                                                               INFORMATION
                                                                               BASIS YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                 Last
                               Property                    Paid     Annual     Financial
Prospectus                      Inspect     Scheduled      Thru      Debt      Info as of      %      Total       $         (1)
    ID       City     State      Date      Loan Balance    Date     Service       Date        Occ    Revenue     NOI        DSCR
------------------------------------------------------------------------------------------------------------------------------------
                                 yy/mm                                            yy/mm
------------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------------------------------






Total:                                      $                      $                           WA     $         $            WA

====================================================================================================================================
                                                                               RECEIVED
FINANCIAL INFORMATION:                                                           LOANS                   BALANCE
                                                                                   #           %          $       %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC <1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC <1:



====================================================================================================================================

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
   P65           P64        P59         P61        P63             P58            P57         P52         P54           P56
------------------------------------------------------------------------------------------------------------------------------------
   2ND PRECEDING ANNUAL OPERATING                                  PRECEDING ANNUAL OPERATING
           INFORMATION                                                     INFORMATION
AS OF _______                       NORMALIZED         AS OF _______                        NORMALIZED
------------------------------------------------------------------------------------------------------------------------------------

Financial                                                        Financial
Info as of        %        Total         $         (1)           Info as of        %         Total          $           (1)
   Date          Occ      Revenue       NOI        DSCR             Date          Occ       Revenue        NOI          DSCR
------------------------------------------------------------------------------------------------------------------------------------
  yy/mm                                                            yy/mm
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






                 WA       $            $            WA                            WA        $             $             WA

====================================================================================================================================
     REQUIRED
       LOANS                   BALANCE
  #               %         $            %







========================================================




------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
   P72          P73          P66         P68          P70          (2)
------------------------------------------------------------------------------------------------------------------------------------
          TRAILING FINANCIAL OR YTD                              NET CHANGE
                INFORMATION
                MONTH REPORTED          ACTUAL                   PRECEDING & BASIS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     %
FS Start       FS End        Total         $           %            %              Total           (1)
  Date          Date        Revenue       NOI         DSC          Occ            Revenue         DSCR
------------------------------------------------------------------------------------------------------------------------------------
  yy/mm        yy/mm
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






                 WA          $            $            WA           WA              $              WA

====================================================================================================================================















------------------------------------------------------------------------------------------------------------------------------------


                                      CSSA

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2

                  FORM OF OPERATING STATEMENT ANALYSIS REPORT
                           AS OF ___________________


PROPERTY OVERVIEW

     Prospectus Number
     Scheduled Balance/Paid to Date
     Property Name
     Property Type
     Property Address, City, State
     Net Rentable Square Feet
     Year Built/Year Renovated          --------------------------------------------------------------------------------------
     Year of Operations                 Underwriting            1994             1995             1996              Trailing
     Occupancy Rate *                   --------------------------------------------------------------------------------------
     Average Rental Rate
                                        * Occupancy rates are year end or the ending date of the financial statement for the period.


 INCOME:                                                                                                             No. of Mos.

     Number of Mos.                                                            Prior Year      Current Yr.          -------------
     Period Ended                       Underwriting            1994             1995             1996              97 Trailing**
     Statement Classification            Base Line           Normalized       Normalized        Normalized          as of   /  /97
     Rental Income (Category 1)        ---------------------------------------------------------------------------------------------
     Rental Income (Category 2)
     Rental Income (Category 3)
     Pass Through/Escalations
     Other Income

                                       ---------------------------------------------------------------------------------------------
 Gross Income                               $0.00               $0.00            $0.00            $0.00                  $0.00



 INCOME:
     Number of Mos.

     Period Ended                            1996-Base           1996-1995
     Statement Classification                 Variance            Variance
     Rental Income (Category 1)        -----------------------------------
     Rental Income (Category 2)
     Rental Income (Category 3)
     Pass Through/Escalations
     Other Income

                                       -----------------------------------
 Gross Income                                    %                   %

                                       Normalized - Full year Financial
                                       statements that have been reviewed by the underwriter or Servicer

                                       ** Servicer will not be expected to
                                       "Normalize" these YTD numbers.



OPERATING EXPENSES:
     Real Estate Taxes
     Property Insurance
     Utilities
     General & Administration
     Repairs and Maintenance
     Management Fees
     Payroll & Benefits Expense
     Advertising & Marketing
     Professional Fees
     Other Expenses
     Ground Rent                        --------------------------------------------------------------------------------------------
  Total Operating Expenses                  $0.00           $0.00        $0.00        $0.00              $0.00       %         %

                                        --------------------------------------------------------------------------------------------
  Operating Expense Ratio

                                        --------------------------------------------------------------------------------------------
  Net Operating Income                      $0.00           $0.00        $0.00        $0.00              $0.00       %         %
                                        --------------------------------------------------------------------------------------------
      Leasing Commissions
      Tenant Improvements
      Replacement Reserve               --------------------------------------------------------------------------------------------
   Total Capital Items                      $0.00           $0.00        $0.00        $0.00              $0.00       %         %

                                        --------------------------------------------------------------------------------------------
   N.O.I. After Capital Items               $0.00           $0.00        $0.00        $0.00              $0.00       %         %
                                        --------------------------------------------------------------------------------------------
Debt Service (per Servicer)                 $0.00           $0.00        $0.00        $0.00              $0.00       %         %
Cash Flow after debt service                $0.00           $0.00        $0.00        $0.00              $0.00       %         %

(1) DSCR: (NOI/Debt Service)

DSCR: (after reserves\Cap exp.)

   Source of Financial Data:

                                         (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:

====================================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1)Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2)Medicaid
3)Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                                      CSSA

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                  FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                          AS OF ______________________

PROPERTY OVERVIEW
     Prospectus Number
     Scheduled Balance/Paid to Date
     Property Name
     Property Type
     Property Address, City, State
     Net Rentable Square Feet
     Year Built/Year Renovated                      --------------------------------------------------------
     Year of Operations                                  Borrower           Adjustment           Normalized
     Occupancy Rate *                               --------------------------------------------------------
     Average Rental Rate
                                                    * Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:                                                  "Year"
     Number of Mos. Annualized                       --------------------------------------------------------
     Period Ended                                        Borrower           Adjustment           Normalized
     Statement Classification                             Actual
     Rental Income (Category 1)                      --------------------------------------------------------
     Rental Income (Category 2)
     Rental Income (Category 3)
     Pass Through/Escalations
     Other Income
                                                     --------------------------------------------------------
 Gross Income                                             $0.00               $0.00                $0.00
                                                     --------------------------------------------------------
                                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      General & Administration
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent                                    --------------------------------------------------------
   Total Operating Expenses                               $0.00               $0.00                 $0.00
                                                     --------------------------------------------------------
   Operating Expense Ratio
                                                     --------------------------------------------------------
   Net Operating Income                                   $0.00               $0.00                 $0.00
                                                     --------------------------------------------------------
      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
                                                     --------------------------------------------------------
   Total Capital Items                                    $0.00               $0.00                 $0.00
                                                     --------------------------------------------------------
   N.O.I. After Capital Items                             $0.00               $0.00                 $0.00
                                                     --------------------------------------------------------
Debt Service (per Servicer)                               $0.00               $0.00                 $0.00
                                                     --------------------------------------------------------
Cash Flow after debt service                              $0.00               $0.00                 $0.00
                                                     --------------------------------------------------------
(1) DSCR: (NOI/Debt Service)

DSCR: (after reserves\Cap exp.)

   Source of Financial Data:

                                                     (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
====================================================================================================================================

This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                                   ----------

         The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

         Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent or non-performing as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

         Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

         Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

         No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

         The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                                   ----------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
     FACTORS" ON PAGE 16 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE
      SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS
              SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                   ----------

         Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

         The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                  DECEMBER 9, 1997

                              PROSPECTUS SUPPLEMENT

       As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

       The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

       No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

       The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250 Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212) 449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
PROSPECTUS SUPPLEMENT ..........................................................................  2
AVAILABLE INFORMATION ..........................................................................  2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..............................................  3
SUMMARY OF PROSPECTUS ..........................................................................  8
RISK FACTORS ................................................................................... 16
  Limited Liquidity ............................................................................ 16
  Limited Assets ............................................................................... 16
  Prepayments; Average Life of Certificates; Yields ............................................ 16
  Limited Nature of Ratings .................................................................... 17
  Risks Associated with Certain Mortgage Loans and Mortgaged Properties ........................ 18
  Balloon Payments; Borrower Default ........................................................... 19
  Credit Support Limitations ................................................................... 19
  Leases and Rents ............................................................................. 19
  Environmental Risks .......................................................................... 20
  ERISA Considerations ......................................................................... 20
  Certain Federal Tax Considerations Regarding REMIC Residual Certificates ..................... 20
  Book-Entry Registration ...................................................................... 20
  Delinquent and Non-Performing Mortgage Loans ................................................. 21
DESCRIPTION OF THE TRUST FUNDS ................................................................. 21
  General ...................................................................................... 21
  Mortgage Loans ............................................................................... 21
    General .................................................................................... 21
    Default and Loss Considerations with Respect to the Mortgage Loans ......................... 22
    Payment Provisions of the Mortgage Loans ................................................... 23
    Mortgage Loan Information in Prospectus Supplements ........................................ 23
  MBS .......................................................................................... 24
  Certificate Accounts ......................................................................... 24
  Credit Support ............................................................................... 24
  Cash Flow Agreements ......................................................................... 25
YIELD AND MATURITY CONSIDERATIONS .............................................................. 25
  General ...................................................................................... 25
  Pass-Through Rate ............................................................................ 25
  Payment Delays ............................................................................... 25
  Certain Shortfalls in Collections of Interest ................................................ 25
  Yield and Prepayment Considerations .......................................................... 26
  Weighted Average Life and Maturity ........................................................... 27
  Controlled Amortization Classes and Companion Classes ........................................ 28
  Other Factors Affecting Yield, Weighted Average Life and Maturity ............................ 28
    Balloon Payments; Extensions of Maturity ................................................... 28
    Negative Amortization ...................................................................... 28
    Foreclosures and Payment Plans ............................................................. 29
    Losses and Shortfalls on the Mortgage Assets ............................................... 29
    Additional Certificate Amortization ........................................................ 29


                                       4

                                                                                               PAGE
                                                                                               ----
THE DEPOSITOR .................................................................................. 30
USE OF PROCEEDS ................................................................................ 30
DESCRIPTION OF THE CERTIFICATES ................................................................ 30
  General ...................................................................................... 30
  Distributions ................................................................................ 30
  Distributions of Interest on the Certificates ................................................ 31
  Distributions of Certificate Principal ....................................................... 32
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations ....................................................................... 32
  Allocation of Losses and Shortfalls .......................................................... 32
  Advances in Respect of Delinquencies ......................................................... 33
  Reports to Certificateholders ................................................................ 33
  Voting Rights ................................................................................ 35
  Termination .................................................................................. 35
  Book-Entry Registration and Definitive Certificates .......................................... 36
DESCRIPTION OF THE POOLING AGREEMENTS .......................................................... 37
  General ...................................................................................... 37
  Assignment of Mortgage Loans; Repurchases .................................................... 37
  Representations and Warranties; Repurchases .................................................. 38
  Certificate Account .......................................................................... 39
    General .................................................................................... 39
    Deposits ................................................................................... 39
    Withdrawals ................................................................................ 40
  Collection and Other Servicing Procedures .................................................... 41
  Modifications, Waivers and Amendments of Mortgage Loans ...................................... 41
  Sub-Servicers ................................................................................ 41
  Special Servicers ............................................................................ 42
  Realization Upon Defaulted Mortgage Loans .................................................... 42
  Hazard Insurance Policies .................................................................... 43
  Due-On-Sale and Due-On-Encumbrance Provisions ................................................ 44
  Servicing Compensation and Payment of Expenses ............................................... 44
  Evidence as to Compliance .................................................................... 45
  Certain Matters Regarding the Master Servicer and the Depositor .............................. 45
  Events of Default ............................................................................ 46
  Rights Upon Event of Default ................................................................. 46
  Amendment .................................................................................... 47
  List of Certificateholders ................................................................... 47
  The Trustee .................................................................................. 47
  Duties of the Trustee ........................................................................ 47
  Certain Matters Regarding the Trustee ........................................................ 48
  Resignation and Removal of the Trustee ....................................................... 48
DESCRIPTION OF CREDIT SUPPORT .................................................................. 48
  General ...................................................................................... 48
  Subordinate Certificates ..................................................................... 49
  Cross-Support Provisions ..................................................................... 49


                                       5

                                                                                               PAGE
                                                                                               ----
  Insurance or Guarantees with Respect to Mortgage Loans ....................................... 49
  Letter of Credit ............................................................................. 49
  Certificate Insurance and Surety Bonds ....................................................... 49
  Reserve Funds ................................................................................ 50
  Credit Support with Respect to MBS ........................................................... 50
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ........................................................ 50
  General ...................................................................................... 50
  Types of Mortgage Instruments ................................................................ 51
  Leases and Rents ............................................................................. 51
  Personalty ................................................................................... 51
  Junior Mortgages; Rights of Senior Lenders ................................................... 51
  Foreclosure .................................................................................. 52
    General .................................................................................... 52
    Foreclosure procedures vary from state to state ............................................ 52
    Judicial Foreclosure ....................................................................... 52
    Non-Judicial Foreclosure/Power of Sale ..................................................... 53
    Limitations on the Rights of Mortgage Lenders .............................................. 53
    Rights of Redemption ....................................................................... 54
    Anti-Deficiency Legislation ................................................................ 54
    Leasehold Considerations ................................................................... 54
  Bankruptcy Laws .............................................................................. 55
  Environmental Considerations ................................................................. 56
    General .................................................................................... 56
    Superlien Laws ............................................................................. 56
    CERCLA ..................................................................................... 56
    Certain Other Federal and State Laws ....................................................... 56
    Additional Considerations .................................................................. 57
  Due-On-Sale and Due-On-Encumbrance ........................................................... 57
  Subordinate Financing ........................................................................ 57
  Default Interest and Limitations on Prepayments .............................................. 58
  Applicability of Usury Laws .................................................................. 58
  Soldiers' and Sailors' Civil Relief Act of 1940 .............................................. 58
  Americans with Disabilities Act .............................................................. 58
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ........................................................ 59
  General ...................................................................................... 59
  REMICs ....................................................................................... 59
    Classification of REMICs ................................................................... 59
    Characterization of Investments in REMIC Certificates ...................................... 60
    Tiered REMIC Structures .................................................................... 60
  Taxation of Owners of REMIC Regular Certificates ............................................. 61
    General .................................................................................... 61
    Original Issue Discount .................................................................... 61
    Market Discount ............................................................................ 63
    Premium .................................................................................... 64
    Realized Losses ............................................................................ 64


                                       6

                                                                                               PAGE
                                                                                               ----
  Taxation of Owners of REMIC Residual Certificates ............................................ 64
    General .................................................................................... 64
    Taxable Income of the REMIC ................................................................ 65
    Basis Rules, Net Losses and Distributions .................................................. 66
    Excess Inclusions .......................................................................... 67
    Noneconomic REMIC Residual Certificates .................................................... 68
    Mark-to-Market Rules ....................................................................... 69
    Possible Pass-Through of Miscellaneous Itemized Deductions ................................. 69
    Sales of REMIC Certificates ................................................................ 69
    Prohibited Transactions Tax and Other Taxes ................................................ 70
    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations .. 71
    Termination ................................................................................ 72
    Reporting and Other Administrative Matters ................................................. 72
    Backup Withholding with Respect to REMIC Certificates ...................................... 72
    Foreign Investors in REMIC Certificates .................................................... 73
  Grantor Trust Funds .......................................................................... 73
    Classification of Grantor Trust Funds ...................................................... 73
  Characterization of Investments in Grantor Trust Certificates ................................ 73
    Grantor Trust Fractional Interest Certificates ............................................. 73
    Grantor Trust Strip Certificates ........................................................... 74
  Taxation of Owners of Grantor Trust Fractional Interest Certificates ......................... 74
    General .................................................................................... 74
    If Stripped Bond Rules Apply ............................................................... 75
    If Stripped Bond Rules Do Not Apply ........................................................ 76
    Market Discount ............................................................................ 77
    Premium .................................................................................... 78
    Taxation of Owners of Grantor Trust Strip Certificates ..................................... 79
    Possible Application of Proposed Contingent Payment Rules .................................. 80
    Sales of Grantor Trust Certificates ........................................................ 80
    Grantor Trust Reporting .................................................................... 80
    Backup Withholding ......................................................................... 81
    Foreign Investors .......................................................................... 81
  STATE AND OTHER TAX CONSEQUENCES ............................................................. 81
  ERISA CONSIDERATIONS ......................................................................... 81
    General .................................................................................... 81
    Plan Asset Regulations ..................................................................... 82
    Prohibited Transaction Exemptions .......................................................... 82
  LEGAL INVESTMENT ............................................................................. 84
  METHOD OF DISTRIBUTION ....................................................................... 85
  LEGAL MATTERS ................................................................................ 86
  FINANCIAL INFORMATION ........................................................................ 86
  RATING ....................................................................................... 86
  INDEX OF PRINCIPAL DEFINITIONS ............................................................... 87

                              SUMMARY OF PROSPECTUS

       The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ......  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor ..................  Merrill Lynch Mortgage Investors, Inc., a
                                wholly-owned limited purpose subsidiary of
                                Merrill Lynch Mortgage Capital Inc. (the
                                "Depositor"). See "The Depositor."

Master Servicer ............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures."

Special Servicer ...........  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Special Servicers."

Trustee ....................  The trustee (the "Trustee") for each series of
                                Certificates will be named in the related
                                Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee."

The Trust Assets ...........  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

   A. Mortgage Assets ......  The Mortgage Assets with respect to each series of
                                Certificates will, in general, consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit into the related Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or other person.

                              As and to the extent described in the related
                                Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (iv) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years, and will have been originated by a person other than the Depositor. See "Description of the Trust Funds--Mortgage Loans."

                              If and to the extent specified in the related
                                Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS."

                              Each Mortgage Asset will be selected by the
                                Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

   B. Certificate Account ..  Each Trust Fund will include one or more accounts
                                (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements-- Certificate Account."

  C. Credit Support ........  If so provided in the related Prospectus
                                Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. See "Risk Factors--Credit Support Limitations," "Description of the Trust Funds--Credit Support" and "Description of Credit Support."

   D. Cash Flow Agreements .  If so provided in the related Prospectus
                                Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements."

Description of Certificates   Each series of Certificates will be issued in one
                                or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                              Each series of Certificates will consist of one or
                                more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal
                                Certificates"); (iii) be entitled to
                                distributions of interest, with
                                disproportionately small, nominal or no
                                distributions of principal (collectively,
                                "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
                                (vi) pro-
                                vide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

                              Each class of Certificates, other than certain
                                classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                              The Certificates will not be guaranteed or insured
                                by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

Distributions of Interest
  on the Certificates ......  Interest on each class of Offered Certificates
                                (other than certain classes of Stripped
                                Principal Certificates and Stripped Interest
                                Certificates and certain REMIC Residual
                                Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields," "Yield and Maturity Considerations," and "Description of the Certificates--Distributions of Interest on the Certificates."

Distributions of Certificate
  Principal ................  Each class of the Certificates of each series
                                (other than certain classes of Stripped Interest Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule (any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Certificate Principal."

Advances ...................  If and to the extent provided in the related
                                Prospectus Supplement, the Master Servicer and/or other specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination ................  If so specified in the related Prospectus
                                Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

Registration of Book-Entry
  Certificates .............  If so provided in the related Prospectus
                                Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the
  Certificates .............  The Certificates of each series will constitute either (i)"regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

   A. REMIC ................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in
                                Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption.

                                See "Certain Federal Income Tax
                                Consequences--REMICs --Taxation of Owners of
                                REMIC Regular Certificates."

                              REMIC Residual Certificates generally will be
                                treated as representing an interest in
                                qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax
                                Consequences--REMICs--Taxation of Owners of
                                REMIC Residual Certificates."

   B. Grantor Trust ........  Unless otherwise provided in the related
                                Prospectus Supplement, Grantor Trust
                                Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates.

                              Owners of Grantor Trust Fractional Interest
                                Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3) of the
                                Code, but will not be so treated for purposes of
                                Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                              It is unclear whether Stripped Interest
                                Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Certain Federal Income Tax Consequences--Grantor Trust Funds."

                              Investors are advised to consult their tax
                                advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations .......  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                Section 4975 of the Code. See "ERISA
                                Considerations" herein and in the related
                                Prospectus Supplement.

Legal Investment ...........  The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .....................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

       In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

       Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

       The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

       Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

       Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

       For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

       The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated; while a class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

       A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow, and thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

       A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the riskthat a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

       Any rating assigned by a Rating Agency to a class of Offered
Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

       The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

       Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

       In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, specialty properties (such as hotels, health care facilities, self-storage facilities and restaurants) are often characterized by substantial operating risk associated with the particular industry or business that is in addition to traditional real estate risk. Also, specialty properties frequently are of such design that they may not be readily converted to alternative uses if that industry or business declines.

       It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

       Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

       Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and therelated Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

       If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

       The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

       A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

       The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

LEASES AND RENTS

       The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

ENVIRONMENTAL RISKS

       Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

ERISA CONSIDERATIONS

       Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

       Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

       If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by

DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

       If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

       The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

       General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

       If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

       Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

       Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

       Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

       Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

       Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

       While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default."

       Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate,(ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

       Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans,(vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

       MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

       Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

       The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

       Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

       The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

       Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

       If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

       If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

       The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

       The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

       With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

       When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

       A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

       The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

       A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

       In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

       The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

       The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

       Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

       The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

       The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

       Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

       The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

       A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

       In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

       Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

       Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage
Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

       A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

       Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

       Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

       The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

       Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

       The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                  THE DEPOSITOR

       Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

       The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

       The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

       Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

       Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

       Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

       Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

       Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

       Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

       If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

       The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

       If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

       Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

       If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

       If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

       The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

       On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

              (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

              (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

              (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

              (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

              (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

              (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

              (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

              (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
       (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

              (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

              (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

              (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

              (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

              (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

              (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

              (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

              (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

              (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

       In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

       Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

       If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

       The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

       Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

       The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

       If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

       If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

       DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

       Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

       DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

       Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the

Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

       Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

       Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

       The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

       A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

       At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

       With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

       The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

       Unless otherwise provided in the related Prospectus Supplement, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

       Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

       The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

       General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

       Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

              (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

              (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

              (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

              (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

              (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

              (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

              (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

              (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

              (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

              (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

              (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

              (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

       Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

              (i) to make distributions to the Certificateholders on each Distribution Date;

              (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

              (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

              (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
       (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

              (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

              (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

              (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

              (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

              (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

              (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

              (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

              (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

              (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

              (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

              (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

              (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

       The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

       The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

       A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

       A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

       Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

       If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

       A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

       The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

       A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

       If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

              (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

              (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

       Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

       If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

       If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

       Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage

Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

       In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

       The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

       Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

       In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

       If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

       Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

       Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

       The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

       Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

       Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

       Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

       So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

       No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

       Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

       Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

       The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

       The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of

Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

       Unless otherwise specified in the related Prospectus Supplement, the Trustee for a series of Certificates will be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

       The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

       If at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

       Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

       Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

       Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

       If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders" equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

       If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

       If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

       If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

       If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

       If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

       If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

       Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

       If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

       If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

       The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

       Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

       There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

       Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

       In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

       In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

       Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.

       The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

       The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

       Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtednesss secured by the mortgage instrument.

       The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of managment and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

       General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

       Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

       Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

       Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

       Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

       Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. SSSS 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

       The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

       Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

       The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

       Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

       Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

       Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

       Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

       Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

       If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

       General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

       Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

       CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

       In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

       The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

       Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws. Further, application or the Act to specific situation has not yet been tested through litigation.

       Certain Other Federal and State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

       In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

       Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

       Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

       If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

       In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

       Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

       Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC

Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for REMIC Regular Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of REMIC Residual Certificates should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert the foregoing withholding tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by (i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section

7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

  GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (a) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities

Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Willkie Farr & Gallagher, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                PAGE
                                                                ----
Accrual Certificates ..........................................   11
Accrued Certificate Interest ..................................   31
Act ...........................................................   56
ADA ...........................................................   58
ARM Loans .....................................................   23
Available Distribution Amount .................................   30
Bankruptcy Code ...............................................   53
Book-Entry Certificates .......................................   13
Cash Flow Agreement ...........................................    1
CERCLA ........................................................   20
Certificate ...................................................    1
Certificate Account ...........................................    9
Certificate Balance ...........................................    2
Certificate Owner .............................................   36
Certificateholder .............................................    1
Closing Date ..................................................   61
Code ..........................................................   13
Commercial Properties .........................................    8
Commission ....................................................    2
Committee Report ..............................................   61
Companion Class ...............................................   12
Contributions Tax .............................................   70
Controlled Amortization Class .................................   12
Cooperatives ..................................................   21
CPR ...........................................................   27
Credit Support ................................................    1
Cut-off Date ..................................................   12
Debt Service Coverage Ratio ...................................   22
Definitive Certificate ........................................   13
Depositor .....................................................    8
Determination Date ............................................   31
Direct Participants ...........................................   36
Distribution Date .............................................   11
Distribution Date Statement ...................................   33
DOL ...........................................................   82
DTC ...........................................................    2
Due Dates .....................................................   23
Due Period ....................................................   33
Duff & Phelps .................................................   82
Equity Participation ..........................................   23
ERISA .........................................................   15
Event of Default ..............................................   46
Excess Funds ..................................................   29
Exchange Act ..................................................    2
Exemption .....................................................   82
FAMC ..........................................................    9
FHLMC .........................................................    9
Fitch .........................................................   82
FNMA ..........................................................    9
Garn Act ......................................................   57
GNMA ..........................................................    9
Grantor Trust Certificates ....................................   13
Grantor Trust Fractional Interest Certificates ................   14
Grantor Trust Fund ............................................   59
Grantor Trust Strip Certificate ...............................   73

                                                                PAGE
                                                                ----
Indirect Participants .........................................   36
Insurance Proceeds ............................................   39
IRS ...........................................................   61
Issue Premium .................................................   66
L/C Bank ......................................................   49
Liquidation Proceeds ..........................................   39
Loan-to-Value Ratio ...........................................   22
Lock-out Expiration Date ......................................   23
Lock-out Period ...............................................   23
Mark-to-Market Regulations.....................................   69
Master Servicer ...............................................    2
MBS ...........................................................    1
MBS Agreement .................................................   24
MBS Issuer ....................................................   24
MBS Servicer ..................................................   24
MBS Trustee ...................................................   24
Merrill Lynch .................................................   85
Moody's .......................................................   82
Mortgage Asset Seller .........................................    9
Mortgage Assets ...............................................    1
Mortgage Loan .................................................    1
Mortgage Notes ................................................   21
Mortgage Rate .................................................    8
Mortgaged Properties ..........................................   21
Mortgages .....................................................   21
Multifamily Properties ........................................    8
Net Leases ....................................................   22
Net Operating Income ..........................................   22
Nonrecoverable Advance ........................................   33
Notional Amount ...............................................   11
OCC............................................................   84
Offered Certificates ..........................................    1
OID Regulations ...............................................   59
Originator ....................................................   21
PAC ...........................................................   28
Participants ..................................................   20
Parties in Interest ...........................................   81
Pass-Through Rate .............................................    2
Permitted Investments .........................................   39
Plans .........................................................   81
Pooling Agreement .............................................   10
Prepayment Assumption .........................................   61
Prepayment Interest Shortfall .................................   26
Prepayment Premium ............................................   23
Prohibited Transactions Tax ...................................   70
Prospectus Supplement .........................................    1
Rating Agency .................................................   15
RCRA ..........................................................   56
Record Date ...................................................   31
Related Proceeds ..............................................   33
Relief Act ....................................................   58
REMIC .........................................................    1
REMIC Certificates ............................................   59
REMIC Provisions ..............................................   59
REMIC Regular Certificates ....................................   13
REMIC Regulations .............................................   59

                                                                PAGE
                                                                ----
REMIC Residual Certificates ...................................   13
REO Property ..................................................   34
Senior Certificates ...........................................   10
Servicing Standard ............................................   41
SMMEA .........................................................   84
SPA ...........................................................   27
Special Servicer ..............................................    2
Standard & Poor's .............................................   82
Stripped Interest Certificates ................................   10
Stripped Principal Certificates ...............................   10
Sub-Servicer ..................................................   41
Sub-Servicing Agreement .......................................   42
Subordinate Certificates ......................................   10
TAC ...........................................................   28
Tiered REMICs .................................................   60
Title V .......................................................   58
Trust Assets ..................................................    2
Trust Fund ....................................................    1
Trustee .......................................................    2
UCC ...........................................................   51
Value .........................................................   22
Voting Rights .................................................   35
Warranting Party ..............................................   38

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         This diskette contains a file: The file "97C2black.xls." The file is a Microsoft Excel, Version 5.0 spreadsheet that provides, in electronic format, the information shown in Annex A of the Prospectus Supplement.

         Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

        NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                                   ----------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary .................................................................   S-5
Risk Factors ............................................................   S-26
Description of the Mortgage Pool ........................................   S-32
Servicing of the Mortgage Loans .........................................   S-47
Description of the Certificates .........................................   S-53
Yield and Maturity Considerations .......................................   S-66
Use of Proceeds .........................................................   S-73
Certain Federal Income Tax Consequences .................................   S-73
ERISA Considerations ....................................................   S-74
Legal Investment ........................................................   S-76
Method of Distribution ..................................................   S-76
Legal Matters ...........................................................   S-77
Ratings .................................................................   S-77
Index of Principal Definitions ..........................................   S-79
Annex A .................................................................   A-1
Annex B .................................................................   B-1
Annex C .................................................................   C-1

                                   PROSPECTUS

Prospectus Supplement ...................................................    2
Available Information ...................................................    2
Incorporation of Certain Information by Reference .......................    3
Summary of Prospectus ...................................................    8
Risk Factors ............................................................   16
Description of the Trust Funds ..........................................   21
Yield and Maturity Considerations .......................................   25
The Depositor ...........................................................   30
Use of Proceeds .........................................................   30
Description of the Certificates .........................................   30
Description of the Pooling Agreements ...................................   37
Description of Credit Support ...........................................   48
Certain Legal Aspects of Mortgage Loans .................................   50
Certain Federal Income Tax Consequences .................................   59
State and Other Tax Considerations ......................................   81
ERISA Considerations ....................................................   81
Legal Investment ........................................................   84
Method of Distribution ..................................................   85
Legal Matters ...........................................................   86
Financial Information ...................................................   86
Rating ..................................................................   86
Index of Principal Definitions ..........................................   87

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==============================================================================
                             MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC.
                                   (DEPOSITOR)


                                  $609,129,000
                                  (APPROXIMATE)
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1997-C2


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                               MERRILL LYNCH & CO.


                                DECEMBER 18, 1997

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